UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12
Gates Industrial Corporation plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION DATED APRIL 15, 2024
In accordance with Rule 14a-6(d) under Regulation 14A, please be advised that Gates Industrial Corporation plc intends to release definitive copies of this proxy statement to security holders on or about April 26, 2024

1144 15th Street, Denver, Colorado 80202, 303.744.1911

Dear Gates Shareholders:

You are cordially invited to attend the 2024 Annual General Meeting of Shareholders of Gates Industrial Corporation plc to be held on Thursday, June 20, 2024, at 10:00 a.m. Mountain Time. In order to provide a consistent and convenient experience to all shareholders regardless of location, we will hold the 2024 Annual General Meeting of Shareholders virtually through a live webcast at www.virtualshareholdermeeting.com/GTES2024. The attached Notice of Annual General Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the meeting and provide detail on the virtual meeting format, including how to register.
In accordance with the Securities and Exchange Commission’s rule allowing companies to furnish proxy materials to their shareholders over the internet, we are primarily furnishing proxy materials to our shareholders of ordinary shares electronically, rather than mailing paper copies of the materials (including our Annual Report on Form 10-K for the fiscal year ended December 30, 2023). On or about April __, 2024, we mailed certain shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access these materials and how to vote their shares. Such notice provides instructions on how you can request a paper copy of these materials by mail, by telephone or by email. If you requested your materials via email, the email contains voting instructions and links to the materials on the internet. You may also read, print and download our annual report and our proxy statement at www.proxyvote.com.
As a shareholder of Gates Industrial Corporation plc, you play an important role for our company by considering and taking action on these matters. We appreciate the time and attention you invest in making thoughtful decisions. Regardless of whether you plan to participate in the meeting, we encourage you to vote your shares as promptly as possible.
Sincerely,

Ivo Jurek
Chief Executive Officer
April __, 2024

Notice of 2024 Annual General Meeting of Shareholders

Time and Date Thursday June 20, 2024 10:00 a.m Mountain Time	Location Live webcast at www.virtualshareholdermeeting.com/GTES2024	Record Date You can vote and attend the AGM if you were a shareholder of record at the close of business on April 22, 2024.

The 2024 Annual General Meeting of Shareholders (“AGM” or the “Meeting”) of Gates Industrial Corporation plc (“Gates” or the “Company”) will be held for the following purposes:
ORDINARY RESOLUTIONS

1	To elect the nine director nominees identified in the proxy statement following this Notice (“Proxy Statement”).
2	To conduct an advisory vote to approve named executive officer (“NEO”) compensation.
3
To conduct an advisory vote on the Company’s directors’ remuneration report (the “Directors’ Remuneration Report”) contained in Appendix A of the Proxy Statement in accordance with the requirements of the United Kingdom (the “U.K.”) Companies Act 2006 (the “Companies Act”).

4	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 28, 2024.
5	To re-appoint Deloitte LLP as the Company’s U.K. statutory auditor under the Companies Act (to hold office until the conclusion of the next annual general meeting at which accounts are laid).
6
To authorize the Audit Committee of the Board of Directors of the Company (the “Board” or “Board of Directors”) to determine the remuneration of Deloitte LLP in its capacity as the Company’s U.K. statutory auditor.

7	To approve the forms of share repurchase contracts attached in Appendix B and Appendix C of the Proxy Statement and repurchase counterparties.
8	To authorize the Board to allot equity securities in the Company.
SPECIAL RESOLUTIONS

9	Subject to the passing of Proposal 8, to authorize the Board to allot equity securities without pre-emptive rights.
The above proposals are more fully described in the Proxy Statement following this Notice, which shall be deemed to form a part of this Notice. As of the date of this Notice, the Company does not know of any other matters to be raised at the 2024 AGM. The Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023 (the “2023 Annual Report”) accompanies the Proxy Statement following this Notice. These documents may also be accessed free of charge at www.proxyvote.com.
You can vote and attend the AGM if you were a shareholder of record at the close of business on April 22, 2024.

On the day of the meeting, please visit www.virtualshareholdermeeting.com/GTES2024 and enter the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card. Online access to the webcast will open approximately 15 minutes prior to the start of the Meeting. There will be no physical meeting location. The meeting will only be conducted via live webcast.
It is important that your shares be represented and voted at the AGM. We encourage you to vote by internet or telephone, or complete, sign and return your proxy prior to the AGM even if you plan to attend.
By Order of the Board of Directors,
Ivo Jurek
Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 20, 2024:
The Notice of Annual General Meeting of Shareholders, Proxy Statement and 2023 Annual Report are being distributed or made available, as the case may be, on or about April __, 2024.

PROXY STATEMENT
For Annual General Meeting
Of Shareholders

To be held on June 20, 2024 at 10:00 a.m. Mountain Time
Questions and Answers About the Meeting and Voting
WHAT IS THE PURPOSE OF THE AGM?
At the AGM, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this Proxy Statement. These matters include the: (1) election of nine directors; (2) advisory approval of the NEO compensation; (3) advisory approval of the Directors’ Remuneration Report attached as Appendix A to this Proxy Statement; (4) ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2024 (“Fiscal 2024”); (5) re-appointment of Deloitte LLP as the Company’s U.K. statutory auditor under the Companies Act; (6) authorization for the Audit Committee of the Board (the “Audit Committee”) to determine the remuneration of Deloitte LLP in its capacity as the Company’s U.K. statutory auditor; (7) approval of the form of share repurchase contracts attached as Appendix B and Appendix C to this Proxy Statement and repurchase counterparties; (8) authorization of the Board to allot equity securities in the Company; and (9) subject to the passing of Proposal 8, authorization of the Board to allot equity securities without pre-emptive rights. Management will be available to respond to questions from shareholders.
WHO IS ENTITLED TO VOTE AT THE AGM?
Only the Company’s shareholders of record at the close of business on April 22, 2024 (the “record date” for the Meeting), are entitled to receive notice of and to participate in the virtual AGM. If you were a shareholder of record on that date, you will be entitled to vote electronically all of the shares you held on that date at the Meeting, or any postponement(s) or adjournment(s) of the Meeting. As of the record date, there were [●] ordinary shares in the capital of the Company in issue, all of which are entitled to be voted at the Meeting. The Company expects the proxy materials and the Notice of Internet Availability of Proxy Materials to be mailed and/or made available to shareholders eligible to vote on or about April [●], 2024.
Any corporation that is a shareholder of record may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at the AGM and the person so authorized shall (on production of a certified copy of such resolution at the Meeting) be entitled to exercise the same powers on behalf of the corporation as that corporation could exercise if it were an individual shareholder of the Company. In the case of joint holders of a share, the vote of the senior holder who tenders a vote, whether in person during the AGM or by proxy, shall be accepted to the exclusion of the vote or votes of the other joint holder or holders, and seniority shall be determined by the order in which the names of the holders stand in the register.
WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF THE COMPANY’S ORDINARY SHARES?
Holders of ordinary shares are entitled to one vote per share on each matter that is submitted to shareholders for approval.
WHO CAN ATTEND THE MEETING?
All shareholders as of the record date may virtually attend the AGM.

Gates Industrial Corporation	1	2024 Proxy Statement

Questions and Answers	Table of Contents
HOW CAN I ATTEND AND VOTE AT THE MEETING?
To attend the AGM, please visit www.virtualshareholdermeeting.com/GTES2024 and enter the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card. Online access to the webcast will open approximately 15 minutes prior to the start of the Meeting. There will be no physical meeting location. The meeting will only be conducted via live webcast. If you encounter any technical difficulties with the virtual meeting during the log in or meeting time, please call the technical support number that will be posted on the virtual meeting log in page. Rules governing conduct at the AGM will be posted on the virtual meeting platform along with an agenda.
WILL I BE ABLE TO PARTICIPATE IN THE VIRTUAL MEETING ON THE SAME BASIS I WOULD BE ABLE TO PARTICIPATE IN A LIVE ANNUAL GENERAL MEETING?
The AGM will be held in a virtual meeting format only and will be conducted via live webcast. The virtual meeting format for the AGM will enable full and equal participation by all of the Company’s shareholders from any place in the world at little to no cost. The Company believes that holding the AGM virtually provides the opportunity for participation by a broader group of shareholders while reducing environmental impacts and the costs associated with planning, holding and arranging logistics for in-person meeting proceedings.
The Company designed the format of the virtual AGM to ensure that its shareholders who attend the AGM will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance shareholder access, participation and communication through online tools. To ensure such an experience, the Company will provide shareholders with the ability to submit appropriate questions real-time during the AGM through the meeting website by typing your question into the “Ask a Question” field and then clicking “Submit.” Management expects to devote a reasonable amount of time for appropriate questions, which include questions and comments related to one of the matters to be voted on by the shareholders and are relevant to shareholders generally.
WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?
Beneficial owners. If your shares are held for you in the name of your broker, bank or other nominee, your shares are held in “street name” and you are considered the “beneficial owner.” As such, these proxy materials or the Notice of Internet Availability of Proxy Materials are being made available or forwarded to you by your broker, bank or other nominee, who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares in accordance with the voting instruction form provided by your bank, broker or other nominee.
Shareholders of record. If you are registered on the register of members of the Company in respect of ordinary shares, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the Company.
WHAT CONSTITUTES A QUORUM?
The presence at the Meeting, in person or by proxy, of the holders of ordinary shares representing at least the majority of the voting rights of all shareholders entitled to vote at the Meeting will constitute a quorum, permitting the Meeting to conduct its business. Shareholders attending via webcast are deemed to be “present” in person. If a quorum is not present at the Meeting, the director(s) present may adjourn the Meeting to a specified time and place not less than one day after the original date.
WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?
Subject to disenfranchisement in accordance with applicable law and/or the Company’s Articles of Association, each of the resolutions shall be decided on a poll in accordance with the Company’s Articles of Association whereby each shareholder present in person or by proxy or by representative (in the case of a corporate shareholder) is entitled to one vote for each ordinary share held.
Certain proposals on which you are being asked to vote are customary or required for public limited companies incorporated in England and Wales to present to shareholders. These proposals may be unfamiliar to shareholders accustomed to proxy statements for companies organized in the United States (“U.S.”) or other jurisdictions. Specifically, proposals 3 and 5 through 9 are customary proposals in accordance with English law.

Gates Industrial Corporation	2	2024 Proxy Statement

Questions and Answers	Table of Contents
The resolutions proposed in proposals 1 through 8 will be proposed as ordinary resolutions, which means that, assuming a quorum is present, each such resolution will be approved if shareholders representing a simple majority (more than 50%) of the votes cast by the shareholders present (in person or by proxy) and entitled to vote, cast a vote in favor thereof. With respect to the non-binding advisory resolutions in proposal 2 (regarding the advisory approval of NEO compensation) and proposal 3 (regarding approval of the Directors’ Remuneration Report), the results of the vote are advisory and will not be legally binding on the Board or any committee thereof to take any action or refrain from taking any action. However, the Board values the opinions of the shareholders as expressed through advisory votes and will carefully consider the outcome of the advisory votes.
The resolution proposed in proposal 9 will be proposed as a special resolution, which means that, assuming a quorum is present, the resolution will be approved if shareholders representing at least 75% of the votes cast by the shareholders present (in person or by proxy) and entitled to vote, cast a vote in favor thereof.
The inspector of election for the AGM shall determine the number of ordinary shares represented at the Meeting, the existence of a quorum and the validity and effect of proxies, and shall count and tabulate ballots and votes and determine the results thereof. Proxies received but marked as abstentions and broker non-votes that are present and entitled to vote will be included in the calculation of the number of shares considered to be present at the Meeting for purposes of determining a quorum. A “broker non-vote” occurs when a person holding shares in street name, such as through a brokerage firm, does not provide instructions as to how to vote those shares and the broker lacks the authority to vote uninstructed shares at its discretion. Abstentions and “broker non-votes” will have no effect on any of the proposals as abstentions and broker non-votes are not considered votes cast and will not be counted as a vote either for or against these proposals.
WHAT ARE THE BOARD’S RECOMMENDATIONS?
The Board recommends a vote FOR each of the proposals submitted for shareholder vote. Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted FOR proposals 1 through 9 and, in accordance with the recommendation of the Board, FOR or AGAINST all other matters that may properly come before the AGM. In the event a shareholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification made.
HOW DO I VOTE?
If you are a shareholder of record, you may use any of the following methods to vote:

Vote by Written Proxy
All shareholders of record who received proxy materials by mail can vote by returning the proxy card. If you received the proxy materials electronically, you may request a proxy card at any time by following the instructions on the voting website.

Vote by Telephone or Internet
All shareholders of record can vote by telephone from the U.S. and Canada using the toll-free telephone number on the proxy card, or through the internet using the procedures and instructions described on the Notice of Internet Availability of Proxy Materials or proxy card.

Vote during the AGM
All shareholders of record may vote in person during the AGM by visiting www.virtualshareholdermeeting.com/GTES2024 and entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card.

If you are a street-name holder (that is, if you hold your shares through a bank, broker, or other nominee), you must vote in accordance with the voting instruction form provided by your bank, broker or other nominee. The availability of telephone or internet voting will depend upon your bank’s, broker’s or other nominee’s voting process.
All advance votes must be received by 11:59 Eastern Time on June 19, 2024. The return of a completed proxy card, or the submission of proxy instructions via the internet or by telephone, will not prevent a shareholder of record from attending and voting at the AGM. If you are a shareholder of record and have appointed a proxy but also attend and vote during the AGM, your proxy appointment will automatically be terminated.
Except as set out in this Proxy Statement, all communications concerning shareholder of record accounts, including address changes, name changes, share transfer requirements and similar issues should be submitted to the Company’s transfer agent, Computershare, at (800) 942-5909 or in writing at 150 Royall Street, Suite 150, Canton, Massachusetts 02021. No other means of communication will be accepted. In particular, you may not use any electronic address provided either in this Proxy Statement or in any related documents to communicate with the Company for any purpose other than those expressly stated.

Gates Industrial Corporation	3	2024 Proxy Statement

Questions and Answers	Table of Contents
ARE MY SHARES VOTED IF I DO NOT PROVIDE A PROXY?
If you are a shareholder of record and do not provide a proxy, you must attend the AGM in order to vote. If you hold ordinary shares through an account with a bank or broker, your shares may be voted by the bank or broker on some matters if you do not provide voting instructions. Under New York Stock Exchange (“NYSE”) rules governing broker non-votes, proposals 1, 2 and 3 are considered non-routine matters for purposes of broker non-votes, and a broker will lack the authority to vote uninstructed shares at its discretion on such proposals. Proposals 4, 5, 6, 7, 8 and 9 are considered routine matters, and a broker will be permitted to exercise its discretion to vote uninstructed shares on these proposals. This means that, if you do not provide voting instructions on proposals 4, 5, 6, 7, 8 or 9, your broker may nevertheless vote your shares on your behalf with respect to the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for Fiscal 2024, the re-appointment of Deloitte LLP as the Company’s U.K. statutory auditor for Fiscal 2024, the authorization of the Audit Committee to determine the remuneration of Deloitte LLP, the approval of the forms of share repurchase contracts and repurchase counterparties, the authorization of the Board to allot equity securities in the Company, and the authorization of the Board to allot equity securities without pre-emptive rights, but cannot vote your shares on any other matters being considered at the AGM.
CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?
Yes. Shareholders of record may revoke a proxy and/or change their vote prior to the completion of voting at the AGM by:
•signing another proxy card or voting instruction form with a later date and delivering it to the Corporate Secretary of the Company, 1144 Fifteenth Street, Suite 1400, Denver, Colorado 80202 by 11:59 Eastern Time on June 19, 2024;
•voting again over the internet or by telephone by 11:59 Eastern Time on June 19, 2024;
•attending and voting during the AGM; or
•notifying the Corporate Secretary in writing by 11:59 Eastern Time on June 19, 2024.
Street name holders who wish to revoke or change their votes should contact the bank, broker or other nominee that holds their shares.
WHO PAYS FOR COSTS RELATING TO THE PROXY MATERIALS AND AGM?
The Company pays for the costs of preparing, assembling and mailing this Proxy Statement, the Notice, the 2023 Annual Report, the proxy card and the U.K. annual report and accounts for the year ended December 30, 2023, and the cost of posting the proxy materials on a website. The Company has engaged Innisfree M&A Incorporated to assist in soliciting proxies for an estimated fee of $30,000, plus expenses. In addition, the Company’s directors, officers and employees may solicit proxies personally and by mail, telephone, facsimile and other electronic means. They receive no compensation in addition to their regular salaries for this work. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse these persons for their expenses in so doing.
SHAREHOLDERS’ REQUESTS UNDER SECTION 527 AND 528 OF THE COMPANIES ACT
Under section 527 of the Companies Act, shareholders meeting the threshold requirements set out in that section have the right to require the Company to publish a statement on a website setting out any matter relating to: (i) the audit of the Company’s accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the AGM; or (ii) any circumstance connected with an auditor of the Company ceasing to hold office since the last annual general meeting.
The Company may not require the shareholders requesting any such website publication to pay its expenses in complying with sections 527 or 528 of the Companies Act. Where the Company is required to place a statement on a website under section 527 of the Companies Act, it must forward the statement to the Company’s auditor no later than the time when it makes the statement available on the website. The business that may be dealt with at the AGM includes any statement that the Company has been required under section 527 of the Companies Act to publish on a website.

Gates Industrial Corporation	4	2024 Proxy Statement

PROPOSAL 1:
Election of Directors

The Board unanimously recommends that shareholders vote “FOR” each nominee to serve as director.
What am I voting on?
The Company’s Articles of Association provide that each director shall retire from office at each annual general meeting of the Company and shall be eligible for re-election. The first proposal for consideration at the AGM is the election of each of the nine candidates named below as a director for a one-year term expiring at the 2025 annual general meeting of shareholders. Each of these candidates is currently a director. Each nominee has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve.
Upon the recommendation of the nominating and governance committee of the Board (the “Nominating and Governance Committee”), the Board has nominated each of the nine directors identified below as a nominee for a one-year term expiring at the 2025 annual general meeting of shareholders or until his or her successor is duly elected and qualified, or until his or her earlier retirement, resignation, disqualification, removal or death. If any director nominee should become unavailable for election prior to the AGM, an event that currently is not anticipated by the Board, either the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Board, or the number of directors may be reduced accordingly.
Set forth on the following pages is biographical and other background information concerning each nominee for director, as well as a discussion of the specific experience, qualifications and skills of each director that helped lead the Board to conclude that each respective director should continue to serve as a member of the Board.
The form of shareholder resolutions for this proposal are set forth under the heading “Shareholder Resolutions for the 2024 Annual General Meeting” in this Proxy Statement.
COMPOSITION OF THE BOARD OF DIRECTORS
The Company’s business and affairs are managed under the direction of its Board , which consists of nine directors. The Board has affirmatively determined that all of the directors, except Mr. Jurek who is the Chief Executive Officer of the Company, are independent under the NYSE listing standards. The Company is party to a shareholders agreement with certain affiliates of Blackstone Inc. (“Blackstone” or the “Sponsor”) who collectively own approximately [27.6]% of our outstanding ordinary shares as of April 22, 2024. This agreement grants the Sponsor the right to designate nominees to the Board subject to the maintenance of certain ownership requirements in the Company. See “Certain Relationships and Related Person Transactions — Shareholders Agreement.” Currently, one of the directors, Mr. Meisel, is a designee of the Sponsor.

Gates Industrial Corporation	5	2024 Proxy Statement

Proposal 1	Table of Contents
DIRECTOR BACKGROUNDS AND QUALIFICATIONS
The following presents the names, ages as of April 22, 2024 and selected biographical information and qualifications for each of the director nominees.

Neil P. Simpkins
Director, Chair of the Board | Age: 58 | Director Since 2017
Neil P. Simpkins has served as a director of Gates Industrial Corporation plc since November 2017 and as the Chair of the Board since January 2020. He has served as a director of Gates entities since 2014. He is currently CEO of Roseberry LLC, a private investment firm, and also provides consulting services to Blackstone, where he was previously a Senior Managing Director of the Corporate Private Equity Group. Since joining Blackstone in 1998, Mr. Simpkins led the acquisitions of TRW Automotive, Vanguard Health Systems, TeamHealth, Apria, Summit Materials, Change Healthcare and Gates. Before joining Blackstone, Mr. Simpkins was a Principal at Bain Capital and worked as a consultant at Bain & Company in the Asia Pacific region and in London. He currently serves as a director of Team Health Holdings, Inc., and previously served as a director of Summit Materials, Inc. from 2009 to 2018, Apria, Inc from 2008 to 2022 and Change Healthcare, Inc. from 2011 to 2022.

In particular, the Board considered Mr. Simpkins’ significant financial and business experience, including as a former Senior Managing Director of the Corporate Private Equity Group at Blackstone and a former Principal at Bain Capital, when selecting him as a nominee.

Ivo Jurek
Director, Chief Executive Officer | Age: 59 | Director Since 2017
Ivo Jurek has served as a director of Gates Industrial Corporation plc since its formation in September 2017 and has served as the Chief Executive Officer and a director of Gates entities since May 2015. Mr. Jurek oversees and manages all of Gates’ departments and lines of products and services globally. As Chief Executive Officer, Mr. Jurek has led Gates to expand product lines in fluid power and power transmission and strategically grow market share while driving improved financial performance. Mr. Jurek has a deep understanding of new technology development, manufacturing, distribution and international business markets. Prior to joining Gates, Mr. Jurek served as President of Eaton Electrical, Asia Pacific beginning in November 2012 until May 2015. During that time, Mr. Jurek had management oversight of Eaton Electrical’s Asia Pacific portfolio which included optimizing manufacturing plants, identifying new markets, and assisting with the overall performance of the company. Prior to that, Mr. Jurek served as Group President for Cooper Power Systems — Cooper Bussmann, with complete oversight of all business activities there and in significant general management positions in International Rectifier Corporation and TRW Inc.

In particular, the Board considered Mr. Jurek’s extensive business and industry experience as well as his experience leading Gates since May 2015, when selecting him as a nominee.

Gates Industrial Corporation	6	2024 Proxy Statement

Proposal 1	Table of Contents

Fredrik Eliasson
Director | Age: 53 | Director Since 2022
Fredrik Eliasson has served as a director of Gates Industrial Corporation plc since October 2022. Mr. Eliasson was the Chief Financial Officer of Change Healthcare Inc., from 2018 to 2022, leading the company through its initial public offering and through its ultimate sale in 2022. Previously, Mr. Eliasson spent 22 years at CSX Corporation in sales, marketing, financial planning, and investor relations positions, most recently serving as President in 2017, Chief Sales and Marketing Officer from 2015-2017, and Chief Financial Officer from 2012-2015. He currently serves on the board of directors of ArcBest Corporation (NASDAQ: ARCB), a freight and logistics provider, a position he has held since December 2019.

In particular, the Board considered Mr. Eliasson’s financial acumen and business experience, including as the former Chief Financial Officer of Change Healthcare Inc. and former President, Chief Sales and Marketing Officer, and Chief Financial Officer of CSX Corporation, when selecting him as a nominee.

James W. Ireland, III
Director | Age: 69 | Director Since 2018
James W. Ireland, III has served as a director of Gates Industrial Corporation plc since November 2018. He has been Executive Chairman of Milele Energy since January 2021, Senior Managing Director of Davis Partners Group since May 2020, and Co-founder and Managing Partner of Earlylands Advisory since 2024. Prior to his current roles, Mr. Ireland served as President and Chief Executive Officer of General Electric Africa, a digital and industrial company focused on transforming the industry with machines that have software defined solutions from 2011 until 2018. From 2007 until 2011, Mr. Ireland served as the President and Chief Executive Officer of General Electric’s Asset Management Group. From 1995 to 2007, Mr. Ireland held various positions at General Electric, including President of NBC Universal Television Stations and Network Operations (a wholly-owned subsidiary of General Electric), one of the world’s leading media and entertainment companies in development, production, and marketing of entertainment, news and information to a global audience and Chief Financial Officer and audit staff for General Electric Plastics.

In particular, the Board considered Mr. Ireland’s substantial management expertise, including as former President and Chief Executive Officer of each of General Electric Africa and General Electric’s Asset Management Group, when selecting him as a nominee.

Gates Industrial Corporation	7	2024 Proxy Statement

Proposal 1	Table of Contents

Stephanie K. Mains
Director | Age: 56 | Director Since 2019
Stephanie K. Mains has served as a director of Gates Industrial Corporation plc since February 2019. Ms. Mains is currently the Chief Executive Officer of LSC Communications-MCL, an Atlas Holdings portfolio company, a position she has held since April 2021. Prior to that Ms. Mains was the interim Chief Executive Officer of GE Power Conversion from April 2020 until December 2020, and the President and Chief Executive Officer of ABB Electrification Products Industrial Solutions, a 2018 acquisition from GE, from November 2015 until January 2019. She served as Vice President of GE Distributed Power Global Services from March 2013 until October 2015, and held positions of increasing responsibility from General Manager to Vice President for GE Energy-Power from March 2006 until March 2013. Prior to joining GE Energy, Ms. Mains spent 17 years across multiple GE businesses in financial and transformational leadership positions, including Chief Financial Officer for GE Aviation Services Material Solutions. She currently serves on the board of directors of Diamondback Energy, Inc. (NASDAQ: FANG), a position she had held since April 2020, Stryten Energy, LLC, a private company, and LCI Industries (NYSE: LCII), a position she has held since March 2021.

In particular, the Board considered Ms. Mains’ leadership and operational experience in various senior management roles, including as current Chief Executive Officer of LSC Communications-MCL and as a former Chief Financial Officer, as well as extensive experience across multiple GE businesses, when selecting her as a nominee.

Seth A. Meisel
Director | Age: 51 | Director Since 2023
Seth A. Meisel has served as a director of Gates Industrial Corporation plc since January 2023. He is currently a Senior Managing Director of Blackstone’s Corporate Private Equity Group and heads Blackstone’s private equity transactions in the industrials sector. Since joining Blackstone in 2015, Mr. Meisel has led Blackstone’s investments in Cloverleaf Cold Storage, Interior Logic Group, Chamberlain Group, and Copeland. Prior to joining Blackstone, Mr. Meisel was a partner at Bain Capital, LP focused on the industrials sector. Prior to joining Bain, he was with Mercer Management Consulting (now Oliver Wyman) in New York and Hong Kong. Mr. Meisel currently serves on the boards of Interior Logic Group Holdings, LLC, Chamberlain Group LLC and Copeland, as well as on the boards of non-profits The Ethical Culture Fieldston School, The Opportunity Network, and City Year New York. He has previously served as a director on the boards of public companies Sensata Technologies from 2010 to 2012, Trinseo from 2011 to 2015, and Veritiv from 2014 to 2015, as well as on the boards of several private companies and non-profit organizations.

In particular, the Board considered Mr. Meisel’s extensive knowledge of various industries and significant financial and investment experience, including through his role at Blackstone as a Senior Managing Director where he heads private equity transactions in the industrials sector, when selecting him as a nominee.

Gates Industrial Corporation	8	2024 Proxy Statement

Proposal 1	Table of Contents

Wilson S. Neely
Director | Age: 68 | Director Since 2020
Wilson S. Neely has served as a director of Gates Industrial Corporation plc since April 2020. He is currently a strategic advisor to InterNex Capital, an asset-based, digital lender providing working capital financing to small- and medium-sized businesses, a role he has held since January 2020. Prior to that, from 1991 until his retirement in January 2020, Mr. Neely served as a Partner of Simpson Thacher & Bartlett LLP with a corporate practice primarily in the areas of mergers and acquisitions and capital markets. While at Simpson Thacher, Mr. Neely advised on numerous business combination transactions, including leveraged buyouts, recapitalizations and strategic partnerships between private equity funds and corporate partners. In addition, he oversaw numerous capital markets transactions. He currently serves on the board of directors and select committees for the University of Texas Law School Foundation, Readworks Inc., and Historic Hudson Valley, of which he serves as board chair.

In particular, the Board considered Mr. Neely’s strong knowledge of corporate governance and his legal experience as a retired Partner from Simpson Thacher & Bartlett LLP in the areas of mergers and acquisitions and capital markets, when selecting him as a nominee.

Alicia L. Tillman
Director | Age: 48 | Director Since 2021
Alicia L. Tillman has served as a director of Gates Industrial Corporation plc since April 2021. She is currently the Chief Marketing Officer of Delta Air Lines, Inc., where she leads the overall brand and marketing strategy for the company. Prior to joining Delta Air Lines, Inc. in June 2023, Ms. Tillman worked at Capitolis Inc., from October 2021 to April 2023, as their Chief Revenue Officer, leading sales, adoption, innovation, global marketing and communications. Prior to joining Capitolis Inc., Ms. Tillman worked at SAP SE from 2015 through March 2021, where she spent four years in the role of Executive Vice President and Global Chief Marketing Officer, leading a marketing organization of over 2,000 employees. At SAP, she was a key contributor to the acquisition and integration of multiple companies, rebuilt the technology foundation to scale digital and demand generation capabilities, and developed the brand story. Prior to joining SAP, she worked for American Express from 2004 through 2015, serving as head of Marketing, Public Affairs and Business Services. She currently serves on the board of directors of RainFocus, LLC.

In particular, the Board considered Ms. Tillman’s executive experience in global marketing, strategy, operations and digital transformation, including digital and demand generation, when selecting her as a nominee.

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Proposal 1	Table of Contents

Molly P. Zhang
Director | Age: 62 | Director Since 2020
Dr. Peifang Zhang (also known as Molly P. Zhang) has served as a director of Gates Industrial Corporation plc since July 2020. Prior to her retirement in October 2016, Dr. Zhang served in a number of senior global executive roles at Orica Ltd, a global mining services company, including Vice President of Asset Management and Manufacturing Executive for Mining Systems. Prior to her tenure at Orica Ltd, Dr. Zhang worked for 22 years at Dow Inc. where she held various senior leadership positions. She was Managing Director of SCG-Dow Group, a mega joint venture, Global Business Vice President for Dow Technology Licensing and Catalyst business, and Regional Manufacturing Director of Dow Asia Pacific. Dr. Zhang currently serves on the board of directors of Arch Resources, Inc. (NYSE: ARCH) since January 2022 and Aqua Metals, Inc. (NASDAQ: AQMS) since March 2021. Additionally, she is a member of the advisory board of Circular Innovation Fund. Her previous public company directorships include GEA Group from April 2016 to December 2021 , Cooper-Standard Holdings Inc. from May 2017 to May 2020, and Newmont Mining Corporation from June 2017 to June 2019.

In particular, the Board considered Dr. Zhang’s global business experience and her strong understanding of the Asia market, as well as her expertise in the industrials sector, when selecting her as a nominee.

When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively, the Board focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. The Company believes that its directors provide an appropriate mix of experience and skills relevant to the size and nature of its business.

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Corporate Governance

BOARD HIGHLIGHTS

Composition
•Size of Board: 9 members
•Number of independent directors: 8
•Committee independence: 100%
•All members of the Audit Committee are financial experts
•Separation of Chair and Chief Executive Officer roles

Commitment to Board refreshment and diversity
•Annual election of directors
•Average director tenure in years: 4 years
•Average director age in years: 58
•Director age range in years: 48-69
•New directors in the past two years: 2
•Director retirement age in years: 75
•Percent female: 33%
•Percent racially or ethnically diverse: 11%

Highly engaged directors •Board and committee meetings held in 2023: 26 •Attendance rate for incumbent directors: 96%
DIRECTORS’ INDEPENDENCE AND EXECUTIVE SESSIONS
Our Board assesses the independence of each director at least annually and has determined that, other than Mr. Jurek who is the Chief Executive Officer of the Company, all directors are independent under the NYSE listing standards. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant. To ensure free and open discussion and communication among the non-management directors of the Board, our independent directors regularly hold separate executive session meetings at which only independent directors are present.
Our Board also has determined that each member of its Audit Committee, Compensation Committee, and Nominating and Governance Committee is independent and that each Audit Committee and Compensation Committee member meets the heightened NYSE and SEC independence requirements applicable to each such committee.
BOARD MEETINGS, AGM AND ATTENDANCE
Directors are expected to attend Board meetings and meetings of committees on which they serve. In 2023, the Board met a total of eight times. Overall incumbent director attendance at meetings of the Board and its committees was 96% in 2023 and no individual director attended less than 75% of each of the meetings of the Board and committees on which they served during the period for which they were a director or committee member, respectively. It is the policy of the Board that directors are invited to attend the AGM, although such attendance is not mandatory. In 2023, two directors attended the AGM.
BOARD STRUCTURE
The Board believes that independent leadership is important. Currently, our Board separates the roles of Chair and Chief Executive Officer, with Mr. Simpkins, who has been determined “independent” under the NYSE listing standards, serving as Chair. The Board also believes that, depending on what appears to be in the best interests of the Company and its shareholders at any given point in time, it should be able to choose whether the roles of Chair and Chief Executive Officer are combined or separate. Therefore, the Board does not have a policy on whether the role of Chair and Chief Executive Officer should be separate or combined and, if it is

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to be separate, whether the Chair should be selected from the independent directors; however, if at any time the Board believes that the Chair and Chief Executive Officer roles should be combined or the Chair is determined to be not “independent” under NYSE listing standards, the independent directors may elect a lead independent director to further support objective decision-making. The lead director would help coordinate the efforts of the independent and non-management directors in the interest of ensuring that objective judgment is brought to bear on sensitive issues involving the management of the Company and, in particular, the performance of senior management.
THE BOARD’S ROLE IN MANAGEMENT’S SUCCESSION PLANNING
The Board is responsible for reviewing the succession plan relating to the Chief Executive Officer and other executive officers that is developed by management. Directors are expected to have a thorough understanding of the characteristics necessary for a chief executive officer to execute on a long-term strategy that optimizes operating performance, profitability and shareholder value creation. As part of its responsibilities under its charter, the Compensation Committee oversees the evaluation of management and the management continuity planning process. Additionally, it reviews the succession plans relating to the Chief Executive Officer and other executive officers and makes recommendations to the Board with respect to the selection of individuals to occupy these positions. The ongoing succession planning process is designed to reduce vacancy, transition and readiness risks and develop strong leadership quality and executive bench strength.
BOARD REFRESHMENT
The Nominating and Governance Committee is responsible for periodic evaluation of succession planning for directors and key leadership roles on the Board and its committees. In addition, to encourage board refreshment, directors are required to retire from our Board when they reach the age of 75 under the Company’s Corporate Governance Guidelines. On the recommendation of the Nominating and Governance Committee, the Board may waive this requirement as to any director if it deems such waiver to be in the best interest of the Company.
BOARD COMMITTEES
All directors, other than Mr. Jurek and Mr. Meisel, serve on one or more committees of the Board. The current members of each of the Board’s committees are indicated in the table below.

Director	Audit	Compensation	Nominating and Governance

Neil P. Simpkins		Chair	Member
Fredrik Eliasson	Chair	Member
James W. Ireland, III	Member		Member
Stephanie K. Mains	Member
Wilson S. Neely		Member	Chair
Alicia L. Tillman			Member
Molly P. Zhang	Member
The composition and responsibilities of each committee are described below. The Board may also establish from time to time any other committees that it deems necessary or desirable. Members serve on these committees until such member’s successor is duly elected and qualified or until such member’s earlier resignation, removal, retirement, disqualification or death.
Each of the standing committees of the Board discussed below operate under written charters, which are available on the Company’s website at www.gates.com under “About Us: Investor Relations: Governance: Governance Documents.” The information contained on, or accessible from, the website is not part of this Proxy Statement by reference or otherwise.
Audit Committee
The Audit Committee is responsible for, among other things:
•selecting and hiring independent auditors, and approving the audit and non-audit services to be performed by the independent auditors;
•assisting the Board in evaluating the qualifications, performance and independence of the independent auditors;

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•assisting the Board in monitoring the quality and integrity of the Company’s financial statements and its accounting and financial reporting;
•assisting the Board in monitoring the Company’s compliance with legal and regulatory requirements;
•reviewing guidelines and policies governing the process by which management assesses and manages the Company’s exposure to risk, including the Company’s major financial and regulatory risk exposures, including risk exposures related to information security, cybersecurity and data protection, and the steps management takes to monitor and control such exposures;
•assisting the Board in monitoring the Company’s information technology and data privacy programs;
•reviewing the adequacy and effectiveness of internal controls over financial reporting;
•assisting the Board in monitoring the performance of the internal audit function;
•reviewing with management and the independent auditors the Company’s annual and quarterly financial statements;
•establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters, and material legal and regulatory matters, as well as the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and
•preparing the audit committee report required by the SEC to be included in the annual proxy statement.
SEC and NYSE rules require the Company to have an Audit Committee comprised of solely independent directors. The Board has determined that Mr. Eliasson, Mr. Ireland, Ms. Mains and Dr. Zhang qualify as independent directors under the NYSE listing standards and the independence standards of Rule 10A-3 of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”). In addition, the Board has determined that Mr. Eliasson, Mr. Ireland, Ms. Mains and Dr. Zhang are each an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended from time to time (the “Securities Act”).
The Audit Committee held nine meetings during 2023.
Compensation Committee
The Compensation Committee is responsible for, among other things:
•reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determining and approving the Chief Executive Officer’s compensation level based on such evaluation;
•reviewing and approving, or making recommendations to the Board with respect to, the compensation of the other executive officers, including annual base salary, bonus and equity-based incentives and other benefits;
•overseeing the evaluation of executive officers and executive officer succession planning process;
•reviewing and recommending the compensation of directors;
•overseeing and monitoring the Company’s human capital management policies and strategies, including diversity and inclusion, talent management, succession planning, and employee engagement programs;
•reviewing and discussing annually with management the Company’s “Compensation Discussion and Analysis” and “Pay Versus Performance” disclosures required by SEC rules;
•overseeing the preparation of the compensation committee report required by SEC rules to be included in the annual proxy statement; and
•reviewing and making recommendations with respect to equity-based and certain incentive compensation plans.
The charter of the Compensation Committee permits the committee to delegate any or all of its authority to one or more subcommittees; provided, however, that when appropriate to satisfy the requirements of Section 16b-3 of the Exchange Act, any such subcommittee shall be composed solely of two or more members that have been determined to be “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act. The charter of the Compensation Committee also permits the committee to delegate to one or more officers the authority to make awards to employees other than any officer subject to Section 16 of the Exchange Act under the incentive compensation or other equity-based plan, subject to compliance with the plan, the Company’s

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articles of association and the laws of the jurisdiction of its organization. In addition, the Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable.
See “Executive Compensation — Compensation Discussion and Analysis — Executive Compensation Determination Process” for a description of the process for determining compensation, including the role of the executive officers and independent compensation consultant.
The Compensation Committee held five meetings during 2023.
Nominating and Governance Committee
The Nominating and Governance Committee is responsible for reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board. The Nominating and Governance Committee may consider (a) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially with the other members of the Board and (b) all other factors it considers appropriate, including age, gender and ethnic and racial background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, various and relevant career experience, relevant technical skills, relevant business or government acumen, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board. In addition, although the Nominating and Governance Committee considers diversity of viewpoints, background and experiences, the Board does not have a formal diversity policy. The Nominating and Governance Committee will consider the qualification of any candidate nominated by a shareholder in accordance with the Companies Act. The Nominating and Governance Committee will evaluate candidates recommended by shareholders on a substantially similar basis as it considers other nominees.
The Nominating and Governance Committee is also responsible for, among other things:
•overseeing the evaluation of the Board and its committees;
•reviewing developments in corporate governance practices and developing and recommending a set of corporate governance guidelines;
•recommending members for each committee of the Board; and
•reviewing and monitoring the development and implementation of the strategies and goals the Company may establish with respect to environmental, social and governance (“ESG”) and sustainability matters.
The Nominating and Governance Committee held four meetings during 2023.
THE BOARD’S ROLE IN RISK OVERSIGHT
The Board exercises direct oversight of strategic risks to the Company, which includes regular review and evaluation of the Company’s system of financial and operational internal controls, its compliance with applicable laws and regulations, its programs and protocols to minimize information security risks, and its processes for identifying, assessing and mitigating other significant risks that may affect the Company. The Board also exercises oversight of the Company’s ESG initiatives, including human capital management, strategies, practices and policies, and the Company’s reporting on such matters.
The committees also have certain responsibilities related to risk oversight. The Audit Committee reviews guidelines and policies governing the process by which management assesses and manages the Company’s exposure to risk, including the Company’s major financial and operational risk exposures, including risk exposures related to information security, cybersecurity and data protection, and the steps management takes to monitor and control such exposures. The Audit Committee also oversees the Company’s Code of Business Conduct and Ethics and other material legal and regulatory policies, including the Company’s Whistleblower Policy, and reviews reports and investigations of potential violations under such policies. The Compensation Committee oversees risks relating to the Company’s compensation policies and practices for all employees and conducts a comprehensive compensation risk assessment at least annually. The Compensation Committee has regular discussions related to human capital, including management succession planning. The Nominating and Governance Committee assists the Board with overseeing and evaluating risks and responsibilities related to the Company’s ESG and sustainability programs. Each committee charged with risk oversight reports to the Board on those matters on a regular basis.
To fulfill its responsibilities related to risk oversight, the Board must understand the significant risks the Company faces and confirm management is identifying and appropriately managing and mitigating such risks. The Company maintains a robust Enterprise Risk Management (“ERM”) program, which includes risk assessments to identify key enterprise risks, maintaining a risk register to

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monitor mitigation actions in response to key risks, on-going dialogue and collaboration among management, identification of emerging risks, quarterly reviews of mitigation actions, and periodic reports to the Audit Committee and the Board. The ERM process is directed by a management committee called the Enterprise Risk Committee, led by the Chief Financial Officer, Chief Legal Officer, Chief Accounting Officer, Chief Information Officer, and Vice President of Global Internal Audit, in coordination with senior functional leaders across the Company.
For additional information on the Company’s approach to cybersecurity risk management, strategy and governance, please see Item 1C. Cybersecurity of the Company’s 2023 Annual Report.
COMPENSATION RISK ASSESSMENT
Our compensation policies and procedures, which include a mix of fixed and at-risk pay, does not present risks that are reasonably likely to have a material adverse effect on the Company. To support this determination, in 2023, the Compensation Committee, with the assistance of management and our independent compensation consultant, reviewed a risk assessment of key elements of our compensation program. This review included an assessment of risk levels by element and corresponding mitigation features of our program.
BOARD EDUCATION
The Company provides continuing education for directors through board materials and presentations, discussions with management, and the opportunity to attend external board education programs, including access to the resources of the National Association of Corporate Directors through a Company membership.
CODE OF BUSINESS CONDUCT AND ETHICS AND CORPORATE GOVERNANCE GUIDELINES
The Company maintains a Code of Business Conduct and Ethics that applies to all of its officers, directors and employees, including the chief executive officer, chief financial officer, chief accounting officer and corporate controller, or persons performing similar functions, which is posted on its website at www.gates.com under “About Us: Investor Relations: Governance: Governance Documents.” The Code of Business Conduct and Ethics is a “code of ethics” as defined in Item 406(b) of Regulation S-K. The Company will make any legally required disclosures regarding amendments to, or waivers of, provisions of the code of ethics on its website. The information contained on, or accessible from, the website is not part of this Proxy Statement by reference or otherwise.
The Company’s Corporate Governance Guidelines set forth many of the practices, policies and procedures that provide the foundation of its commitment to strong corporate governance. The policies and practices covered in the Corporate Governance Guidelines include operation of the Board, Board structure, director independence and Board committees. The Corporate Governance Guidelines are reviewed at least annually by the Nominating and Governance Committee and are revised as necessary or appropriate. The Corporate Governance Guidelines are posted on the Company’s website at www.gates.com under “About Us: Investor Relations: Governance: Governance Documents.”
HEDGING AND PLEDGING PROHIBITIONS
The Company’s securities trading policy contains prohibitions on hedging and pledging. Directors, executive officers and employees are prohibited from trading in options, warrants, puts or calls or similar instruments of Company stock, from engaging in short sales of Company stock and from engaging in transactions (including variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of Company stock. Directors, executive officers and employees are also prohibited from pledging Company stock as collateral for a loan or as part of a margin account.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During the fiscal year ended December 30, 2023 (“Fiscal 2023”), Mr. Simpkins, Mr. Neely, and Mr. Eliasson served on the Compensation Committee. None of these individuals has been an officer or employee of the Company or any of its subsidiaries at any time. In Fiscal 2023, none of the executive officers served as a member of the board of directors or compensation committee of any other company whose executive officer(s) served as a member of the Company’s Board or Compensation Committee. The Company and certain of its affiliates are party to certain transactions with Blackstone described in the “Related-Person Transactions Policy and Procedures” section of this Proxy Statement.
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Any shareholder or other interested party may communicate with the directors, individually or as a group, the Chair or the independent directors as a group, by addressing such communications to the Corporate Secretary of the Company, 1144 Fifteenth Street, Suite 1400, Denver, Colorado 80202, who will forward such communications to the appropriate party unless the

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communications are of a personal nature or not related to the duties and responsibilities of the Board, including, without limitation, junk mail, mass mailings, business solicitations, spam, surveys and routine product or business inquiries.
EXECUTIVE OFFICERS
The following presents the positions, ages as of April 22, 2024, and selected biographical information for each of the Company’s current executive officers (other than our Chief Executive Officer, Mr. Jurek, whose biographical information appears above under “Director Backgrounds and Qualifications”). Two of five, or 40%, of our executive officers are female.

Name	Age	Position

Cristin C. Bracken	57	Executive Vice President, Chief Legal Officer and Corporate Secretary
L. Brooks Mallard	57	Executive Vice President, Chief Financial Officer
Gwendolyn Montgomery	52	Executive Vice President, Chief Human Resources Officer
Thomas G. Pitstick	52	Senior Vice President, President APAC and Global Strategy
Cristin C. Bracken has served as the Company’s Chief Legal Officer and Corporate Secretary since October 2020. Ms. Bracken was promoted to Executive Vice President from Senior Vice President in January 2024. She joined the Company in January 2017, previously serving as its Vice President and Assistant General Counsel, Compliance and Litigation, and then serving as its interim General Counsel prior to her appointment as Chief Legal Officer. As Chief Legal Officer, Ms. Bracken is responsible for all legal functions for Gates, including securities and corporate governance, M&A, litigation, commercial, regulatory, compliance, patents and trademarks, real estate, employment and labor, and environmental matters. Ms. Bracken has extensive experience as a lawyer specializing in compliance, complex litigation, risk management, regulatory, commercial agreements and transactions, and employment law for public and private equity-backed corporations. Prior to joining Gates, she held senior legal leadership roles in both the oil and gas and energy trading industries at companies such as SM Energy Company, Forest Oil Corporation and Dynegy Inc. She also previously served as an Assistant District Attorney in Houston, Texas. Ms. Bracken began her legal career at Fulbright & Jaworski LLP in its Dallas office.
L. Brooks Mallard has served as the Company’s Executive Vice President, Chief Financial Officer since February 2020. As the Company’s Chief Financial Officer, Mr. Mallard manages Gates’ global corporate finance and accounting functions, including capital structure, resource allocation, financial reporting and the maintenance of the global internal control systems. Previously, Mr. Mallard served as the Chief Financial Officer of Henniges Automotive, a global supplier of highly engineered sealing and anti-vibration systems for the automotive market, beginning June 2019. Prior to Henniges Automotive, he served as the Executive Vice President and Chief Financial Officer of Jeld-Wen beginning in November 2014, where he helped take the company from being private equity held, through an initial public offering on the NYSE. He also has held senior financial leadership roles with TRW Automotive, Cooper Industries plc, Thomas & Betts, and Briggs & Stratton during his career.
Gwendolyn Montgomery has served as the Company’s Executive Vice President, Chief Human Resources Officer since January 2024. Ms. Montgomery joined the Company in March 2017, previously serving as Senior Vice President, Global Human Resources. As Chief Human Resources Officer, Ms. Montgomery oversees all HR strategic objectives that align with the Company’s’ business strategy and support the workforce’s needs. She oversees talent management, recruiting, compensation, benefits, labor relations, maintaining a healthy workforce, and talent development. Prior to Gates, Ms. Montgomery worked for PolyOne (now known as Avient), where she held several human resource roles of progressing responsibility across a complex, global corporation. Her additional prior experience includes consulting with Deloitte on tax matters and as a practicing lawyer.
Thomas G. Pitstick has served as the Company’s Senior Vice President, President APAC and Global Strategy since February 2024. Prior to that, he served in various leadership roles with increasing responsibility, including Chief Strategy Officer, Chief Marketing Officer and Senior Vice President of Product Line Management, as well as Senior Vice President of Innovation, since joining the Company in January 2016. Mr. Pitstick is responsible for strategic leadership for Greater China, East Asia and India, global marketing and strategy, and the mobility business unit. Prior to joining Gates, Mr. Pitstick served as Senior Vice President of Marketing — Electrical Sector with Eaton Corporation. Prior to Eaton’s acquisition of Cooper Industries, he served as Vice President and General Manager of the Cooper Power Systems Energy Automation Solutions business unit and held various roles in Cooper’s corporate and business development functions. Before Cooper, Mr. Pitstick held a number of commercial, product line management and business development roles with technology start-up companies.

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Executive Compensation

Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes the compensation earned by or paid to the Company’s principal executive officer (“Chief Executive Officer” or “CEO”), principal financial officer (“Chief Financial Officer” or “CFO”), the three other most highly compensated executive officers serving in such capacities as of December 30, 2023 (collectively, referred to as the “named executive officers” or “NEOs”). The NEOs for Fiscal 2023 are listed below:

Name	Position

Ivo Jurek	Chief Executive Officer
L. Brooks Mallard	Executive Vice President, Chief Financial Officer
Cristin C. Bracken	Executive Vice President, Chief Legal Officer and Corporate Secretary
Gwendolyn Montgomery	Executive Vice President, Chief Human Resources Officer
Thomas G. Pitstick	Senior Vice President, President APAC and Global Strategy
FISCAL 2023 STRATEGIC ACTIONS SUPPORTING SHAREHOLDER VALUE HIGHLIGHTS

âUNLOCKING EQUITY VALUE THROUGH MULTIPLE INITIATIVESä

RETURNING CAPITAL	GOVERNANCE FOCUS	CAPITAL STRUCTURE

Initiated and fully utilized $250 million share repurchase authorization in May 2023	Facilitated reduction in Blackstone ownership to 36.5% at year-end 2023; no longer a controlled company according to New York Stock Exchange rules	Reduced net leverage ratio to 2.3x at year-end 2023 representing a reduction of 0.5x relative to year-end 2022; received credit ratings upgrade from S&P in February 2024

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COMPENSATION PRACTICES HIGHLIGHTS
The Company is committed to compensation practices that promote long-term value and strengthen board and management accountability to its shareholders, including the following:

Topic	Compensation Practice

Pay-for-Performance
•The majority of the NEOs’ total direct compensation is variable and a significant portion is tied to Company performance.
•No incentive funding when Company performance on a performance metric does not meet threshold requirements for such metric under the short- and long-term incentive plans (relating to performance awards).
•Half of the NEOs’ equity-based compensation is performance-based to motivate enhancement of long-term shareholder value.
•Compensation Committee review of executive tally sheets reflecting all compensation components to ensure that compensation decisions are in line with the Company’s pay-for-performance philosophy.
•New: Starting in 2023, maximum total bonus opportunity for the NEOs of 200% of their respective 2023 target bonus opportunities.

Robust Stock Ownership Guidelines
Stock ownership guidelines of:
•6x base salary for the CEO
•3x base salary for other executive officers and senior vice presidents
•New: 5x cash retainer for directors (previously 4x cash retainer for directors)
•New: Exclusion of unexercised vested stock options in calculating ownership

Double Trigger Change in Control	Severance benefits under the Company’s Executive Change in Control Plan and, beginning in 2020, accelerated vesting of equity grants require both a change in control and a qualifying termination.

Strict Trading Policy; Anti-Hedging and Pledging Policies	Enforcement of a strict trading policy, which prohibits pledging, short sales or speculative trading, including hedging of Company stock, by executives or directors.

Clawback Policy
Mandatory recovery of excess incentive-based compensation awarded to NEOs as a result of an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws (subject to limited exceptions set forth in NYSE listing standards).

Tax Gross-Ups	No excise tax or income tax gross-ups (except in the event of relocation).

Employment Contracts	None of our NEOs has an employment contract.

Independent Compensation Consultant	Engagement of an independent compensation consultant reporting directly to the Compensation Committee.
COMPENSATION PHILOSOPHY AND OBJECTIVES
To ensure management’s interests are aligned with those of the shareholders, the Company emphasizes a pay-for-performance compensation philosophy. The Company believes that a significant portion of each executive’s compensation should be “at risk” and tied to overall Company and individual performance. The executive compensation program is designed to enable the Company to attract, motivate, reward and retain high-caliber executives who are capable of creating and sustaining value for customers and shareholders and achieving the Company’s business goals over the long term. This includes maintaining competitive pay levels to enable retention of executives who we believe are critical to the success of the organization. In addition, the executive compensation program is designed to provide a fair and competitive compensation opportunity that appropriately rewards executives for their contributions to the Company’s success. As described below, the Company believes that each element of its executive compensation program aligns with this philosophy.

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Executive Compensation	Table of Contents
EXECUTIVE COMPENSATION STRUCTURE
The material elements of the executive compensation program include the following, all of which are described in detail in this CD&A:
•Base salary
•Short-term incentive opportunity (an annual cash bonus tied to the Company’s annual financial performance)
•Long-term Incentive opportunity (an equity-based long-term incentive opportunity consisting of time-based vesting restricted stock units (“RSUs”) and performance-based vesting RSUs (“PRSUs”))
•Broad-based employee benefits, limited perquisites and severance coverage
SHAREHOLDER ENGAGEMENT AND SAY-ON-PAY
The Company values shareholder engagement and is committed to maintaining open communications with the investment community. Throughout the year, management engages with shareholders on topics including company strategy and performance, corporate governance, executive compensation practices, and sustainability. These engagements typically included our CEO, who is also a director, as well as our CFO and Vice President of Investor Relations. In addition to our engagement with shareholders throughout the year, we engaged our shareholders last fall in anticipation of our 2024 AGM (“Fall Outreach”), a new initiative commenced in 2023 and is expected to be completed annually.

Outreach and Engagement	à	Evaluate and Respond

•Quarterly earnings calls
•Senior management participated in 8 investor conferences and a variety of investor meetings
•Outreach to top shareholders for feedback on executive compensation, corporate governance, and sustainability matters

•Reviewed shareholder input to identify consistent themes and inform decision-making
•Shared themes with the Nominating and Governance and Compensation Committees of our Board
•Adopted or modified practices and/or disclosures in response to feedback, as appropriate.

New: Fall Outreach. We contacted our top 20 shareholders (excluding Blackstone) representing approximately 65% of our ordinary shares as of September 30, 2023 (excluding shares held by Blackstone) for feedback on the Company’s executive compensation, corporate governance, and sustainability matters. As a result, we received responses from, and held meetings with, eight shareholders representing approximately 31% of our ordinary shares as of September 30, 2023 (excluding shares held by Blackstone). Company participation in these meetings included our Chief Human Resources Officer, VP of Investor Relations, and Assistant General Counsel, Securities and Corporate Governance, as well as a director who serves on the Compensation and Nominating and Governance Committees. See “Shareholder Concern Themes” and “Our Responses” below for information related to shareholder concern themes regarding executive compensation and adjustments we made to executive compensation practices in response. We intend to complete top shareholder outreach annually.

In 2023, the Compensation Committee considered the outcome of the shareholder advisory vote on 2022 executive compensation when making decisions relating to the compensation of the NEOs and the Company’s executive compensation program and policies. The shareholders voted at the 2023 AGM, in a non-binding, advisory vote, on the 2022 compensation paid to the NEOs. Approximately 72% of the votes cast were in favor of the Company’s 2022 compensation decisions. As a result of this level of support, during our Fall Outreach we specifically discussed shareholder concerns regarding our compensation practices to gather feedback and consider adjustments responsive to concerns that were raised. A summary of themes and adjustments made to compensation practices or disclosures as a result of the feedback received is as follows:

Gates Industrial Corporation	19	2024 Proxy Statement

Executive Compensation	Table of Contents

Shareholder Concern Themes	Our Responses and Adjusted Practices or Disclosures
Short-Term Incentive Plan

•Use of discretion
•The 2023 total bonus pool was approved by the Compensation Committee and based solely on predetermined Company financial performance achievement, with no positive or negative discretion utilized by the Compensation Committee. In addition, no adjustments of performance measures due to unusual or nonrecurring events affecting the Company were identified or approved for Fiscal 2023.

•Uncapped individual performance factor payout opportunity	•In February 2023, the Compensation Committee approved a short-term incentive payout cap of 200% of each individual target bonus opportunity.
•Lack of individual NEO performance factor goal disclosure	•Beginning with this year’s CD&A, we enhanced our individual performance goal disclosure. See “Short-Term Incentive Opportunity - Individual Performance Factor” below.
Long-Term Incentive Plan

•Special time-based RSU grants to NEOs in 2022
•No special equity grants were made in 2023 and our Compensation Committee understands the concerns related to these types of awards and intends to limit future special grants to rare and unique circumstances and specific hiring situations.

•Forward-looking annual payout targets for Adjusted ROIC (as defined below) were not disclosed.
•We view disclosing forward-looking multi-year financial performance targets could result in competitive harm by revealing information that may not otherwise be public. The Compensation Committee believes that these targets are set at challenging but achievable levels. After the end of the three-year performance period, the targets and achievement relative to such targets will be disclosed.

•Target payout for Relative TSR was only the 50th percentile relative to the S&P 400 Capital Goods Industry Index
•Our Relative TSR performance metric is set at a rigorous level, evidenced by a failure to payout under this metric for the past three years. Accordingly, the Company considers a 50th percentile target to be sufficiently demanding and aligned with market practice.

Stock Ownership Guidelines

•Stock ownership guidelines include unvested or unearned awards	•In April 2024, we amended our stock ownership guidelines to exclude unexercised vested stock options in calculating ownership.
The Company welcomes investor interaction and feedback. The Investor Relations department is the point of contact for shareholder interaction with the Company and can be reached through investors.gates.com. The information contained on, or accessible from, the website is not part of this Proxy Statement by reference or otherwise.
Executive Compensation Determination Process
Role of the Board, the Compensation Committee, and our Chief Executive Officer. The Compensation Committee assists the Board in overseeing the Company’s executive compensation program. As part of its responsibilities under its charter, the Compensation Committee oversees the annual compensation decision process for the NEOs, including the CEO. In setting compensation for each NEO, the Compensation Committee has historically taken into account multiple factors, including job responsibilities, performance, contributions and experience of each NEO and their compensation in relation to other employees and other equivalent roles at peer companies and other market data.
The Compensation Committee, working with its independent compensation consultant, Aon’s Human Capital Solutions Practice, a division of Aon plc (the “Consultant”), annually reviews the Company’s executive compensation plan designs as well as the NEOs’ performance, base salary, and annual and long-term incentive target opportunities, and approves any changes to the plan designs and each NEOs’ overall compensation package in light of such review. In addition, when making compensation decisions for the NEOs (other than the CEO), the Compensation Committee has historically considered recommendations of the CEO based on his judgment, knowledge of the industry, and greater familiarity with the day-to-day performance of his direct reports. Specifically, the CEO annually reviews each other NEO’s performance with the Compensation Committee and recommends to the Compensation Committee an appropriate base salary, annual incentive target opportunity, annual incentive payout, and grant of long-term equity incentive award. The CEO does not, however, participate in deliberations regarding his own compensation. Based upon this recommendation and the other considerations described below under “Elements of Compensation”, and in consideration of the executive compensation philosophy described above, the Compensation Committee reviews the overall annual compensation packages for the NEOs, and approves such compensation packages, other than the proposed equity grants.

Gates Industrial Corporation	20	2024 Proxy Statement

Executive Compensation	Table of Contents
Proposed grants of equity to the NEOs and other Section 16 officers are reviewed and approved by the full Board in order to qualify such grants as exempt from the short-swing profit provisions of Section 16 of the Exchange Act.
Role of the Independent Compensation Consultant. The Compensation Committee retains the Consultant, to support the oversight and management of the executive compensation program. The Compensation Committee retains sole authority to hire or terminate the Consultant, approve its compensation, determine the nature and scope of services, and evaluate performance. One or more representatives of the Consultant attend Compensation Committee meetings, as requested, and communicate with the Compensation Committee Chair between meetings. The Compensation Committee makes all final decisions. The Consultant’s specific roles include, but are not limited to:
•advising the Compensation Committee on executive compensation trends and regulatory developments;
•providing a total compensation study for executives, compared against the companies in the peer group and other market data, and recommendations for executive pay;
•working with the Compensation Committee to develop an appropriate peer group of comparable companies to serve as a reference point in executive compensation decision-making;
•providing advice to the Compensation Committee on governance best practices, as well as any other areas of concern or risk;
•providing advice to the Compensation Committee on executive compensation benefit programs;
•serving as a resource to the Compensation Committee Chair for meeting agendas and supporting materials in advance of each meeting;
•reviewing and commenting on proxy disclosure items, including this CD&A;
•reviewing and commenting on the Compensation Committee’s annual compensation risk assessment;
•advising the Compensation Committee on management’s pay recommendations and determining Chief Executive Officer pay;
•reviewing and commenting on comprehensive tally sheets for the each NEO that encompass two years of all elements of their compensation as well as potential wealth accumulation and retention values; and
•from time to time, reviewing and providing compensation recommendations for non-employee directors.
The Compensation Committee has assessed the independence of the Consultant as required by SEC and NYSE rules. The Compensation Committee reviewed its relationship with the Consultant and considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act. Based on this review, the Compensation Committee concluded that the Consultant is independent and there are no conflicts of interest raised by the work performed by the Consultant.
Role of the Peer Group. The Compensation Committee, with the help of the Consultant, conducts an annual review and evaluation of executive and director compensation in comparison to an industry peer group. In establishing the industry peer group, the Compensation Committee targets approximately 15 to 20 companies based on the following selection criteria:
•publicly-traded companies within similar industries as Gates;
•peer companies used by the potential peer companies (peers of peers);
•peer companies used by proxy advisory firm Institutional Shareholder Services Inc. in 2022;
•companies with annual revenues of approximately 0.4x to 3x Gates’ annual revenues; and
•companies with market capitalization and enterprise values within a reasonable ranges of Gates’ values.

Gates Industrial Corporation	21	2024 Proxy Statement

Executive Compensation	Table of Contents
For Fiscal 2023 compensation decisions, the Compensation Committee selected the same peer group of companies used for the compensation decisions made for the fiscal year ended December 31, 2022 (“Fiscal 2022”) compensation decisions, with (1) the removal of one peer company due to the merger of two peer companies (Regal Beloit Corporation and Rexnord Corporation) into Regal Rexnord Corporation, which was retained in our peer group and (2) the replacement of one peer company, Colfax Corporation, which split into two companies (ESAB Corporation and Enovis Corporation) with ESAB Corporation included in the peer group. The full list of Fiscal 2023 peers is shown below.

AMETEK, Inc.	Graco Inc.	Regal Rexnord Corporation
Crane Holdings, Co.	IDEX Corporation	SPX Corporation
Donaldson Company, Inc.	Ingersoll Rand Inc.	The Timken Company
Dover Corporation	Lincoln Electric Holdings, Inc.	Xylem Inc
ESAB Corporation	Nordson Corporation
Flowserve Corporation	Pentair plc
At the time of the Compensation Committee’s approval, the average and median trailing twelve month revenues of the selected peers, at $3.8 billion and $3.5 billion, respectively, were consistent with the Company’s annual revenues. The Compensation Committee uses competitive compensation data from the annual total compensation study of peer companies as a reference point to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels. The Compensation Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader U.S. market. Instead, the Compensation Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.
Role of Tally Sheets. Each year, the Compensation Committee conducts a comprehensive compensation review for each NEO prior to making decisions about executive compensation for the next year. The Committee reviews a tally sheet for each NEO that encompasses two years of all elements of compensation, including the value of base salary, short-term incentives, long-term incentives, and benefit programs as well as potential wealth accumulation and retention value for each NEO. This comprehensive review helps the Compensation Committee evaluate total compensation, internal pay equity and retention values, and helps to ensure that future compensation decisions are in line with the Company’s pay-for-performance compensation philosophy.
Timing of Compensation Decisions. The Compensation Committee generally makes executive compensation decisions in February of each year, after the Company reports its fourth quarter and year-end financial results for the preceding fiscal year and completes executive performance reviews (the “February meeting”). This timing allows the Compensation Committee to have a complete financial and individual performance picture before making compensation decisions. The exceptions are executive compensation, including equity grants, to executives who are promoted or hired from outside the Company during the year or to retain key executives in light of labor market conditions. These executives may receive compensation changes or equity grants effective or dated, as applicable, as of the date of their promotion, hiring date, or other Board approved date.
Elements of Compensation
The Company’s executive compensation program is designed to recognize an executive’s scope of responsibilities, leadership ability and effectiveness in achieving key performance goals and objectives. As an executive’s level of responsibility within Gates increases, so does the percentage of total compensation that is linked to performance in the form of variable compensation. The Company also provides various retirement and benefit programs and modest, business-related benefits as discussed below.
Total Compensation Mix. The Company’s mix of target total compensation in 2023, as illustrated by the below charts, is significantly weighted towards variable “at-risk” compensation.

Gates Industrial Corporation	22	2024 Proxy Statement

Executive Compensation	Table of Contents

CEO

Variable “At-Risk” Pay - 86%

14%
21%
32.5%
32.5%
Base Salary
Target Annual Bonus
Target PRSU Grant Value
Target RSU Grant Value

Average of other NEOs

Variable “At-Risk” Pay - 73%

25%
27%
25%
23%
Base Salary
Target Annual Bonus
Target PRSU Grant Value
Target RSU Grant Value

Approximately 86% of the CEO’s compensation in Fiscal 2023 was variable and at-risk, with the majority being performance-based. Approximately 73% of the other NEOs’ compensation in Fiscal 2023 was variable and at-risk. Included within each NEO’s performance-based compensation were performance-based vesting PRSUs equal to 50% of the their long-term equity incentives. The other 50% of the their long-term equity incentives consisted of time-based vesting RSUs. The long-term incentive opportunity is described further below.
Base Salary. Base salaries for the Company’s NEOs in 2023 were determined by the Compensation Committee at its February meeting in 2023 after consideration of: the CEO’s recommendations (for all NEOs other than the CEO); the breadth, scope and complexity of the executive’s role; internal equity; current compensation; tenure in position and prior tenure in related roles; skill set; market pay levels; and individual performance. Base salaries are reviewed annually at the February meeting of the Compensation Committee or at other times when appropriate and may be increased from time to time pursuant to such review. The Consultant assists the Compensation Committee with this process by providing market and peer group data and making recommendations. For 2023, the Company made adjustments to NEO base salaries ranging from 2.5% to 9% primarily to align with market compensation practices and reward individual performance following a thorough review of competitive market data provided by the Consultant.
The following table sets forth each NEO’s 2022 and 2023 base salary levels as of February 25, 2022 and February 28, 2023, respectively, unless otherwise noted.

Name	2022 Base Salary ($)	Increase (%)	2023 Base Salary ($)

I. Jurek	1,097,980	4.0%	1,141,899
L. Mallard	591,938	5.0%	621,534
C. Bracken	436,000	8.0%	470,880
G. Montgomery*	420,000	2.5%	430,500
T. Pitstick	477,868	9.0%	520,876
(*) Ms. Montgomery’s 2022 and 2023 base salary levels were increased to the levels set forth above from $393,750 and $420,000 on July 10, 2022 and April 2, 2023, respectively.
Short-Term Incentive Opportunity. The Company provides a short-term annual incentive opportunity under the Gates Global Bonus Policy (the “Annual Plan”) to reward certain employees, including its NEOs, for achieving specific financial performance goals that would advance the Company’s profitability, revenue growth, and drive key business results, and to recognize individuals based on their contributions to those results.

Gates Industrial Corporation	23	2024 Proxy Statement

Executive Compensation	Table of Contents
Payouts under the Annual Plan were based on a combination of the achievement of the Company’s financial performance goals in 2023 (the “Gates Financial Performance Factor”), which fund the Annual Plan, and the NEO’s performance during the fiscal year against his or her individual performance goals (the “Individual Performance Factor”).
New starting in 2023, the maximum total bonus opportunity for the NEOs was capped at 200% of their respective target incentive bonus opportunities.
Gates Financial Performance Factor. The Gates Financial Performance Factor sets the funding level for the Annual Plan (the “Total Bonus Pool”). The Compensation Committee, after an evaluation of possible financial performance measures, determined to continue using Adjusted EBITDA, Free Cash Flow and Revenue as the financial performance measures for 2023. The Compensation Committee determined that these financial performance measures would be critical indicators of the Company’s performance for 2023 and, when combined, would contribute to sustainable growth. The Annual Plan financial performance measures and weightings for 2023 are described below.

Performance Measure (Weighting)	Description*

Adjusted EBITDA (50%)
Adjusted EBITDA under the Annual Plan is defined in the same manner as described in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations —  Non-GAAP Measures,” of the 2023 Annual Report.

Free Cash Flow (30%)	Calculated as Adjusted EBITDA (as defined for purposes of the Annual Plan as described immediately above), less capital expenditures, plus or minus the change in working capital versus prior year.

Revenue (20%)	Revenue under the Annual Plan is defined as actual revenue as reflected in the Company’s financial statements, excluding the impacts of acquisitions and divestitures made during the fiscal year.
(*) At the time of setting these performance measures, the Compensation Committee determined that the performance measures and payout calculations may exclude the translation impact of foreign exchange gains and losses if excessive in nature, and the Compensation Committee may exclude from the targets and/or the calculation of the performance measures impacts of any non-recurring or unusual item. No such exclusions were made in 2023.
The weighted achievement factor for each of the financial performance measures is determined by multiplying the weight attributed to each performance measure by the applicable achievement factor for each measure. For each of the performance measures, the achievement factor is determined by calculating the payout percentage against the target goal based on a pre-established scale. Funding attainment with respect to each of these performance measures can range from 0% of the target incentive to 200% of the target incentive as follows:
•0% funding for performance below the threshold requirement;
•50% of target incentive for achieving 90% of the target performance requirement (threshold);
•100% of target incentive for achieving 100% of the target performance requirement (target); and
•200% of target incentive for achieving 110% or above of the target performance requirement (maximum).
Payouts for performance between points are interpolated on a straight-line mathematical basis and rounded to the nearest whole number.
The following table outlines the calculation of the 2023 Total Bonus Pool based on the Company’s attainment of the 2023 Gates Financial Performance Factor measures, each of which were approved by the Compensation Committee with no adjustments to the previously approved performance measures described above.

(dollars in millions)		Threshold $	Target $	Maximum $	2023 Attainment		Funding
Measure	Weighting %				$	%	Amount $	% of Target

Adjusted EBITDA	50.0	642.1	713.4	784.7	747.0	104.7	20.8	147
Free Cash Flow	30.0	585.6	650.7	715.8	709.6	109.1	16.2	191
Revenue*	20.0	3,355.3	3,559.0	3,737.3	3,570.2	100.3	6.0	106
Total							$43.0	152%
(*) Revenue threshold and maximum are narrower than 90% and 110% to align with the associated Adjusted EBITDA levels.

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Executive Compensation	Table of Contents
Individual Performance Factor. At the end of the performance period, the Compensation Committee considered both the Company’s attainment of the 2023 Gates Financial Performance Factor measures as described above and individual performance factors that are based on achievement against the performance criteria listed below, to the extent relevant to the NEO’s functional or operational area of expertise, to determine the appropriate attainment percentage for the NEOs.
•Financial Goals: Achieving the Company’s annual financial plan, as well as the annual financial plan for the executive’s region or function. This included goals related to the Company’s 2023 sales, adjusted EBITDA and free cash flow.
•Operational Goals: Achieving targets related to workplace safety, product quality and delivery, freight costs, productivity and inventory management.
•Geographic Growth Goals: Focusing on growth opportunities to drive richer margins and mix.
•Key Initiatives: Executing on key company initiatives set forth in the Company’s strategic plan, including those related to the industrial, mobility, and automotive end markets, 80/20 portfolio optimization, innovation, and digital assets.
•Doing Business the Right Way:
◦Adhering to the Company’s compliance programs and policies, including completion of all required certifications such as those related to workplace health and safety; international laws and regulations; and information technology security.
◦Achieving environmental, sustainability and governance goals related to natural resource consumption, eco-innovation solutions for customers, diversity, equity and inclusion programs, and compliance with reporting requirements as well as defining and executing on other environmental, sustainability and governance targets.
•Building Our People: Focusing on the attraction, development and engagement of our workforce through annual development plans, development opportunities, succession planning, and diversity, equity and inclusion initiatives and processes.
In evaluating our CEO’s 2023 performance, the Compensation Committee considered Mr. Jurek’s leadership and performance across all areas of focus described above. With respect to individual performance of our other NEOs, the Compensation Committee reviewed their performance with our CEO, considering the CEO’s evaluation of their performance against their 2023 goals. These goals primarily related the other NEOs’ respective functional or operational areas of responsibility as follows: Mr. Mallard’s goals focused on finance, information technology, and risk management organizational capabilities as well as succession planning; Ms. Bracken’s goals focused on legal organization capabilities and strategic global counseling, succession planning, and employee development; Ms. Montgomery’s goals focused on human resources organizational capabilities and leadership of the Company’s organizational structure, talent assessment, compensation programs, and succession planning; and Mr. Pitstick’s goals focused on strategy, marketing, and communications organizational capabilities and succession planning. After reviewing these evaluations as well as the committee’s interactions with the NEOs and considering the size and complexity of Company’s business as well as external variables such as macro-economic conditions, the Compensation Committee determined each NEO had met or exceeded each of their 2023 goals.
Payout. Under the Annual Plan, the Compensation Committee established an individual target award opportunity for each NEO, which was guided by the annual review and evaluation of competitive executive compensation market data described above. Target award opportunities are expressed as a percentage of an NEO’s base salary. For 2023, the Compensation Committee increased Ms. Montgomery’s target award opportunity from 70% to 75% of base salary and Mr. Pitstick’s target award opportunity from 75% to 85% of base salary, in each case, to further align with market-based data with respect to their roles. None of our other NEOs received a target annual incentive opportunity increase for 2023.
Actual amounts paid under the Annual Plan were calculated by multiplying each NEO’s base salary in effect on December 30, 2023 by (i) the officer’s Annual Plan target bonus opportunity (which is reflected as a percentage of base salary), (ii) the final Gates Financial Performance Factor and (iii) the Individual Performance Factor. The following table illustrates the calculation of the annual cash incentive awards payable to each of the NEOs under the Annual Plan based on Fiscal 2023 financial performance and individual performance.

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Name	Base Salary ($)	Target Annual Plan Opportunity (% of Base Salary)*	Target Annual Plan Opportunity ($)	Gates Financial Performance Factor (%)	Individual Performance Factor (%)	2023 Actual Payout ($)

I. Jurek	1,141,899	150	1,712,849	152	100	2,603,530
L. Mallard	621,534	100	621,534	152	100	944,732
C. Bracken	470,880	75	353,160	152	100	536,803
G. Montgomery	430,500	75	322,875	152	100	490,770
T. Pitstick*	520,876	85	434,468	152	100	660,390
(*) Effective February 28, 2023, Mr. Pitstick’s bonus target was increased from 75% to 85%. Accordingly, the dollar value of his target opportunity was calculated proportionally based on his target opportunity levels during 2023, equal to 83.41%.
The Compensation Committee approved the 2023 Total Bonus Pool as set forth above, setting the maximum funding level under the Annual Plan. In addition, each individual NEO performance payout was capped at 200% of such NEO’s target opportunity. No NEO received more than 152% of their 2023 target incentive bonus opportunity.
Long-Term Incentive Opportunity. The Company believes that its NEOs’ long-term compensation should be directly linked to the value it delivers to shareholders. Equity awards granted to NEOs are designed to provide long-term incentive opportunities over a period of several years. In connection with the Company’s initial public offering (the “IPO”), it adopted the Gates Industrial Corporation plc 2018 Omnibus Incentive Plan (the “2018 Omnibus Incentive Plan”), a market-based long-term incentive program that allows for a mix of awards, including performance shares or units, restricted shares or units and stock options. The 2018 Omnibus Incentive Plan was informed by the peer group and broader public company practice and is consistent with the Company’s compensation objective of providing a long-term equity incentive opportunity that aligns compensation with the creation of shareholder value and achievement of business goals.
In February 2023, the Board approved long-term incentive awards (the “2023 LTI”) under the 2018 Omnibus Incentive Plan to incentivize long-term business performance as well as to promote retention. Consistent with the prior year, the target number of ordinary shares underlying the 2023 LTI awards granted to NEOs is comprised of 50% PRSUs and 50% RSUs based on the closing price as of the grant date.
Each NEO’s target opportunity for the 2023 LTI is a percentage of his or her base salary as set forth in the table below. LTI target opportunities for the Company’s NEOs in 2023 were determined by the Compensation Committee and the Board at their February 2023 meetings primarily to align with market compensation practices and reward individual performance following a thorough review of competitive market data provided by the Consultant. None of our NEOs received an LTI target opportunity increase for 2023.

Name	2023 LTI Target (% of base salary)	Target Grant Value ($)

I. Jurek	470	5,366,926
L. Mallard	215	1,336,299
C. Bracken	175	824,040
G. Montgomery*	150	630,000
T. Pitstick	175	911,532
(*) Ms. Montgomery’s target grant value was based on her salary as of February 28, 2023, which was $420,000.
The RSUs will vest in substantially equal annual installments on the first three anniversaries of the grant date, subject to the executive’s continued employment through the vesting date. Consistent with the prior year, the PRSUs provide that 75% of the award will vest at the end of the three-year performance period if the Company achieves a certain level of average annual Adjusted Return on Invested Capital (“Adjusted ROIC”) and the remaining 25% will vest at the end of the three-year performance period if the Company achieves certain Relative Total Shareholder Return (“Relative TSR”) goals.
The Compensation Committee selected Adjusted ROIC as a metric to drive focus on making sound investments and efficient use of working capital. The Compensation Committee selected Relative TSR as a metric to align a significant portion of pay delivery directly with shareholder value creation relative to companies in similar industries represented by the S&P 1500 Capital Goods

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industry index. It also aligns the interests and experience of executive officers with those of the Company and its shareholders and filters out macroeconomic and other factors that are not within management’s control.

Performance Measure (Weighting)	Description

Adjusted ROIC (75%)
75% of PRSU value is calculated as the three-year average of the annual: (Adjusted EBITDA - depreciation and amortization) x (1 - 25% tax rate) divided by the five quarter average of (total assets - non-restricted cash - accounts payable - goodwill and other intangible assets that arose from the acquisition of Gates by Blackstone in 2014).

The financial measures used to determine Adjusted ROIC are calculated in accordance with U.S. GAAP as presented in the Company’s financial statements, except (i) Adjusted EBITDA is defined in the same manner as described in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Measures” of the 2023 Annual Report, (ii) actual results and/or performance targets may be adjusted to exclude the impact of acquisitions and divestitures completed during the performance period, (iii) the depreciation and amortization deduction excludes the amortization of intangible assets arising from the acquisition of Gates by Blackstone in 2014 and (iv) total assets excludes both income tax and deferred tax assets.

Relative TSR (25%)
25% of PRSU value is based on the Company’s three-year relative TSR ranking against companies in the S&P 400 Capital Goods Industry Index (the “Relative TSR Peer Group”). TSR is measured by stock price change and dividends over the performance period as a percentage of the beginning stock price. The beginning and ending stock prices are based on the prior 20-day trading averages. In the event absolute TSR performance is negative, payout of Relative TSR is capped at the target level.

The total number of PRSUs that vest at the end of the three-year performance period will range from a payout of 0% to a maximum of 200% as determined by measuring actual performance over the performance period for Adjusted ROIC and Relative TSR against the performance goals based on a pre-established scale. Payout for achievement between the performance levels will be determined based on a straight-line interpolation of the applicable payout range rounded to the nearest whole percentile for Relative TSR and rounded to the nearest tenth of a percentage for Adjusted ROIC. Goals for the Adjusted ROIC performance measure will be disclosed at the end of the three-year performance period. Payout of the Relative TSR measure is capped at the target level if absolute TSR performance is negative, and requires the following threshold, target and maximum performance levels over the three-year performance period:

Relative TSR Percentile Rank	Potential Payout Percentage

75th Percentile or above (Maximum)	200%
50th Percentile (Target)*	100%
25th Percentile (Threshold)	50%
Below 25th Percentile	0%
(*) Payout is capped at the target level if absolute TSR performance is negative.
Payouts for the PRSUs are subject to the NEO’s continued employment through the end of the applicable performance period and are paid out after the certification of the performance results by the Compensation Committee. The Compensation Committee chose Adjusted ROIC and Relative TSR performance goals at target that are, in the Compensation Committee’s view, challenging but achievable.
2021-2023 PRSUs. For the PRSUs vested and payable in 2023 (granted in 2021 for a three-year performance period from 2021-2023 (the “2021-2023 Performance Period”)), the weighting and level of achievement of the two metrics of Adjusted ROIC and Relative TSR as well as the aggregate payout were as follows:

Metric	Weight	Payout

Adjusted ROIC	50%	136%
Relative TSR	50%	0%
Total Payout		68%

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Adjusted ROIC. The PRSU payout level for Adjusted ROIC was based on the three-year average performance during the 2021-2023 Performance Period. The annual threshold, target, and maximum goals for this metric as well as the achievement and payout for this metric were as follows:

Performance Period	Threshold (50% funding)	Target (100% funding)	Maximum (200% funding)	Annual Achievement			3-Year Average Annual Achievement	Metric Weighting
				2021	2022	2023

2021 - 2023	15.0%	20.0%	25.0%	22.4%	20.0%	23.0%	21.8%
Adjusted ROIC Payout							136.0%	50.0%
(*) Performance between goals was interpolated on a straight-line basis, rounded to the nearest whole percentage.
Relative TSR. The PRSU payout level of Relative TSR was based on the Company’s’ three-year total shareholder return ranking versus the Relative TSR Peer Group with a cap at the target level if absolute TSR performance is negative. The threshold, target and maximum performance levels as well the Company’s achievement were as follows:

Performance Period	Threshold (50% funding)	Target (100% funding)	Maximum (200% funding)	Achievement	Metric Weighting

Twenty-day average stock price prior to December 31, 2020 and December 29, 2023	25th percentile (12% TSR)	50th percentile (39% TSR)	75th percentile (95% TSR)	14th percentile (-4% TSR)
Relative TSR Payout				0.0%	50.0%
NEO Awards. Based on the Company’s performance over the 2021-2023 Performance Period as described above, the numbers of ordinary shares underlying PRSUs granted in 2021 vested as follows for each participating NEO:

Name	Target Award (#)	Total Earned Award (#)

I. Jurek	165,400	112,472
L. Mallard	24,278	16,509
C. Bracken	9,520	6,473
T. Pitstick	10,578	7,193
Other Aspects of the Company’s Compensation Programs
Sign-on Bonuses. From time to time, the Company may award sign-on bonuses. Sign-on bonuses are used when necessary to attract highly skilled officers to the Company. Generally, they are used to incentivize candidates to leave their current employers or may be used to offset the loss of unvested compensation they may forfeit as a result of leaving their current employers. During Fiscal 2023, the Company did not award any sign-on bonuses to NEOs.
Employment Agreements. At this time, none of our NEOs have employment agreements in place.
Retirement Benefits. The Company offers the following retirement benefits to eligible U.S.-based employees, including the NEOs, as specified below. Additional details about the Gates Corporation Supplemental Retirement Plan (the “Supplemental Retirement Plan”), as it applies to the NEOs, is included in the “2023 Nonqualified Deferred Compensation” section of this Proxy Statement.

Plan	Description

Gates MatchMaker 401(k) Plan
A qualified defined contribution retirement benefit available to eligible U.S. employees (as defined in the plan document) that is intended to qualify as a profit sharing plan under Section 401(k) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

Supplemental Retirement Plan	A funded, nonqualified plan that provides the Company’s executives, including NEOs, benefits similar to the Gates MatchMaker 401(k) Plan but without an employer match or the Code contribution and earnings limitations.

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The Company offers a defined contribution retirement benefit to all eligible U.S. participants through the Gates MatchMaker 401(k) Plan. The Gates MatchMaker 401(k) Plan provides employees with individual retirement accounts funded by (1) an automatic Gates-paid contribution of 3% of employee eligible earnings, and (2) a Gates-paid match on employee contributions dollar-for-dollar on the first 3% of eligible earnings that the employee contributes, which is subject to three-year cliff vesting. The Code sets maximum limitations on employee contributions for participants as well as limitations on the earnings upon which employee/employer contributions may be made.
The Company currently offers participation in the Supplemental Retirement Plan to specified U.S. executives that include the NEOs. This plan is a nonqualified deferred compensation plan that provides participants with the following two benefit opportunities:
•Non elective employer contribution. A 6% employer contribution on eligible earnings that exceed Section 401(a)(17) of the Code’s dollar limits.
•Compensation Deferral Opportunity. Employee participants may elect to defer up to 80% of base salary and 80% of bonus compensation. There is no employer paid matching contribution on these elective deferrals.These deferrals are in addition to amounts participants may defer in the Gates MatchMaker 401(k) Plan.
Health and Welfare Benefits. The Company also provides other benefits such as medical, dental and short-term disability coverage to each NEO, which are identical to the benefits provided to all other eligible U.S.-based employees. Executive officers, including the NEOs, also receive enhanced benefits that are not available to other employees, such as additional relocation assistance and life, accidental death and dismemberment (“AD&D”) and long-term disability insurance benefits. Specifically, all NEOs were eligible for enhanced life and AD&D insurance benefits in the following amounts in 2023: 3x base salary up to $1,000,000 (for Mr. Pitstick), 3x base salary up to $2,000,000 (for Mr. Mallard and, effective January 1, 2024, Ms. Bracken and Ms. Montgomery) and 3x base salary up to $3,000,000 (for Mr. Jurek). In addition, all NEOs were eligible for enhanced long-term disability insurance benefits of 66.7% of their salary (up to $20,000/month). An individual disability insurance plan is offered to executives with an income of over $360,000, including the NEOs, to cover annual income in excess of  $360,000. The plan provides an additional $10,000 of monthly benefit above the group disability plan. The Company also provides unlimited flexible time off and paid holidays to U.S. based employees holding director level or above positions, including the NEOs.
Other Benefits. The Company provides other benefits to the NEOs that its believes are necessary to compete for executive talent. The additional benefits for the NEOs generally consist of a parking subsidy, tax preparation services and an executive annual physical examination. Tax gross-ups are provided to U.S. based employees holding director level or above positions, including the NEOs, for certain relocation benefits which may be provided in connection with commencement of employment with the Company. In certain circumstances, the Company provides NEOs with limited personal use of an airplane leased by the Company pursuant to a fractional lease program. The value of any personal use (including for any family members who accompany the NEO) is imputed as income to the NEO, who is fully responsible for any associated income and other tax liability. The specific amounts attributable to the other benefits provided to the NEOs in 2023 are set forth in the “All Other Compensation” column of the Summary Compensation Table of this Proxy Statement.
Change in Control and Severance Benefits. The Compensation Committee and the Board believe that executives are better able to perform their duties with respect to any potential proposed corporate transaction without concern for the impact of the transaction on their individual employment with carefully structured change in control and severance benefits. In addition, the Compensation Committee and the Board believe that the interests of the Company’s shareholders are better protected and enhanced by providing greater certainty regarding executive pay obligations in the context of planning and negotiating any potential corporate transactions. Accordingly, in connection with the IPO, the Company adopted the Executive Severance Plan and the Executive Change in Control Plan for certain executives. Executives are not entitled to payments under the Executive Severance Plan if they are entitled to receive payment under the Executive Change in Control Plan discussed below. For information regarding these plans, including the participants, please see “Potential Payments upon Termination or Change in Control.” Prior to 2020, the Company provided limited single-trigger change in control benefits to certain NEOs in their stock options and RSU award agreements. Since 2020, all stock options and RSU award agreements contain double trigger vesting provisions that require the occurrence of both a change in control and a qualified termination. The terms of the Company’s Supplemental Retirement Plan also provide for early distribution upon a change in control.
Clawback Policy. In October 2023, the Compensation Committee modified the Company’s clawback policy consistent with the requirements of Exchange Act Rule 10D-1 and NYSE listing standards. The Incentive Compensation Clawback Policy applies to the Company’s current and former Section 16 officers. Under this policy, the Company must recover erroneously awarded incentive-based compensation, subject to limited exceptions, in the event the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws. This policy requires recovery of erroneously awarded incentive compensation regardless of whether a Section 16 officer engaged

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in any misconduct or is otherwise at fault. This policy applies to incentive-based compensation awarded to a current or former Section 16 officer during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement. The Company’s 2018 Omnibus Incentive Plan also provide that if a covered person engages in any detrimental activity (as defined in the 2018 Omnibus Incentive Plan) as determined by the Compensation Committee, the Compensation Committee may, in its sole discretion, provide for one or more of the following: (i) cancellation of any or all of such covered person’s outstanding awards; or (ii) forfeiture by the covered person of any gain realized on the vesting or exercise of awards, and prompt repayment of any such gain to the Company.
Executive Stock Ownership Guidelines. To better align the financial interests of the Company’s NEOs and its shareholders, the Company has executive stock ownership guidelines. These guidelines were last updated on April 12, 2024 to, among other things, exclude shares underlying vested stock options from the ownership calculation and adjust the annual measurement date from February 1st to April 1st of the applicable year. The Company, along with the Compensation Committee, reviews the executive ownership annually as of the annual measurement date. Any officer who does not meet the applicable threshold is required to retain 50% of stock acquired through the exercise or vesting of equity awards made by the Company. Once the applicable threshold is met, the officer must continue to meet the threshold on each annual measurement date. In calculating the ownership, the Company historically included direct and certain indirect ownership and unvested time-based vesting restricted stock units, and did not include unvested stock options or unvested performance-based restricted stock units. As of April 12, 2024, the Company no longer includes shares underlying vested stock options in the ownership calculation. Currently, each NEO is expected to own the Company’s ordinary shares in the following amounts:

Chief Executive Officer	6 times base salary
Other NEOs	3 times base salary
As of the most recent measurement date, all of the NEOs met their applicable ownership guidelines.

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COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the 2023 Annual Report.
Submitted by the Compensation Committee of the Board:
Neil P. Simpkins, Chair
Wilson S. Neely
Fredrik Eliasson
COMPENSATION TABLES
2023 Summary Compensation Table
The following table sets forth the compensation for our NEOs for the fiscal years presented.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation($)(4)	Total ($)

Ivo Jurek	2023	1,134,129		5,705,428	—	2,603,530	—	267,927	9,711,014
Chief Executive Officer	2022	1,090,834		12,104,764	—	951,125	—	255,667	14,402,390
	2021	1,051,392		4,204,468	1,240,104	2,058,713	—	217,622	8,772,299
L. Brooks Mallard	2023	616,298		1,420,560	—	944,732	—	86,020	3,067,610
Chief Financial Officer	2022	587,168		2,749,114	—	358,122	—	95,942	3,790,346
	2021	561,423		788,522	353,326	761,063	—	75,349	2,539,683
Cristin C. Bracken	2023	464,709		876,000	—	536,803	—	50,267	1,927,779
Chief Legal Officer	2022	429,908		1,529,262	—	186,945	—	57,419	2,203,535
Gwen Montgomery	2023	427,673		670,296	—	490,770	—	58,052	1,646,791
Chief Human Resources Officer
Thomas G. Pitstick	2023	513,267		969,000	—	660,390	—	66,567	2,209,224
President, APAC, and Global Strategy	2022	472,226		1,790,426	—	206,976	—	68,053	2,537,681
	2021	444,528		343,578	153,966	433,415	—	56,417	1,431,904
1.The amounts reported in the “Salary” column consist of base salary earned in Fiscal 2023. The following base salary increases were effective March 1, 2023: Mr. Jurek (from $1,097,980 to $1,141,899); Mr. Mallard (from $591,938 to $621,534); Ms. Bracken (from $400,000 to $470,880); and Mr. Pitstick (from $477,868 to $520,876). Effective April 2, 2023, Ms. Montgomery’s base salary increased from $420,000 to $430,500.
2.The amounts reported in the “Stock Awards” column represent stock awards for the fiscal years presented. For Fiscal 2023 this represents the grant date fair value of the annual time-based RSUs and PRSUs granted as part of our 2023 LTI Program described in the CD&A under the heading “Elements of Compensation - Long-Term Incentive Opportunity,” granted under the 2018 Omnibus Incentive Plan calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“Topic 718”). For information regarding the assumptions used in determining the fair value of these awards, please refer to Note 18, Share-based Compensation, of the audited consolidated financial statements included in the Annual Report. Where the number of shares ultimately issued depends on a performance or market condition, the target number of awards is used for the purpose of the above table. With respect to the annual PRSUs granted as part of our 2023 LTI program, 75% vest subject to attainment of certain levels of Adjusted ROIC and 25% vest subject to attainment of a certain Relative TSR, in each case, at the end of the three-year performance period. The grant date fair value of the shares that vest according to Adjusted ROIC was computed in accordance with Topic 718 based upon the probable outcome of the performance conditions as of the grant date. As the shares that vest according to Relative TSR are subject to market conditions as defined under Topic 718 and are not subject to performance conditions as defined under Topic 718, they have no maximum grant date fair values that differ from the grant date fair values included in the table. Assuming the highest level of performance is achieved with respect to the Adjusted

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ROIC awards, the grant date fair value of the stock awards would be: Mr. Jurek — $7,718,018; Mr. Mallard — $1,921,663; Ms. Bracken —$1,185,009; Ms. Montgomery — $907,714; and Mr. Pitstick — $1,310,815.
3.The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent amounts earned by NEOs under the Annual Plan. The terms of the Annual Plan are described more fully above in the “Elements of Compensation — Short-Term Incentive Opportunity.”
4.The amounts reported in the “All Other Compensation” column for Fiscal 2023 reflect the sum of: (i) the amounts contributed by Gates to the Gates MatchMaker 401(k) Plan and the Supplemental Retirement Plan, which are calculated on the same basis for all participants, including the NEOs, and (ii) the cost of all other executive benefits that are required to be reported by SEC rules. The material provisions of the Gates MatchMaker 401(k) Plan and the Supplemental Retirement Plan are described in the “2023 Nonqualified Deferred Compensation” section of this Proxy Statement. Please see the following table for further information on the aggregate incremental cost of these benefits.

Name	Company Contributions to Gates MatchMaker 401(k)(a) ($)	Company Contributions to Gates Executive Supplemental Retirement Plan(b) ($)	Other Benefits(c) ($)	Total ($)

I. Jurek	19,800	105,315	142,812	267,927
L. Mallard	19,800	38,665	27,555	86,020
C. Bracken	19,800	19,299	11,168	50,267
G. Montgomery	19,800	16,592	21,660	58,052
T. Pitstick	19,800	23,415	23,352	66,567
a.Company Contributions to Gates MatchMaker 401(k) Plan. Gates makes matching contributions of 100% on up to 3% of eligible earnings deferred by all eligible participants, including NEOs, in accordance with the Gates MatchMaker 401(k) Plan. Gates also makes a non-elective contribution to all eligible participants, including NEOs, in an amount equal to 3% of eligible earnings, subject to Code limitations.
b.Company Contributions to Gates Supplemental Retirement Plan. Gates makes a retirement contribution of 6% of eligible compensation on behalf of all eligible participants, including the NEOs, under the Supplemental Retirement Plan for eligible compensation that exceeds Section 401(a)(17) of the Code.
c.Other Benefits. Gates provided certain other benefits to NEOs. The aggregate amount reported in the Other Benefits column consists of the following: For Mr. Jurek, (i) parking subsidy of $4,140, (ii) tax preparation services of $4,461, (iii) executive physical of $2,100, (iv) enhanced life insurance premium of $5,760, (v) enhanced AD&D and long-term disability insurance premium of $24,431,(vi) personal use of an airplane leased by the Company pursuant to a fractional lease program of $90,420, and (vii) attendance at a Company-sponsored team building and entertainment event valued at $11,500. The aggregate incremental cost of the airplane use was calculated based on the variable operating costs to the Company for personal usage, which includes fees per flight hour, fuel charges and any additional usage or service fees. Mr. Jurek was accompanied by family members, but there was no incremental cost associated with these additional passengers. Because the airplane is used primarily for business travel, this methodology excludes costs that do not change based on usage, such as the annual lease fee. For Mr. Mallard, (i) parking subsidy of $4,140, (ii) enhanced life insurance premium of $3,410, (iii) enhanced AD&D and long-term disability insurance premium of $8,505, and (iv) attendance at a Company-sponsored team building and entertainment event valued at $11,500. For Ms. Bracken, (i) parking subsidy of $4,140, (ii) enhanced life insurance premium of $1,920, and (iii) enhanced AD&D and long-term disability insurance premium of $5,108. For Ms. Montgomery, (i) parking subsidy of $4,140, (ii) enhanced life insurance premium of $1,920, (iii) enhanced AD&D and long-term disability insurance premium of $4,100, and (iv) attendance at a Company-sponsored team building and entertainment event valued at $11,500. For Mr. Pitstick, (i) parking subsidy of $4,140, (ii) enhanced life insurance premiums of $1,920, (iii) enhanced AD&D and long-term disability insurance premium of $5,792, and (iv) attendance at a Company-sponsored team building and entertainment event valued at $11,500.

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2023 Grants of Plan-Based Awards
The following table summarizes all grants of plan-based awards to the NEOs in Fiscal 2023:

			Estimated Future Payouts under non-equity incentive plan awards			Estimated Future Payouts under Equity incentive plan awards			All other stock awards: number of shares of stock units (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/sh)	Grant date fair value of stock and option awards ($)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)

I Jurek	Annual Plan(1)	—	171,285	1,712,849	3,425,698
	PRSU(2)	3/1/2023				23,773	190,181	380,362				3,021,974
	RSU(3)	3/1/2023							190,181			2,683,454
L. Mallard	Annual Plan(1)	—	62,153	621,534	1,243,069
	PRSU(2)	3/1/2023				5,919	47,352	94,704				752,423
	RSU(3)	3/1/2023							47,352			668,137
C. Bracken	Annual Plan(1)	—	35,316	353,160	706,320
	PRSU(2)	3/1/2023				3,650	29,200	58,400				463,988
	RSU(3)	3/1/2023							29,200			412,012
G. Montgomery	Annual Plan(1)	—	32,288	322,875	645,750
	PRSU(2)	2/28/2023				2,804	22,435	44,870				355,309
	RSU(3)	2/28/2023							22,435			314,987
T. Pitstick	Annual Plan(1)	—	43,447	434,468	868,935
	PRSU(2)	3/1/2023				4,038	32,300	64,600				513,247
	RSU(3)	3/1/2023							32,300			455,753
1.Represents the cash-based award opportunity range under the Annual Plan, the terms of which are summarized under “Elements of Compensation — Short-Term Incentive Opportunity” above. For purposes of this table and threshold level disclosure, the Company assumed that the lowest weighted of the three performance measures achieved the threshold level of attainment (in other words, 10% of the target award was earned) and the Individual Performance Factor was set at 100%. The calculation uses each NEO’s base salary as of December 31, 2023. Please refer to the “2023 Summary Compensation Table” for the actual cash-based award earned under the Annual Plan by each NEO for 2023.
2.Represents the threshold, target and maximum payout shares of the PRSUs granted under the 2018 Omnibus Incentive Plan as part of the 2023 LTI program. Threshold payout of shares is calculated assuming threshold levels of attainment of 50% for the Relative TSR measure. The number of shares ultimately issued, which could be greater or less than target, will be based on achieving specific performance conditions. Please refer to “Elements of Compensation — Long-Term Incentive” above. The grant date fair values of the PRSUs were calculated in accordance with Topic 718 based on targets, the probable outcomes of the performance conditions.
3.Represents RSUs granted under the 2018 Omnibus Incentive Plan as part of the 2023 LTI program. The grant date fair values of the RSU awards were the closing prices on the dates of the grants.

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Outstanding Equity Awards at December 30, 2023
The following table provides information regarding outstanding equity awards held by each NEO as of December 30, 2023.

		Option Awards (*)				Stock Awards
Name	Grant date and award type	Number of securities underlying un-exercised options exercisable (#)	Number of securities underlying un-exercised options un-exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(3)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(4)

I. Jurek	5/18/2015 Tier I	1,017,239	—	6.56	5/18/2025	—	—	—	—
	5/18/2015 Tier II	1,017,239	—	6.56	5/18/2025	—	—	—	—
	5/18/2015 Tier IV	1,017,239	—	9.84	5/18/2025	—	—	—	—
	5/2/2017 Tier I	135,496	—	7.87	5/2/2027	—	—	—	—
	5/2/2017 Tier II	135,496	—	7.87	5/2/2027	—	—	—	—
	5/2/2017 Tier IV	135,496	—	11.80	5/2/2027	—	—	—	—
	2/22/2019 Options(5)	252,122	—	16.46	2/22/2029	—	—	—	—
	2/22/2019 Options(6)	530,972	265,488	19.00	2/22/2029	—	—	—	—
	2/21/2020 Options(5)	241,406	—	12.60	2/21/2030	—	—	—	—
	2/26/2021 Options(5)	99,299	49,651	15.00	2/26/2031	—	—	—	—
	2/26/2021 Options(7)	26,005	13,004	16.50	2/26/2031	—	—	—	—
	2/26/2021 RSU	—	—	—		27,567	369,949	—	—
	2/25/2022 RSU	—	—	—		109,148	1,464,766	—	—
	2/25/2022 PRSU	—	—	—		—	—	143,255	1,922,482
	7/27/2022 RSU	—	—	—		373,334	5,010,142	—	—
	3/1/2023 RSU	—	—	—		190,181	2,552,229	—	—
	3/1/2023 PRSU	—	—	—		—	—	166,408	2,233,195
L. Mallard	2/24/2020 Options(5)	76,294	—	11.76	2/24/2030	—	—	—	—
	2/26/2021 Options(5)	35,367	17,685	15.00	2/26/2031	—	—	—	—
	2/26/2021 RSU	—	—	—		7,855.00	105,414	—	—
	2/25/2022 RSU	—	—	—		26,918.00	361,240	—	—
	2/25/2022 PRSU	—	—	—		—	—	35,329	474,115
	7/27/2022 RSU	—	—	—		78,921.00	1,059,120	—	—
	3/1/2023 RSU	—	—	—		47,352.00	635,464	—	—
	3/1/2023 PRSU	—	—	—		—	—	41,433	556,031
C. Bracken	9/19/2017 Tier I	9,536	—	13.44	9/19/2027	—	—	—	—
	9/19/2017 Tier II	9,536	—	13.44	9/19/2027	—	—	—	—
	9/19/2017 Tier IV	9,536	—	20.16	9/19/2027	—	—	—	—
	2/22/2019 Options(5)	9,762	—	16.46	2/22/2029	—	—	—	—
	2/21/2020 Options(5)	11,190	—	12.60	2/21/2030	—	—	—	—
	2/26/2021 Options(5)	13,867	6,935	15.00	2/26/2031	—	—	—	—
	2/26/2021 RSU	—	—	—		3,081.00	41,347	—	—
	2/25/2022 RSU	—	—	—		16,138.00	216,572	—	—

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		Option Awards (*)				Stock Awards
Name	Grant date and award type	Number of securities underlying un-exercised options exercisable (#)	Number of securities underlying un-exercised options un-exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(3)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(4)

	2/25/2022 PRSU	—	—	—		—	—	21,180	284,236
	7/27/2022 RSU	—	—	—		40,694.00	546,113	—	—
	3/1/2023 RSU	—	—	—		29,200	391,864	—	—
	3/1/2023 PRSU	—	—	—		—	—	25,550	342,881
G. Montgomery	3/13/2017 Tier I	27,099	—	7.21	3/13/2027	—	—	—	—
	3/13/2017 Tier II	27,099	—	7.21	3/13/2027	—	—	—	—
	3/13/2017 Tier IV	27,099	—	9.84	3/13/2027	—	—	—	—
	3/9/2018 Options(5)	5,000	—	17.72	3/9/2028	—	—	—	—
	2/22/2019 Options(5)	11,135	—	16.46	2/22/2029	—	—	—	—
	2/21/2020 Options(5)	11,459	—	12.60	2/21/2030	—	—	—	—
	2/26/2021 Options(5)	6,190	3,096	15.00	2/26/2031	—	—	—	—
	2/26/2021 RSU	—	—	—		1,376	18,466	—	—
	2/25/2022 RSU	—	—	—		11,105	149,029	—	—
	2/25/2022 PRSU	—	—	—		—	—	14,574	195,583
	7/27/2022 RSU	—	—	—		36,747	493,145	—	—
	3/1/2023 RSU	—	—	—		22,435	301,078	—	—
	3/1/2023 PRSU	—	—	—		—	—	19,630	263,435
T. Pitstick	1/11/2016 Tier I	84,685	—	6.56	1/11/2026	—	—	—	—
	1/11/2016 Tier II	84,685	—	6.56	1/11/2026	—	—	—	—
	1/11/2016 Tier IV	84,685	—	9.84	1/11/2026	—	—	—	—
	5/2/2017 Tier I(1)	35,724	—	7.87	5/2/2027	—	—	—	—
	5/2/2017 Tier II	35,724	—	7.87	5/2/2027	—	—	—	—
	5/2/2017 Tier IV	35,724	—	11.80	5/2/2027	—	—	—	—
	2/22/2019 Options(5)	23,195	—	16.46	2/22/2029	—	—	—	—
	2/21/2020 Options(5)	26,334	—	12.60	2/21/2030	—	—	—	—
	2/26/2021 Options(5)	15,411	7,707	15.00	2/26/2031	—	—	—	—
	2/26/2021 RSU	—	—	—		3,423	45,937	—	—
	2/25/2022 RSU	—	—	—		17,688	237,373	—	—
	2/25/2022 PRSU	—	—	—		—	—	23,214	311,532
	7/27/2022 RSU	—	—	—		50,967	683,977	—	—
	3/1/2023 RSU	—	—	—		32,300	433,466	—	—
	3/1/2023 PRSU	—	—	—		—	—	28,262	379,276
*The Company has a number of awards issued under the 2014 Omaha Topco Ltd. Stock Incentive Plan, which was assumed by the Company and renamed the Gates Industrial Corporation plc Stock Incentive Plan (the “2014 Incentive Plan”) in connection with the Company’s initial public offering in January 2018. No new awards have been granted under this plan since 2017. Of the Company’s NEOs, Mr. Jurek, Ms. Bracken, Ms. Montgomery, and Mr. Pitstick were issued options pursuant to the 2014 Incentive Plan (the “Pre-IPO Options”). The options were split equally into four tiers, each with specific vesting conditions. Tier I options vested evenly over 5 years from the grant date, subject to the participant’s continuing to provide service to the Company on the vesting date. The vesting of Tier II, III and IV options were subject to

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performance conditions that were required to be achieved on or prior to July 3, 2022. The performance conditions included Blackstone’s achievement of specified investment returns at the time of a defined liquidity event, and required the participant’s continued provision of service to the Company on the vesting date. In March 2022, a liquidity event (as defined in the grant agreements) occurred following the sale by Blackstone of a certain portion of their interest in Gates, resulting in the vesting of the Tier II and IV options for all eligible participants. The specified investment returns required for Tier III awards to vest were not met on or before the end of the performance period, resulting the expiration of the Tier III awards in 2022. All outstanding Tier I, II and IV options expire ten years after the date of grant.
1.Reflects RSUs that vest in substantially equal annual installments on each of the first, second and third anniversaries of the grant date.
2.Reflects the aggregate market value of the unvested time-vesting RSUs, based on a price of $13.42 per ordinary share, which was the share price of the Company’s ordinary shares on December 29, 2023, the last trading day of Fiscal 2023.
3.The PRSUs vest on the date the Compensation Committee certifies the achievement of the performance measures following the three-year performance period, with 50% subject to attainment of certain levels of Adjusted ROIC and 50% subject to attainment of Relative TSR for the 2021 awards and 75% subject to attainment of certain levels of Adjusted ROIC and 25% subject to attainment of Relative TSR for the 2022 and 2023 awards. For 2022 and 2023 PRSU awards, the amounts shown in this column represent payout shares of the outstanding PRSUs assuming the target level of attainment of 100% for the Adjusted ROIC measure and the threshold level of attainment of 50% for the Relative TSR measure. The number of shares ultimately issued, which could be zero or greater than the number presented above, will be based on achieving specific performance conditions. Please refer to “Elements of Compensation — Long-Term Incentive” above.
4.Represents the aggregate market value of the threshold payout shares of the unvested PRSUs, based on a price of $13.42 per ordinary share, which was the share price of the Company’s ordinary shares on December 29, 2023, the last trading day of Fiscal 2023.
5.Represents time-based stock options granted under the 2018 Omnibus Incentive Plan. These options vest in substantially equal annual installments on the first three anniversaries of the grant date.
6.Represents premium-priced, time-based stock options granted to the Chief Executive Officer under the 2018 Omnibus Incentive Plan. These premium-priced options vest equally on the third, fourth and fifth anniversary of the grant date.
7.Represents premium-priced time-based stock options granted to the Chief Executive Officer under the 2018 Omnibus Incentive Plan. These premium-priced options vest in substantially equal annual installments on the first three anniversaries of the grant date.
2023 Option Exercises and Stock Vested
The following table provides information regarding the NEOs’ option exercises and stock that vested during 2023.

	Option Awards		Stock Awards
Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares or Units Acquired on Vesting (#)	Value Realized on Vesting ($)*

I. Jurek	—	—	411,933	5,574,223
L. Mallard	—	—	87,056	1,184,611
C. Bracken	—	—	41,056	556,723
G. Montgomery	—	—	29,256	398,356
T. Pitstick	—	—	48,287	656,621
(*) Based on the closing price of the Company’s ordinary shares on the trading day prior to the vesting date.
2023 Nonqualified Deferred Compensation
The Company offers to its executives, including all of the NEOs, the opportunity to participate in the Supplemental Retirement Plan. The table below provides information as of December 30, 2023, for those NEOs who were eligible to participate in this plan.

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Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings (Losses) in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)

I. Jurek	—	105,315	221,881	—	1,805,222
L. Mallard	—	38,665	9,414	—	166,772
C. Bracken	—	19,299	17,663	—	128,810
G. Montgomery	—	16,592	8,714	—	85,624
T. Pitstick	—	23,415	29,067	—	229,580
1.This column reflects 2023 base salary and Annual Plan compensation earned by the NEOs with respect to Fiscal 2023 that have been deferred on a voluntary basis. The amounts reported in this column are included in the 2023 Summary Compensation Table as either “Salary” or “Non-Equity Incentive Plan Compensation” as appropriate.
2.This column contains contributions by us with respect to Fiscal 2023 under the Supplemental Retirement Plan, which provides for benefits in excess of amounts permitted to be contributed under the Gates MatchMaker 401(k) Plan as a result of Section 401(a)(17) of the Code. As a result, participants are eligible to receive a Retirement Contribution paid by the Company in an amount equal to 6% of eligible compensation that exceeds Section 401(a)(17) of the Code, which is earned in 2023 and paid in the first quarter of 2024. These amounts are included in the “All Other Compensation” column of the Summary Compensation Table.
3.Because amounts included in this column do not include above-market or preferential earnings, none of these amounts are included under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.
4.Balances at the end of Fiscal 2023 consist of (1) executive contributions, which reflect salary and Annual Plan compensation deferrals made by the NEOs over time, beginning when they first became eligible to participate in the Supplemental Retirement Plan, plus (2) the Company’s contributions, plus (3) earnings and losses credited on all deferrals, less (4) pre-retirement distributions, if any, taken by the NEO since they began participating in the Supplemental Retirement Plan. Of the amounts reported in this column,$652,587, $117,833, $29,334, and $67,314 were reported as compensation for Mr. Jurek, Mr. Mallard, Ms. Bracken, and Mr. Pitstick, respectively, in the Summary Compensation Tables for prior fiscal years.
Narrative to 2023 Nonqualified Deferred Compensation Table
The Company currently offers participation in the Supplemental Retirement Plan to specified U.S. employees including the NEOs. This plan is a nonqualified deferred compensation plan that provides participants with two benefit opportunities: a Retirement Contribution and a Compensation Deferral Opportunity, as described under the heading “Other Aspects of the Company’s Compensation Programs  —  Retirement Benefits.”
These deferrals are in addition to amounts participants may defer in the Gates MatchMaker 401(k) Plan. Each NEO who participates in the deferral feature of the Supplemental Retirement Plan is 100% vested in both elective deferrals and employer contributions at all times. The amounts deferred are credited to accounts selected by the NEO that mirror the investment alternatives available in the Gates MatchMaker 401(k) Plan. Participants are permitted to select the investment alternatives in which they want their accounts to be deemed to be invested and are credited with earnings and/or losses based on the performance of the relevant investments. Participants are able to periodically change the investment elections for their accounts.
An NEO’s vested account will commence to be paid at the earliest to occur of the following events: (1) the specified date elected by the participant (provided the date specified is at least two years from the end of the Supplemental Retirement Plan year in which the contribution to the Supplemental Retirement Plan is made); (2) the participant’s Disability (as defined in the Supplemental Retirement Plan); (3) the participant’s termination of employment; (4) the participant’s death; or (5) upon a Change in Control (as defined in the Supplemental Retirement Plan).
If the distribution is made on account of a termination of employment (other than death), the vested account will be distributed in accordance with the form of distribution as elected (as a single lump-sum or in annual installments over two, three, four or five years with the first installment made as soon as possible after the first day of the seventh month following the termination of employment). If a distribution is made on account of death, the participant’s vested account will be distributed to his or her beneficiary in a single lump-sum as soon as practicable following the participant’s death, regardless of the form of benefit elected, with the distribution made as soon as possible on the first day of the month following the payment event. If a distribution is made on account of a specified date or Change in Control, the distribution will be made or begin as soon as is reasonably practical, but in no event later than the last day of the calendar year that such event occurred.

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Potential Payments upon a Termination or Change in Control
Summary of Potential Payments. Severance and other benefits that are payable upon a termination of employment or upon a change in control under the Executive Severance Plan and Change in Control Plan are described below. The table following this narrative discussion summarizes the amounts that would have been payable upon termination or a change in control under certain circumstances to NEOs, assuming that their employment terminated on December 30, 2023.
Executive Severance Plan. In connection with the IPO in 2018, the Company adopted the Executive Severance Plan. The Executive Severance Plan provides for severance payments upon certain terminations of employment to its NEOs and other executive officers who are expected to make substantial contributions to its success and thereby provide for stability and continuity of operations. All of the Company’s NEOs participate in the Executive Severance Plan pursuant to individual participation agreements. Following the promotions of Ms. Bracken and Ms. Montgomery in January 2024, they are eligible for enhanced Executive Severance Plan benefits consistent with other executive vice president level employees.
The Executive Severance Plan provides that, if the Company terminates the employment of a NEO for any reason other than “cause”, death or disability, or if the NEO voluntarily terminates as a result of “constructive termination,” then the NEO will be entitled to receive:
•salary continuation payments in an amount equal to (a) the sum of two times base salary paid in substantially equal installments over a period of 24 months and two times previous year bonus for Mr. Jurek, (b) two times base salary for Mr. Mallard and, as of January 1, 2024, Ms. Bracken, and Ms. Montgomery, paid in substantially equal installments over a period of 24 months, or (c) one times base salary for Mr. Pitstick, paid in substantially equal installments over a period of 12 months;
•the NEO’s annual bonus under the Annual Plan as earned (without the adjustment for an individual performance factor) for the year in which the separation occurs (pro-rated for days of service during the fiscal year) plus any earned and unpaid bonus from the prior fiscal year, payable concurrently with cash bonus payments to other employees under the Annual Plan;
•cash payments in an amount equal to the total amount of Gates’ portion of the monthly insurance premiums for participation in the health and dental benefit programs in which the NEO participated immediately prior to separation, payable monthly for each month of the welfare continuation period, which is equal to (a) 24 months for Mr. Jurek and Mr. Mallard and, as of January 1, 2024, Ms. Bracken and Ms. Montgomery and (b) 12 months for and Mr. Pitstick; and
•reimbursement for reasonable outplacement services that are directly related to the NEO’s termination and incurred only during a six-consecutive month period that ends within or with the 12-month period following the termination of his employment.
For these purposes, “cause” and “constructive termination” have the meanings ascribed to such terms in the Executive Severance Plan.
The Executive Severance Plan contains a “best-of-net” provision. With a “best-of-net” provision, if any of the participants is subject to an excise tax under Code Section 280G and Code Section 4999, then the amount of severance the participant receives may be reduced so that the excise tax does not apply; however, such reduction will only occur if it results in the receipt of a greater after-tax severance than would otherwise be provided.
NEOs are not entitled to payments under the Executive Severance Plan if they are entitled to receive payment under the Executive Change in Control Plan discussed below. In addition, in order to receive payments under the Executive Severance Plan, the NEO must execute and not revoke a release of claims against the Company and continue to comply with confidentiality, non-compete, non-solicitation and non-disparagement covenants during the executive’s employment and for the one-year period following any termination of employment (or such longer period as the NEO is eligible to receive severance payments from us).
Executive Change in Control Plan. In connection with the IPO in 2018, the Company adopted the Executive Change in Control Plan in which the NEOs who are in executive vice president roles participate pursuant to individual participation agreements. Following the promotions of Ms. Bracken and Ms. Montgomery in January 2024, this includes all NEOs with the exception of Mr. Pitstick. The Executive Change in Control Plan serves to encourage these key executives to carry out their duties and provide continuity of management in the event of a “change in control” of Gates.
If a change in control occurs and the eligible NEO’s employment is terminated by us or a successor for reasons other than “cause” or is terminated voluntarily by the individual for “constructive termination,” in each case within the period beginning 90 days prior to

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the consummation of a change in control and ending on the second anniversary of the date of such change in control, then the Executive Change in Control Plan generally provides that the individual would be entitled to receive:
•a lump-sum payment in the amount of two and one-half times base salary plus target bonus amount (for Mr. Jurek) and one and one-half times base salary plus target bonus amount (for the other participating NEOs);
•a lump-sum payment equal to the NEO’s target annual bonus amount in effect prior to the change in control (pro-rated for days of service during the fiscal year), plus any earned and unpaid bonus from the prior fiscal year;
•cash payments in an amount equal to the total amount of the monthly insurance premiums for participation in the health and dental benefit programs as well as the monthly premiums for the life and long-term disability insurance benefit programs in which the NEO participated in immediately prior to separation, payable monthly for each month of the welfare continuation period, which is equal to 30 months for Mr. Jurek and 24 months for each other participating NEOs; and
•reimbursement for reasonable outplacement services that are directly related to the NEO’s termination and incurred only during a six-consecutive month period that ends within or with the 12-month period following the termination of his employment.
For these purposes, “change in control”, “cause” and “constructive termination” have the meanings ascribed to such terms in the Executive Change in Control Plan.
The Executive Change in Control Plan contains a “best-of-net” provision. With a “best-of-net” provision, if any of the participants is subject to an excise tax under Code Section 280G and Code Section 4999, then the amount of severance the participant receives may be reduced so that the excise tax does not apply; however, such reduction will only occur if it results in the receipt of a greater after-tax severance than would otherwise be provided.
To the extent a payment or benefit that is paid or provided under the Executive Change in Control Plan would also be paid or provided under the terms of another plan, program, agreement, arrangement or legal requirement, the participating NEO would be entitled to payment under the Executive Change in Control Plan or such other applicable plan, program, agreement, arrangement or legal requirement, whichever provides for greater benefits, but would not be entitled to benefits under both the Executive Change in Control Plan and such other plan, program, agreement, arrangement or legal requirement.
In addition, in order to receive payment and benefits under the Executive Change in Control Plan, the participating NEO must execute and not revoke a release of claims against the Company and continue to comply with confidentiality, non-compete, non-solicitation, and non-disparagement covenants during the executive’s employment and for the one-year period following any termination of employment (or such longer period as the participating NEO is eligible to receive severance payments from us).
Neither plan contains a single trigger or a modified single trigger for benefits. In addition, the Executive Change in Control Plan does not provide for benefits upon death or disability following a change in control.
Annual Plan. All of the NEOs participate in the Annual Plan, which provides that a participant has to be an employee at the time of a payout in order to receive a payout under the Annual Plan, except (i) in the case of death, Disability (as defined in the Annual Plan) or Retirement (as defined in the Annual Plan), (ii) if such payment is required by local law or individual employment agreement or (iii) at the discretion of the Gates Global Bonus Policy Review Committee, under the terms of a Company-approved severance arrangement (referred to as “Termination with Severance”). In the case of death, Disability or Retirement, any bonus payout, if applicable, would have been calculated based on the target achievement of annual financial performance targets (without the adjustment for an individual performance factor), and prorated to reflect the number of days the participant worked for the Company in the year of such termination. In the case of Termination with Severance, the bonus payout would have been calculated in accordance with the Executive Severance and Change in Control Plans, as applicable.
Retirement Benefits. The Supplemental Retirement Plan that is made available to all NEOs has payment provisions relating to the termination of employment with the Company and a Change in Control (as defined in the Supplemental Retirement Plan), which are described more fully above under “Nonqualified Deferred Compensation for Fiscal 2023.”
Long-Term Incentive Awards
Pre-IPO Options. The Company has a number of awards issued under the 2014 Incentive Plan, which were granted prior to the Company’s IPO in January 2018 and assumed by the Company in connection therewith. No new awards have been granted under this plan since 2017. Of the Company’s NEOs, Mr. Jurek, Ms. Bracken, Ms. Montgomery, and Mr. Pitstick were issued options pursuant to the 2014 Incentive Plan, all of which have either been cancelled or vested and expire ten years after their respective

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date of grant. In the event of a termination for death or disability, all outstanding vested options shall remain exercisable for one year thereafter. In the event of a termination for by the Company other than for “cause” (as defined in the 2014 Incentive Plan) and not due to the executive’s death or disability or by the participant for “good reason” (as defined in the 2014 Incentive Plan), all outstanding vested options shall remain exercisable for 90 days after such termination (or, if such termination occurs during or up to seven days before a blackout under the Company’s Securities Trading Policy, then 30 days after such blackout period ends). In the event of termination by the executive for without “good reason,” all outstanding vested options shall remain exercisable for 30 days after such termination. In the event of termination by the Company for cause, all outstanding vested options shall immediately terminate and cease to be exercisable.
2018 Omnibus Incentive Plan  — Outstanding Equity Awards
Options. With respect to the Options granted pursuant to the 2018 Omnibus Incentive Plan, in the event of a termination for “cause” (as defined under the 2018 Omnibus Incentive Plan), all outstanding vested and unvested options will immediately terminate and expire. In the event of a termination for death or disability, all outstanding unvested options shall vest and all outstanding vested options shall remain exercisable for one year thereafter. In the event of a termination for any other reason, including a voluntary termination, all outstanding unvested options shall immediately terminate and expire, and all outstanding vested options shall remain exercisable for 60 days after such termination (or, if such termination occurs during or up to seven days before a blackout under the Company’s Securities Trading Policy, then 30 days after such blackout period ends). In the event of a “Change in Control” (as defined in the 2018 Omnibus Incentive Plan), Options awarded in 2019 will vest immediately. The options granted in 2020 and thereafter require both a Change in Control and a termination of the executive by the Company without cause, by the executive by reason of Constructive Termination (as defined in the Executive Change in Control Plan) or a termination for death or disability for accelerated vesting.
RSUs and PRSUs. With respect to RSUs and PRSUs granted pursuant to the 2018 Omnibus Incentive Plan, in the event of a termination for any reason other than death or disability prior to the vesting of the RSUs and PRSUs, all unvested RSUs and PRSUs shall be forfeited. In the event of termination for death or disability, RSUs will fully vest and PRSUs representing a pro-rata portion of the number of PRSUs that would have vested based on the Company’s actual performance for the entire performance period will be eligible to vest on a pro-rata basis based on days employed during the performance period. RSUs require both a Change in Control and a termination of the executive by the Company without cause, by the executive by reason of Constructive Termination (as defined in the Executive Change in Control Plan) or a termination for death or disability, for accelerated vesting. Additionally, the target number of PRSUs will be earned if a Change in Control occurs within the first six months of the performance period, based on the Company’s Relative TSR performance as measured through the date of the Change in Control and Adjusted ROIC as measured through the most recently completed fiscal quarter relative to the performance criteria determined by the Compensation Committee, with 50% of the earned PRSUs vesting on the date of the Change in Control and the remaining 50% of the earned PRSUs vesting on the first anniversary of the date of the Change in Control; provided that, the remaining 50% will vest immediately upon a termination by the Company without cause. Notwithstanding the foregoing, the target number of PRSUs will vest on the date of such Change in Control if the PRSUs are not continued, converted, assumed or replaced by the Company, any of its subsidiaries or a successor entity thereto.
Payments and Benefits Upon Termination or Change in Control
The following table describes the potential payments and benefits that would have been payable to the NEOs assuming an eligible termination (as described above under “Summary of Potential Payments”) of their employment on the last business day of Fiscal 2023.
The amounts shown in the table below do not include:
•payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the NEOs;
•distributions of previously vested plan balances under the Gates MatchMaker 401(k) Plan and the Supplemental Retirement Plan (see the “2023 Nonqualified Deferred Compensation” section above for information about the Supplemental Retirement Plan); or
•Payments related to any accidental death and dismemberment and long-term disability insurance any NEOs holds.

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Executive Compensation	Table of Contents

All amounts shown in $	I. Jurek	L. Mallard	C. Bracken	G. Montgomery	T. Pitstick
Termination – Disability or Death
Cash Severance Payments(1)	2,603,530	944,732	536,803	490,770	660,390
Equity Awards(2)	14,146,451	3,338,547	1,912,605	1,486,319	2,190,265
Total	16,749,981	4,283,279	2,449,408	1,977,089	2,850,655

Termination – By the Company without Cause
Cash Severance Payments(3)	7,490,858	2,187,801	1,478,563	1,351,770	1,181,266
Health Plan Continuation(4)	27,173	22,505	28,677	9,687	13,587
Outplacement(5)	8,000	8,000	8,000	8,000	8,000
Equity Awards(2)	—	—	—	—	—
Total	7,526,031	2,218,306	1,515,240	1,369,457	1,202,853

Change in Control – (with Termination)
Cash Severance Payments(6)	7,136,870	2,809,335	1,772,863	1,620,833	1,181,266
Health Plan Continuation(4)	77,577	61,775	50,159	23,807	13,587
Outplacement(5)	8,000	8,000	8,000	8,000	8,000
Equity Awards(2)	14,146,451	3,338,547	1,912,605	1,486,319	2,190,265
Total	21,368,898	6,217,657	3,743,627	3,138,959	3,393,118

Change in Control – (without Termination)
Equity Awards(2)	4,749,365	1,177,310	716,709	524,601	789,512
Total	4,749,365	1,177,310	716,709	524,601	789,512
1.Cash Severance Payments (Death or Disability): Amounts reported reflect the Fiscal 2023 Annual Plan payment (without the adjustment for an individual performance factor).
2.Equity Awards: For options granted pursuant to the 2018 Omnibus Incentive Plan, if the NEO’s employment is terminated as a result of death or disability, all outstanding unvested options will accelerate and become exercisable and all RSUs will vest. For the options granted in 2019, in the event of a Change in Control, all such unvested options will accelerate and become exercisable. For the options granted in 2020 and 2021, all unvested options will accelerate if the executive’s employment is terminated by the Company without Cause, by the executive by reason of Constructive Termination (as defined in the Executive Change in Control Plan) or as a result of death or disability, in each case, following a Change in Control. The amounts reported in “Change in Control — (without Termination)” reflect the “spread” value for the Tier I time-vesting options granted prior to Fiscal 2017 and also includes the “spread” value for the options granted under the 2018 Omnibus Incentive Plan, in each case representing the difference between the closing stock price of Gates’ ordinary shares on December 30, 2023 and the applicable exercise price, unless the stock option exercise price is higher than the close price, in which case the stock options were not assigned a value. With respect to all RSUs, in the event of the executive’s termination for death or disability, all unvested RSUs will accelerate. All unvested RSUs will accelerate if the executive’s employment is terminated by the Company without Cause, by the executive by reason of Constructive Termination (as defined in the Executive Change in Control Plan) or a as a result of death or disability, in each case, following a Change in Control. The amounts reported in “Change in Control — (with Termination)” reflect the value of unvested RSUs based on the closing price of Gates’ ordinary shares on December 30, 2023. In the event of termination for death or disability, the amount reported for PRSUs is calculated at target. Upon a “Change in Control - (with Termination)” and “Change in Control — (without Termination)”, the amount reported is calculated at target and assumes that the PRSUs are not continued, converted, assumed or replaced by the Company or successor entity.
3.Cash Severance Payments (Termination without Cause): Following the promotions of Ms. Bracken and Ms. Montgomery in January 2024, they are eligible for enhanced Executive Severance Plan benefits consistent with other executive vice president level employees, and the amounts reported include potential payments payable under their enhanced benefits. For Mr. Jurek, the amount reported reflects the sum of  (a) the Fiscal 2023 Annual Plan payment (without the adjustment for an individual performance factor), which would be paid concurrently with cash bonus payments to other employees under the Annual Plan, and (b) two times Mr. Jurek’s then-current base salary, which would be paid in substantially equal installments over a period of 24 months for Mr. Jurek. For the remaining NEOs, the amount reported is the sum of  (a) the Fiscal 2023 Annual Plan bonus (without an adjustment for an individual performance factor), which would be paid concurrently with cash bonus payments to other employees under the Annual Plan, and (b) two times the then-current base salary for Mr. Mallard, Ms. Bracken, and Ms. Montgomery, which would be paid in substantially equal installments over a period of 24 months and one time the then-current base salary for Mr. Pitstick, which would be paid in substantially equal installments over a period of 12 months.

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4.Health Plan Continuation: The amounts reported in “Termination — By the Company without Cause” represent cash payments in an amount equal to the estimated total amount of Gates’ portion of the monthly COBRA insurance premiums for participation in the health and dental benefit programs in which the NEO participated immediately prior to termination for a period of (i) 24 months for Mr. Jurek and Mr. Mallard and (ii) 12 months for Ms. Bracken, Ms. Montgomery, and Mr. Pitstick. The amounts reported in “Change-in-Control — (with Termination)” represent cash payments in an amount equal to the estimated total amount of the monthly COBRA insurance premiums for participation in the health and dental benefit programs as well as the monthly premiums for the life and long-term disability insurance programs in which the NEO participated immediately prior to termination for a period of (i) 30 months for Mr. Jurek and (ii) 24 months for Mr. Mallard, Ms. Bracken, and Ms. Montgomery.
5.Outplacement: Amounts reported represent costs of outplacement services for a six-month period for each NEO based on rates in effect as of December 30, 2023.
6.Cash Severance Payments (Change in Control):  Ms. Bracken and Ms. Montgomery became participants in the Company’s Executive Change in Control Plan in January 2024, and the amounts reported include potential payments payable under their participation agreements. The amounts reported reflect the sum of (i) for Mr. Jurek, two and one-half times and (ii) for Mr. Mallard, Ms. Bracken, and Ms. Montgomery, one-half times, the sum of the executive’s then-current base salary and the Fiscal 2023 Annual Plan target bonus, the total of which would be paid in a lump sum no later than the 60th day following the termination date. The Executive Change in Control Plan provides that if the executive is subject to an excise tax under Code Section 280G and Code Section 4999 then the amount of severance the executive receives may be reduced so that the excise tax does not apply, however, such reduction will only occur if the receipt of a greater after-tax severance than would otherwise be provided. For purposes of the above disclosure, the Company assumed the executive’s severance amounts will not be reduced.
Equity Compensation Plan Information
The following table summarizes the Company’s equity compensation plan information as of December 30, 2023:

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1) (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights(2) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the 1st Column of This Table)(3) (#)

Equity compensation plans approved by security holders	12,941,640	10.94	8,159,101
Equity compensation plans not approved by security holders	—	—	—
Total	12,941,640	10.94	8,159,101
1.Consists of 12,941,640 shares of the Company’s common stock issuable upon the exercise of 8,991,749 outstanding stock options and vesting of 3,949,891 outstanding restricted stock units awarded under the Company’s 2014 Incentive Plan, 2015 Non-Employee Director Incentive Plan or 2018 Omnibus Incentive Plan, and excludes any cash-settled stock appreciation rights. The number of shares to be issued in respect of awards subject to performance conditions has been calculated based on the assumption that the target levels of performance applicable to such awards will be achieved.
2.Excludes shares issuable upon the vesting of restricted stock units which are included in the first column of this table for which there is no exercise price.
3.The Company’s 2018 Omnibus Incentive Plan provides that the total number of ordinary shares that may be issued under the 2018 Omnibus Incentive Plan shall be increased on the first day of each fiscal year beginning with the 2019 fiscal year in an amount equal to the least of  (x) 6,500,000 ordinary shares, (y) 2.5% of the total number of ordinary shares outstanding on the last day of the immediately preceding fiscal year, and (z) a lower number of ordinary shares as determined by the Board. The number in this column represents the number of ordinary shares available as of December 30, 2023, prior to an annual replenishment.

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CEO PAY RATIO
The following table sets forth the ratio of the CEO’s total compensation to that of the Company’s median employee for Fiscal 2023.

CEO total annual compensation	$9,711,014
Median employee total annual compensation	$26,423
Ratio	368 to 1
The SEC rules for identifying the median employee and calculating the pay ratio allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee population and compensation practices. As a result, the pay ratio reported above may not be comparable to the pay ratio reported by other companies, as other companies may have utilized different methodologies and have different employment and compensation practices. The Company believes the pay ratio above is a reasonable estimate calculated in a manner consistent with the SEC rules.
The median employee used for purposes of calculating the 2022 CEO pay ratio ceased employment with the Company prior to the measurement date of December 2, 2023. To calculate the 2023 CEO pay ratio, the Company used an employee whose compensation was substantially similar to the median employee used for purposes of calculating the 2022 CEO pay ratio, as there has been no material change in the Company’s employee population or employee compensation programs, that it believes would significantly impact the CEO pay ratio. This median employee was a salaried employee located in Poland. The methodology and material assumptions, adjustments and estimates used to identify the median employee are set forth in the Company’s proxy statement filed with the SEC on April 26, 2023. The Company calculated the median employee’s total annual compensation in the same manner as it calculated the CEO’s total annual compensation in the Summary Compensation Table in this Proxy Statement.
PAY VERSUS PERFORMANCE
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and non-PEO NEOs and Company performance for the fiscal years listed below.

Year	Summary Compensation Table Total for Ivo Jurek¹ ($)	Compensation Actually Paid to Ivo Jurek¹˒² ($)	Average Summary Compensation Table Total for Non-PEO NEOs³, [4] ($)	Average Compensation Actually Paid to Non-PEO NEOs¹˒²˒³ ($)	Value of Initial Fixed $100 Investment based on:[5]		Net Income ($ Millions)	Company Selected Measure: Adjusted ROIC[6] (%)
					TSR ($)	Peer Group TSR ($)

2023	9,711,014	12,554,973	2,212,843	2,610,559	97.88	189.06	256.4	23.0
2022	14,402,390	23,468,581	2,840,801	2,999,906	83.22	137.30	242.5	20.0
2021	8,772,299	11,819,941	2,711,194	3,205,263	116.05	152.59	331.3	22.4
2020	7,680,120	6,594,375	1,841,794	1,463,484	93.07	119.52	90.0	15.2
1.Ivo Jurek was our PEO for each year presented.
2.The amounts shown for compensation actually paid (“CAP”) above have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total for the PEO and the average of the Summary Compensation Table Totals for the non-PEO NEOs, in each case, with certain adjustments as described in footnote 3 below.
3.CAP reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts shown for exclusion of stock awards and option awards below are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

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Executive Compensation	Table of Contents

Year	Summary Compensation Table Total for Ivo Jurek ($)	Exclusion of Stock Awards and Option Awards for Ivo Jurek ($)	Inclusion of Equity Values for Ivo Jurek ($)	CAP to Ivo Jurek ($)

2023	9,711,014	(5,705,428)	8,549,387	12,554,973

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average CAP to Non-PEO NEOs ($)

2023	2,212,843	(983,964)	1,381,681	2,610,559
The amounts in the inclusion of equity values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Ivo Jurek ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Ivo Jurek ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Ivo Jurek ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Ivo Jurek ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Ivo Jurek ($)	Total - Inclusion of Equity Values for Ivo Jurek ($)

2023	5,928,013	1,344,455	—	1,276,919	—	8,549,387
For the values of equity awards included in the above tables, the valuation of certain stock option awards uses the same Black-Scholes option-pricing model with volatility assumptions that differ materially from those disclosed as of the grant date. The stock options were originally valued using a debt-levered model for the volatility assumption incorporating a weighting commensurate with the time Gates had been publicly traded. For purposes of this table, a weighted blend of Gates’ volatility and the average historical peer volatilities was used in cases where Gates’ stock price history was not sufficient to cover the expected terms of stock options being valued.

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)

2023	1,023,066	220,194	—	138,421	—	1,381,681
4.Non-PEO NEOs for each year presented are listed below.

2020	2021	2022	2023

L. Brooks Mallard	L. Brooks Mallard	L. Brooks Mallard	L. Brooks Mallard
Walter Lifsey	Walter Lifsey	Walter Lifsey	Thomas G. Pitstick
Grant Gawronski	Grant Gawronski	Grant Gawronski	Cristin C. Bracken
David Wisniewski	Thomas G. Pitstick	Thomas G. Pitstick	Gwendolyn Montgomery
David Naemura		Cristin C. Bracken
Roger Gaston
5.The Peer Group TSR set forth in this table utilizes the S&P 400 MidCap Capital Goods Industry Group (“Peer Group”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our 2023 Annual Report. The comparison assumes $100

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Executive Compensation	Table of Contents
was invested for the period starting December 27, 2019 (the last trading day of our fiscal year 2019), through the end of the listed year in the Company and in the Peer Group, respectively. Historical stock performance is not necessarily indicative of future stock performance.
6.We determined Adjusted ROIC to be the most important financial performance measure used to link the Company’s performance to CAP for our PEO and Non-PEO NEOs in 2022 and 2023. More information on Adjusted ROIC can be found at the “Elements of Compensation - Long-Term Incentive Opportunity” section of the CD&A. This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.
The following charts set forth the relationships between: (i) the Company’s cumulative TSR, the Peer Group’s cumulative TSR, CAP for our PEO, and the average CAP for our non-PEO NEOs; (ii) CAP for our PEO, the average CAP for our non-PEO NEOs and Net Income; and (iii) CAP for our PEO, the average CAP for our non-PEO NEOs and Adjusted ROIC, in each case, for 2023, 2022, 2021, and 2020. As illustrated in the charts, CAP for our PEO decreased from Fiscal 2022 to Fiscal 2023 while the other measures presented increased over the same period. This decrease was primarily attributable to the amount of CAP generated by our PEO’s Tiers II and IV Pre-IPO Options that vested in Fiscal 2022, the value of which represents $16,825,131 of our PEO’s total 2022 CAP. As further described under “Outstanding Equity Awards at December 30, 2023” above, the Pre-IPO Options were granted under the Company’s 2014 Incentive Plan prior to the Company becoming a public company.

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Executive Compensation	Table of Contents
In accordance with the requirements of Item 402(v)(6) of Regulation S-K, the following table presents the financial performance measures that the Company considers to have been the most important in linking CAP to our PEO and other NEOs for 2023 to Company performance. The measures in this table are not ranked.

Most Important Performance Measures

Adjusted ROIC
Adjusted EBITDA
Relative TSR
Free Cash Flow
Revenue
The Compensation Committee has not historically and does not currently evaluate CAP as calculated pursuant to Item 402(v)(2) of Regulation S-K as part of its executive compensation determinations; accordingly, the Company does not use any financial or non-financial performance measures specifically to link NEO CAP to Company performance.
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our Company under the Securities Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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PROPOSAL 2:
Advisory Vote To Approve Named Executive Officer Compensation

The Board unanimously recommends that shareholders vote “FOR” the advisory approval of the compensation of Gates’ NEOs.
WHAT AM I VOTING ON?
Under Dodd-Frank and Section 14A of the Exchange Act, the Company’s shareholders are entitled to vote to approve, on a nonbinding advisory basis, the compensation of its NEOs, as disclosed in this Proxy Statement in accordance with Securities and Exchange Commission rules, commonly known as “say-on-pay.” At our 2019 AGM, the Company asked its shareholders to indicate if it should hold an advisory vote to approve the compensation of NEOs every one, two, or three years, with the Board recommending an annual advisory vote. Our shareholders approved the recommended annual advisory vote. Accordingly, the Company is again asking shareholders to approve the compensation of NEOs as disclosed in this Proxy Statement.
As discussed in the CD&A, the Company’s executive compensation program is designed to enable it to attract, motivate, reward and retain high-caliber executives who are capable of creating and sustaining value for its customers and shareholders and achieving the Company’s business goals over the long term. In addition, the Company’s executive compensation program is designed to provide a fair and competitive compensation opportunity that appropriately rewards executives for their contributions to its success. The Company also believes that a significant portion of each executive’s compensation should be “at risk” and tied to overall Company and individual performance, and accordingly the Company employs performance metrics tied to its strategy to encourage performance that creates long-term value. The Company’s Compensation Committee oversees its executive compensation program and maintains a focus on paying its executive officers for performance, not only through the use of performance metrics tied to Company strategy, but also by using a mix of compensation elements that emphasizes pay that varies based on the Company’s performance.
The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2024 Annual General Meeting” in this Proxy Statement.
IS THIS VOTE BINDING ON THE BOARD?
As this vote is advisory, the result will not be binding upon the Board or the Compensation Committee, and neither the Board nor the Compensation Committee will be required to take any action (or refrain from taking any action) as a result of the outcome of the vote on this proposal. The Compensation Committee will review and consider the outcome of the vote in connection with the ongoing review of the Company’s executive compensation program.

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Director Compensation

The Company’s employee director and Sponsor-affiliated directors receive no additional compensation for serving on the Board. As such, Mr. Jurek, Mr. Meisel, and Mr. Simpkins did not receive director compensation for Fiscal 2023. As of January 30, 2024 Mr. Simpkins was no longer a Sponsor-affiliated director and began receiving compensation for his service on the Board.
The Board typically reviews and approves the non-employee director compensation annually, based on the recommendation of the Compensation Committee. In making a recommendation, the Compensation Committee considers market data for the Company’s peer group, which is the same peer group used for the Company’s executive compensation peer group, as well as a general industry group consisting of comparably sized general industry companies (excluding financial services) with median revenues of approximately the Company’s size.

In Fiscal 2023, all eligible directors received an annual compensation package of $235,000, consisting of $100,000 as an annual cash retainer (payable in quarterly installments in arrears) and $135,000 in value of restricted stock units (payable annually). Restricted stock units vest in full on the first anniversary of the grant date. The chairpersons of the Company’s three standing committees are entitled to receive the additional annual cash retainers (payable in quarterly installments in arrears) listed below.

Role	Additional Annual Cash Retainer ($)

Chair, Audit Committee	25,000
Chair, Compensation Committee	15,000
Chair, Nominating and Governance Committee	15,000
In addition, in light of Mr. Simpkins qualifying for compensation for service on our Board, the chairperson of our Board was entitled to receive an additional $130,000 in value of restricted stock units (payable annually) beginning in 2024.

The Company reimburses directors for expenses associated with each meeting attended. Under the Supplemental Retirement Plan, directors may also elect to defer 20% to 100% of their annual cash retainer and any committee chair fees, if applicable, as well as 100% of their annual RSU grant.
Director Stock Ownership Guidelines
To better align the financial interest of its non-employee, non-Sponsor affiliated directors with its shareholders, the Company requires such directors to own a minimum level of shares. Each of the Company’s non-employee, non-Sponsor affiliated directors is required to own stock in an amount equal to five times his or her annual cash retainer. Any such director who does not meet the threshold will be required to retain 50% of stock acquired through the exercise or vesting of equity awards made by the Company. As of the annual measurement date of February 1, 2024, all of its non-employee, non-Sponsor affiliated directors either met the applicable ownership guidelines or were in compliance with the equity retention mandate. In accordance with the recent update to the Company’s stock ownership guidelines described above in the CD&A under “Other Aspects of the Company’s Compensation Programs,” beginning in 2025, the annual measurement will be April 1 of the applicable year.

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Director Compensation	Table of Contents
Director Compensation Table
The following table provides summary information concerning the compensation of the Company’s directors who served during Fiscal 2023. The Company’s employee director and any Sponsor-affiliated directors are excluded from the table below because they received no additional compensation for serving on the Board. As described above, beginning January 30, 2024, Mr. Simpkins was no longer a Sponsor-affiliated director and began receiving director compensation.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Total ($)

F. Eliasson	125,000	134,990	—	259,990
J. Ireland	100,000	134,990	—	234,990
S. Mains	100,000	134,990	—	234,990
W. Neely	115,000	134,990	—	249,990
A. Tillman	100,000	134,990	—	234,990
M. Zhang	100,000	134,990	—	234,990
1.Represents director fees earned during Fiscal 2023. Directors who serve on the Board for a portion of the fiscal year receive a pro-rated amount of the annual cash retainer. Mr. Eliasson’s director fees include an additional $25,000 for his service as Chair of the Audit Committee. Mr. Neely’s director fees include an additional $15,000 for his service as Chair of the Nominating and Governance Committee. Ms. Mains elected to defer her 2023 annual cash retainer.
2.The amounts shown represent the aggregate grant date fair value of stock awards granted in Fiscal 2023 calculated in accordance with Topic 718. As of December 30, 2023, the aggregate number of unvested RSUs held by the Company’s directors was as follows: Mr. Eliasson (9,567), Mr. Ireland (9,567), Ms. Mains (9,567), Mr. Neely (9,567), Ms. Tillman (9,567), and Dr. Zhang (9,567), all of which vested on March 1, 2024. Ms. Mains and Dr. Zhang elected to defer their shares pursuant to the Supplemental Retirement Plan.

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PROPOSAL 3:
Advisory Vote On Directors’ Remuneration Report

The Board unanimously recommends that shareholders vote “FOR” the advisory approval of the Directors’ Remuneration Report contained in Appendix A of this Proxy Statement.
WHAT AM I VOTING ON?
The Board considers that appropriate remuneration of directors plays a vital part in helping to achieve the Company’s overall objectives, and accordingly, in compliance with the Companies Act, the Company is providing shareholders with the opportunity to vote on an advisory resolution approving the Directors’ Remuneration Report.
This proposal is similar to proposal 2 regarding the advisory vote to approve the compensation of the Company’s NEOs. However, the Directors’ Remuneration Report is concerned solely with the remuneration of the Company’s management and non-management directors and is required under the Companies Act.
The Company encourages shareholders to read the Directors’ Remuneration Report set forth in Appendix A to this Proxy Statement, which describes in detail how its compensation policies and procedures operate and are designed to achieve its compensation objectives for its management director, and to attract and retain high-quality non-management directors.
The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2024 Annual General Meeting” in this Proxy Statement.
IS THIS VOTE BINDING ON THE BOARD?
As this vote is advisory, the result will not be legally binding upon the Board or the Compensation Committee, and payments made or promised to directors will not have to be repaid, reduced, or withheld in the event that the resolution is not passed. The Compensation Committee will review and consider the outcome of the vote in connection with the ongoing review of the Company’s management director and non-management director compensation programs. If the advisory resolution on the Directors’ Remuneration Report is not passed, the Directors’ Remuneration Policy must be put up for re-approval at the Company’s next annual general meeting.

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Independent Registered Public Accounting Firm

Disclosure of Fees Paid to Independent Registered Public Accounting Firm
The following table presents fees for professional services rendered by Deloitte & Touche LLP and its affiliates, all of which were pre-approved by the Audit Committee pursuant to the policy described below, related to the audit of the Company’s consolidated financial statements and other services in 2023 and 2022.

(dollars in millions)	Fiscal 2023	Fiscal 2022

Audit Fees(1)	$6.8	$5.7
Audit-Related Fees(2)	0.2	0.2
Tax Fees(3)	0.1	0.6
Total	$7.1	$6.5

1.Includes the audit and review of the Company’s financial statements and various statutory audits in several countries outside the United States.
2.Includes other attestation engagements unrelated to the Company’s financial statements and accounting consultations.
3.Includes tax compliance, tax planning and tax advice.
Audit Committee’s Consideration of Independence of Independent Registered Public Accounting Firm
The Audit Committee has reviewed the nature of non-audit services provided by Deloitte & Touche LLP and its affiliates and has concluded that these services are compatible with maintaining the firm’s ability to serve as the Company’s independent registered public accounting firm.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors
The Audit Committee charter requires the Audit Committee to pre-approve all audit and non-audit services provided by the Company’s independent registered public accounting firm. On an ongoing basis, the Company’s management presents specific projects and categories of service to the Audit Committee to request advance approval. The Audit Committee reviews those requests and advises management if the Audit Committee approves the engagement of Deloitte & Touche LLP or its affiliates. On a periodic basis, the Company’s management reports to the Audit Committee regarding specific engagements undertaken under the pre-approved services. The Audit Committee may also delegate the authority to pre-approve audit and permitted non-audit services, excluding services related to the Company’s internal control over financial reporting, to a subcommittee of one or more committee members, provided that any such pre-approvals are reported at a subsequent Audit Committee meeting.

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PROPOSAL 4:
Ratification of Independent Registered Public Accounting Firm

The Board unanimously recommends that shareholders vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for Fiscal 2024.

WHAT AM I VOTING ON?
The Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for Fiscal 2024. The Board has proposed that shareholders ratify this appointment at the AGM. If shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment, but is not obligated to appoint another independent registered public accounting firm.
Representatives of Deloitte & Touche LLP are expected to be present at the AGM, will have an opportunity to make a statement if they so desire, and will be available to respond to questions from shareholders.
The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2024 Annual General Meeting” in this Proxy Statement.

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PROPOSAL 5:
Reappointment of Deloitte LLP as the Company’s U.K. Statutory Auditor Under the Companies Act

The Board unanimously recommends that shareholders vote “FOR” the reappointment of Deloitte LLP as the Company’s U.K. statutory auditor under the Companies Act, to hold office from the conclusion of this meeting until the conclusion of the next annual general meeting at which accounts are laid.

WHAT AM I VOTING ON?
Under the Companies Act, the Company’s U.K. statutory auditor must be appointed at each general meeting at which the annual report and accounts are presented to shareholders. Deloitte LLP has served as the Company’s U.K. statutory auditor since its registration as a public limited company in September 2017. If the shareholders do not re-appoint Deloitte LLP, the Board may appoint an auditor to fill the vacancy.
The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2024 Annual General Meeting” in this Proxy Statement.

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PROPOSAL 6:
Authorization of the Audit Committee to Determine the Company’s U.K. Statutory Auditor’s Remuneration

The Board unanimously recommends that shareholders vote “FOR” the authorization of the Audit Committee of the Board to determine the Company’s U.K. statutory auditor’s remuneration.
WHAT AM I VOTING ON?
Under the Companies Act, the remuneration of the Company’s U.K. statutory auditor must be fixed in a general meeting or in such manner as may be determined in a general meeting. The Company is asking its shareholders to authorize its Board to determine Deloitte LLP’s remuneration as the Company’s U.K. statutory auditor for Fiscal 2024. It is proposed that the Board would delegate the authority to determine the remuneration of the U.K. statutory auditor to the Audit Committee in accordance with the Board’s procedures and applicable law.
The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2024 Annual General Meeting” in this Proxy Statement.

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PROPOSAL 7:
Share Repurchase Contracts, Repurchase Counterparties and Repurchase Authorization

The Board unanimously recommends that shareholders vote “FOR” the approval of the form of share repurchase contracts and repurchase counterparties.
WHAT AM I VOTING ON?
Background. The request to authorize our Board to approve the forms of share repurchase contracts and repurchase counterparties is required as a matter of English law and is customary for public companies incorporated under the laws of England and Wales, but is not otherwise required for companies listed on the NYSE or organized within the U.S. Accordingly, this proposal may be unfamiliar to shareholders accustomed to proxy statements for companies organized in the U.S. or other jurisdictions.
Unlike most companies listed on the NYSE with authority to repurchase shares under their charter or articles of association, our authority to repurchase shares is limited by the Companies Act. Under the Companies Act, we may only repurchase our ordinary shares in accordance with specific procedures for “off market purchases” of such shares. This is because, and solely for the purposes of the Companies Act, any repurchase of our ordinary shares through the NYSE constitutes an “off market” transaction. As such, these repurchases may only be made pursuant to a form of share repurchase contract which has been approved by our shareholders. In addition, we must only conduct share repurchases through counterparties approved by our shareholders. Our existing approval for our forms of share repurchase contracts and repurchase counterparties will expire on October 7, 2024, and the Company will not be able to repurchase shares after that date.
Description of Proposal 7. This Proposal 7 authorizes our Board to enter into share repurchase contacts with the counterparties listed below. Approval of the forms of contracts and counterparties is not an approval of any share repurchase program or the amount or timing of any repurchase activity. The Company will repurchase shares at its discretion in accordance with a share repurchase program that will be approved by the Board. There can be no assurance as to whether the Board will approve such a program or, even if such a program is approved, whether the Company will repurchase any of its shares or as to the amount of any such repurchases or the prices at which such repurchases may be made.
The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2024 Annual General Meeting” in this Proxy Statement.
WHAT ARE THE MATERIAL TERMS OF THE REPURCHASE CONTRACTS?
We are seeking approval of two forms of share repurchase contract.
The form of agreement attached as Appendix B to this Proxy Statement provides that the counterparty will purchase ordinary shares on the NYSE at such prices and in such quantities as the Company may instruct from time to time, subject to the limitations set forth in Rule 10b-18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The agreement provides that the counterparty will purchase the ordinary shares as principal and sell any ordinary shares purchased to the Company in record form.

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Proposal 7	Table of Contents
The form of agreement attached as Appendix C to this Proxy Statement is a form of repurchase plan which we may enter from time to time to purchase a specified dollar amount of ordinary shares on the NYSE each day if our ordinary shares are trading below a specified price. The amount to be purchased each day, the limit price, and the total amount that may be purchased under the agreement will be determined at the time the agreement is executed. The agreement provides that the counterparty will purchase the ordinary shares as principal and sell any ordinary shares purchased to the Company in record form.
The agreements are substantially similar to the forms of agreements approved at our general meeting held on October 7, 2019.
WHO ARE THE APPROVED COUNTERPARTIES?
The Company may only enter into share repurchase contracts with counterparties approved by our shareholders. The Company therefore seeks approval to conduct repurchases through the following counterparties (or their subsidiaries, successors or affiliates from time to time):

Academy Securities Inc.	Jefferies LLC	RBS Securities Inc.
ANZ Securities, Inc.	J.P. Morgan Securities LLC	Samuel A. Ramirez & Company, Inc.
BofA Securities, Inc.	Keefe, Bruyette and Woods, Inc.	Sandler O’Neill & Partners, L.P.
Banco Santander, S.A.	KeyBanc Capital Markets, Inc.	Santander US Capital Markets LLC
Barclays Capital Inc.	Kota Global Securities Inc.	Siebert Cisneros Shank & Co., LLC
Blaylock Robert Van, LLC	Liquidnet, Inc.	Scotia Capital (USA) Inc.
BNP Paribas Securities Corp.	Lloyds Bank Corporate Markets plc	Stifel, Nicolaus & Company, Incorporated
BNY Mellon Capital Markets, LLC	Loop Capital Markets LLC	Texas Capital Bank
BTIG, LLC	Mizuho Bank, Ltd.	Topeka Capital Markets Inc.
Canadian Imperial Bank of Commerce	M.R. Beal & Company	UBS Securities LLC
Citigroup Global Markets Inc.	Morgan Stanley & Co. LLC	U.S. Bancorp Investments, Inc.
Deutsche Bank Securities Inc.	MUFG Securities Americas Inc.	UniCredit Capital Markets LLC
DNB Markets, Inc.	Natixis Securities Americas LLC	Wells Fargo Securities, LLC
Drexel Hamilton, LLC	Northern Trust Securities, Inc.	William Blair & Company, L.L.C.
Goldman Sachs & Co. LLC	PNC Bank National Association	The Williams Capital Group, L.P.
HSBC Securities (USA) Inc.	RBC Capital Markets, LLC
Copies of the share repurchase contracts and the list of repurchase counterparties will be made available for shareholders to inspect at the Company’s registered office at 1 Bartholomew Lane, London, United Kingdom, EC2N 2AX for the period from the date of this Proxy Statement and ending on the date of the 2024 AGM. Copies of the share repurchase contracts and list of repurchase counterparties will also be available for inspection at the 2024 AGM.
WHEN DOES THIS AUTHORIZATION EXPIRE?
Under the Companies Act, the Company must seek authorization for share repurchase contracts and counterparties at least every five years. If this proposal is approved, the Company may repurchase shares pursuant to the form of contracts attached as Appendix B and Appendix C to this Proxy Statement with the approved counterparties until the fifth anniversary of the 2024 AGM.

Gates Industrial Corporation	56	2024 Proxy Statement

PROPOSAL 8:
Authorization of the Board to Allot Equity Securities in the Company

The Board unanimously recommends that shareholders vote “FOR” the authorization of the Board to allot equity securities in the Company.
WHAT AM I VOTING ON?
Background. The request to authorize our Board to allot equity securities in the Company is required as a matter of English law and is customary for public limited companies incorporated under the laws of England and Wales, but is not otherwise required for companies listed on the NYSE or organized within the U.S. Accordingly, this proposal may be unfamiliar to shareholders accustomed to proxy statements for companies organized in the U.S. or other jurisdictions.
Unlike most companies listed on the NYSE with perpetual authority to issue shares under their charter or articles of association, our authority to issue shares is limited by the Companies Act. Under the Companies Act, directors are, with certain exceptions, unable to allot or issue shares without being authorized by either the shareholders in a general meeting or by a company’s articles of association. Our directors’ existing authority to issue shares will expire on October 7, 2024, and the Company will not be able to issue shares after that date.
Approval of this proposal does not affect any shareholder approval requirements of the NYSE for share issuances, such as in connection with certain acquisitions or in connection with raising additional capital. The Company will continue to be subject to NYSE shareholder approval requirements.
Description of Proposal 8. This Proposal 8 authorizes our Board to issue a maximum number of equity securities (within the meaning of section 560 of the Companies Act), having an aggregate nominal value equal to the allotment amount, without further shareholder approval. In the absence of such approval, the issuance of any additional shares would require shareholder approval. Our Board would be authorized to issue shares with an aggregate nominal value of up to [●] of our existing issued share capital, which represents an amount that is approximately 20% of the Company’s existing issued share capital as of April [●], 2024 (being the latest practicable date prior to the printing of this Proxy Statement).
The following Proposal 9 authorizes our Board to issue shares for cash pursuant to Proposal 8, up to a limit, without first offering them to existing shareholders pro rata to their existing holdings (i.e., “pre-emptive rights”).
Unless previously renewed, revoked, or varied, the authority conferred by this Proposal 8 shall apply in substitution for all existing authorities under section 551 of the Companies Act and apply until the earlier of the end of the 2025 AGM or close of business on September 20, 2025; provided however, that prior to such expiration, the Company may make offers or enter into agreements that would or might require shares to be issued or rights to be granted after such expiration, and the Board may issue shares or grant rights to, subscribe for, or convert, any security into shares, in pursuance of any such offer or agreement as if the authorities conferred hereby had not expired.

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Proposal 8	Table of Contents
The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2024 Annual General Meeting” in this Proxy Statement.
WHEN DOES THIS AUTHORIZATION EXPIRE?
The authorizations in Proposals 8 and 9, if approved, will expire at the earlier of (a) the conclusion of our 2025 AGM or (b) the close of business on September 20, 2025, which is 15 months after this year’s AGM.
As is the case with many U.K. companies, Proposals 8 and 9 will be proposed each year as our Board believes occasions may arise from time to time when it would be beneficial for shares to be issued without additional shareholder approval and for shares to be issued for cash without making a pre-emptive offer.

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PROPOSAL 9:
Authorization of the Board to Allot Equity Securities Without Pre-emptive Rights

The Board unanimously recommends that, subject to the passing of Proposal 8, shareholders vote “FOR” the authorization of the Board to allot equity securities without pre-emptive rights.
WHAT AM I VOTING ON?
Background. The request to authorize our Board to allot equity securities in the Company without pre-emptive rights is required as a matter of English law and is customary for public limited companies incorporated under the laws of England and Wales, but is not otherwise required for companies listed on the NYSE or organized within the U.S. Accordingly, this proposal may be unfamiliar to shareholders accustomed to proxy statements for companies organized in the U.S. or other jurisdictions.
Unlike most companies listed on the NYSE with authority to issue equity securities without first offering such securities to existing shareholders in proportion to their existing shareholdings (i.e., “pre-emption rights”) under their charter or articles of association, our authority is limited by the Companies Act. Under the Companies Act, if and when we raise capital through the issuance of equity securities for cash, we are required to first offer such equity securities to existing shareholders in proportion to their existing shareholdings pursuant to section 561 of the Companies Act. The Companies Act permits shareholders to waive, or “disapply,” these pre-emption rights, which is the purpose of this Proposal 9. Absent the approval of this Proposal 9, our flexibility to issue shares, such as for satisfying equity awards under our 2018 Omnibus Incentive Plan, would be severely limited. Proposal 9 is proposed as a special resolution, requiring at least 75% of votes cast in favor to pass.
Approval of this proposal does not affect any shareholder approval requirements of the NYSE for share issuances, such as in connection with certain acquisitions or in connection with raising additional capital. The Company will continue to be subject to NYSE shareholder approval requirements.
Description of Proposal 9. Subject to the passing of the resolution included in Proposal 8, this Proposal 9 generally empowers our Board to issue equity securities for cash, without the application of pre-emption rights, up to an aggregate nominal amount of $[●], which represents an amount that is approximately 20% of the Company’s existing issued share capital as of April [●], 2024 (being the latest practicable date prior to the printing of this Proxy Statement).
Unless previously renewed, revoked or varied, the authority conferred by this Proposal 9 shall apply in substitution for all existing powers under section 570 of the Companies Act and apply until the earlier of the end of the 2025 AGM or close of business on September 20, 2025; provided however, that prior to such expiration, the Company may make offers or enter into agreements that would or might require equity securities to be issued (and/or treasury shares to be sold) after such expiration, and the Board may issue equity securities (and/or sell treasury shares) in pursuance of any such offer or agreement as if the authorities conferred hereby had not expired.
The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2024 Annual General Meeting” in this Proxy Statement.

Gates Industrial Corporation	59	2024 Proxy Statement

Proposal 9	Table of Contents
WHEN DOES THIS AUTHORIZATION EXPIRE?
The authorizations in Proposals 8 and 9, if approved, will expire at the earlier of (a) the conclusion of our 2025 AGM or (b) the close of business on September 20, 2025, which is 15 months after this year’s AGM.
As is the case with many U.K. companies, Proposals 8 and 9 will be proposed each year as our Board believes occasions may arise from time to time when it would be beneficial for shares to be issued without additional shareholder approval and for shares to be issued for cash without making a pre-emptive offer.

Gates Industrial Corporation	60	2024 Proxy Statement

Related-Person Transactions Policy and Procedures

The Company’s Board has adopted a written Related-Person Transactions Policy. This policy requires that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to the Company’s Chief Legal Officer any “related person transaction” (defined as any transaction that it is anticipated would be reportable by the Company under Item 404(a) of Regulation S-K, in which the Company was, is or will be a participant, the amount of which exceeds $120,000, and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The Company’s Chief Legal Officer will then promptly communicate that information to the Company’s Board. No related-person transaction will be executed without the approval or ratification of the Company’s Board or a duly authorized committee of the Board. It is the Company’s policy that any director interested in a related-person transaction will recuse himself or herself from any vote on a related person transaction in which he or she has an interest. Other than agreements entered into in connection with the IPO, each of the transactions and relationships set forth below were approved or ratified in the manner and to the extent required under our Related-Person Transactions Policy.
SHAREHOLDERS AGREEMENT
In connection with the IPO, the Company entered into a shareholders agreement with its Sponsor. The shareholders agreement requires the Company to, among other things, nominate a number of individuals designated by its Sponsor for election as directors at any meeting of shareholders (each a “Sponsor Director”) such that, following the election of any directors and taking into account any director continuing to serve as such without the need for re-election, the number of Sponsor Directors serving as directors of the Company will be equal to: (i) if the Company’s pre-IPO owners and their affiliates together continue to beneficially own at least 50% of the Company’s ordinary shares entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is greater than 50% of the total number of directors comprising the Board; (ii) if the Company’s pre-IPO owners and their affiliates together continue to beneficially own at least 40% (but less than 50%) of the ordinary shares entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is at least 40% of the total number of directors comprising the Board; (iii) if the Company’s pre-IPO owners and their affiliates together continue to beneficially own at least 30% (but less than 40%) of the ordinary shares entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is at least 30% of the total number of directors comprising the Board; (iv) if the Company’s pre-IPO owners and their affiliates together continue to beneficially own at least 20% (but less than 30%) of the ordinary shares entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is at least 20% of the total number of directors comprising the Board; and (v) if the Company’s pre-IPO owners and their affiliates together continue to beneficially own at least 5% (but less than 20%) of the ordinary shares entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is at least 10% of the total number of directors comprising the Board. In the case of a vacancy on the Company’s board created by the removal or resignation of a Sponsor Director, the shareholders agreement requires the Company to nominate an individual designated by its Sponsor for election to fill the vacancy. The above-described provisions of the shareholders agreement will remain in effect until the Sponsor is no longer entitled to nominate a Sponsor Director pursuant to the shareholders agreement, unless the Sponsor requests that it terminate at an earlier date.
The shareholders agreement also provides that, to the fullest extent permitted by law, the Company renounce any interest or expectancy that it has in, or right to be offered an opportunity to participate in, specified business opportunities that may be presented from time to time to the Sponsor or to members of the Board who are not employees.

Gates Industrial Corporation	61	2024 Proxy Statement

Related-Person Transactions Policy and Procedures	Table of Contents
REGISTRATION RIGHTS AGREEMENT
In connection with the IPO, the Company entered into a registration rights agreement to provide to its Sponsor an unlimited number of  “demand” registration rights. The registration rights agreement also provides the Sponsor customary “piggyback” registration rights and provides that the Company will pay certain expenses relating to such registrations and indemnify its Sponsor against certain liabilities which may arise under the Securities Act.
SUPPORT AND SERVICES AGREEMENT
In connection with the IPO, the Company entered into a Support and Services Agreement with Blackstone Management Partners L.L.C. (“BMP”), under which the Company and certain of its direct and indirect subsidiaries reimburse BMP for customary support services provided by Blackstone’s portfolio operations group to the Company at BMP’s direction. BMP will invoice the Company for such services based on the time spent by the relevant personnel providing such services during the applicable period and Blackstone’s allocated costs of such personnel. During Fiscal 2023, no amounts were paid or outstanding under this agreement. This agreement terminates on the date the Sponsor beneficially owns less than 5% of the Company’s ordinary shares and such shares have a fair market value of less than $25.0 million, or such earlier date as may be chosen by Blackstone.
OTHER RELATIONSHIPS
In May 2023 certain shareholders affiliated with our Sponsor completed a secondary offering of the Company’s ordinary shares. As part of that offering, the Company repurchased 21,934,634 ordinary shares through Citigroup Global Markets Inc. from such shareholders for an aggregate consideration of approximately $250 million, plus costs directly related to the transaction of $1.7 million.
In February 2024 certain shareholders affiliated with our Sponsor completed a secondary offering of the Company’s ordinary shares. As part of that offering, the Company repurchased 4,151,100 ordinary shares through Citigroup Global Markets Inc. from such shareholders for an aggregate consideration of approximately $50 million, plus costs directly related to the transaction of $0.4 million.
COMMERCIAL TRANSACTIONS WITH SPONSOR PORTFOLIO COMPANIES
The Company’s Sponsor and its affiliates have ownership interests in a broad range of companies. The Company has entered, and may in the future enter, into commercial transactions in the ordinary course of its business with some of these companies, including the sale of goods and services and the purchase of goods and services. None of these transactions or arrangements was material to the Company in Fiscal 2023.
DEEDS OF INDEMNITY
The Company is party to deeds of indemnity with its directors and executive officers to indemnify them to the maximum extent allowed under applicable law. These agreements indemnify these individuals against certain costs, charges, losses, liabilities, damages and expenses incurred by such director or officer in the execution or discharge of his or her duties or the exercise of his or her powers or otherwise in relation to or in connection with his or her duties, powers or office. These agreements do not indemnify the directors against any liability attaching to such individuals in connection with any fraud, willful default or gross negligence, or in breach of his or her fiduciary duties, which would be rendered void under the Companies Act. In October 2023, we amended the deeds of indemnity with each of our executive officers to clarify that the deeds of indemnity do not provide indemnification for such officers in the event of recoupment of erroneously awarded compensation under our newly adopted clawback policy.
There is currently no pending material litigation or proceeding involving any of the Company’s directors, officers or employees for which indemnification is sought.

Gates Industrial Corporation	62	2024 Proxy Statement

Audit Committee Report

Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of the Board of the Company submits the following report:
Audit Committee Report to Shareholders
The Audit Committee of the Board is comprised of four non-employee directors: Mr. Eliasson, Mr. Ireland, Ms. Mains, and Dr. Zhang, with Mr. Eliasson serving as Chair. The Board has determined that all of the members of the Audit Committee are independent within the meaning of the listing standards of the NYSE, the rules of the SEC and the Company’s Corporate Governance Guidelines, are financially literate as defined by the NYSE, and are audit committee financial experts as defined by the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors. Consistent with this charter, the Audit Committee assists the Board with its oversight responsibilities as they relate to:
•the quality and integrity of the Company’s financial statements;
•the effectiveness of the Company’s internal controls over financial reporting;
•the Company’s compliance with legal and regulatory requirements;
•the independent auditor’s qualifications, performance and independence; and
•the performance of the Company’s internal audit function.
The Audit Committee also has responsibility for preparing this report, which must be included in the Company’s Proxy Statement, and appointing and retaining the Company’s independent registered public accounting firm. In order to meet the responsibilities assigned to it under its charter, the Audit Committee performs a number of tasks, including the following:
•Advance review of all audit and legally permitted non-audit services to be provided by the Company’s independent auditor. This task includes sole approval authority for the fees and terms of the auditor’s engagement.
•Review of the Company’s audited financial statements and quarterly financial statements. In connection with this task, the Audit Committee focuses on several factors, including the independent auditor’s judgment of the quality of the Company’s accounting principles, the results of management’s and the independent auditor’s procedures related to potential fraud, and major issues regarding judgments made in connection with the preparation of financial statements.
•At least an annual evaluation of the independent auditor’s qualifications, performance and independence. The Audit Committee established a process for evaluating the Company’s independent auditor that includes obtaining an annual assessment from the Company’s management. That assessment includes several factors related to the independent auditor, including qualifications and expertise, past performance and appropriateness of fees. The Audit Committee also considers the communications and interactions with the independent auditor over the course of the year and the results of any Public Company Accounting Oversight Board (United States) (“PCAOB”) inspections, and conducts a review of the independent auditor’s internal quality control procedures.
•Periodic reviews of the Company’s earnings press releases and guidance provided to investors and rating agencies.
•Periodic reviews of the adequacy and effectiveness of the Company’s accounting and internal control policies, procedures and disclosures.
•Periodic reviews of the Company’s guidelines and policies for assessing and managing risks, including steps management has taken to monitor and control exposures to such risks.

Gates Industrial Corporation	63	2024 Proxy Statement

Audit Committee Report	Table of Contents
Management is responsible for the Company’s internal controls and its financial reporting process. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the Company’s consolidated financial statement and the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the PCAOB, and expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.
In the performance of its oversight function, the Audit Committee has reviewed and discussed, with both management and Deloitte & Touche LLP, the audited financial statements of the Company. The Audit Committee also discussed with Deloitte & Touche LLP all matters required to be discussed under applicable standards of the PCAOB and the SEC. In addition, the Audit Committee received the written disclosures and the letter required by the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Deloitte & Touche LLP the independent registered public accounting firm’s independence. In considering the independence of the independent registered public accounting firm, the Audit Committee took into consideration whether the provision of non-audit services is compatible with maintaining the independence of the independent registered public accounting firm.
Based upon the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023 filed with the SEC.
Submitted by the Audit Committee of the Board:
Fredrik Eliasson, Chair
James W. Ireland, III
Stephanie K. Mains
Molly P. Zhang

Gates Industrial Corporation	64	2024 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of April 22, 2024, with respect to the number of ordinary shares owned by (a) each director and nominee for director of the Company, (b) each NEO of the Company, (c) all directors and executive officers and nominees as a group and (d) each shareholder known by the Company to own beneficially more than five percent of a class of the outstanding common stock. As of April 22, 2024, there were [●] ordinary shares outstanding. Unless otherwise noted, each person and group identified possesses sole voting and investment power with respect to the shares shown opposite such person’s or group’s name, and the address of each beneficial owner is 1144 Fifteenth Street, Suite 1400, Denver, Colorado 80202.

		Ordinary Shares Beneficially Owned
Name of Beneficial Owner	Address	(#)	(%)

5% or greater shareholders:
Blackstone(1)		72,001,857	27.6%
The Vanguard Group(2)	100 Vanguard Blvd. Malvern, PA 19355	15,329,789	5.9%
Directors and Named Executive Officers:
Fredrik Eliasson(3)		112,005	*
James W. Ireland, III(3)		48,247	*
Ivo Jurek(4)		5,644,045	2.2%
Stephanie K. Mains(3)(5)		—	*
Seth A. Meisel(6)		—	*
Wilson S. Neely(3)		106,657	*
Neil P. Simpkins(6)(7)		1,000,000	*
Alicia L. Tillman(3)		24,621	*
Molly P. Zhang(3)(8)		9,751	*
Cristin C. Bracken(9)		120,320	*
L. Brooks Mallard(10)		231,694	*
Gwendolyn Montgomery(11)		152,464	*
Thomas G. Pitstick(12)		517,223	*
Directors and executive officers as a group (13 persons)(12)		7,967,027	3.0%
*Represents less than 1%.
1.Reflects 32,415,177 ordinary shares directly held by BX Gates ML-1 Holdco LLC; 31,344,360 ordinary shares directly held by BX Gates ML-2 Holdco LLC; 107,324 ordinary shares directly held by BX Gates ML-3 Holdco LLC; 6,611,464 ordinary shares directly held BX Gates ML-4 Holdco LLC; and 1,523,532 ordinary shares directly held by BX Gates ML-5 Holdco LLC (together, the “Blackstone Entities”).
The sole member of BX Gates ML-1 Holdco LLC is Blackstone Capital Partners (Cayman) VI L.P. The sole member of BX Gates ML-2 Holdco LLC is Blackstone GTS Co-Invest L.P. The sole member of BX Gates ML-3 Holdco LLC is Blackstone Family Investment Partnership

Gates Industrial Corporation	65	2024 Proxy Statement

Security Ownership	Table of Contents
(Cayman) VI-ESC L.P. The sole member of BX Gates ML-4 Holdco LLC is BTO Omaha Holdings L.P. The sole member of BX Gates ML-5 Holdco LLC is Omaha Aggregator (Cayman) L.P.
The general partner of each of Blackstone Capital Partners (Cayman) VI L.P., Blackstone GTS Co-Invest L.P. and Omaha Aggregator (Cayman) L.P. is Blackstone Management Associates (Cayman) VI L.P. The general partners of each of Blackstone Management Associates (Cayman) VI L.P. and Blackstone Family Investment Partnership (Cayman) VI-ESC L.P. are BCP VI GP L.L.C. and Blackstone LR Associates (Cayman) VI Ltd.
The general partner of BTO Omaha Holdings L.P. is BTO Omaha Manager L.L.C. The managing member of BTO Omaha Manager L.L.C. is Blackstone Tactical Opportunities Management Associates (Cayman) L.P. The general partners of Blackstone Tactical Opportunities Management Associates(Cayman) L.P. are BTO GP L.L.C. and Blackstone Tactical Opportunities LR Associates (Cayman) Ltd.
Blackstone Holdings III L.P. is the sole member of each of BCP VI GP L.L.C. and BTO GP L.L.C. and the Class A shareholder of each of Blackstone LR Associates (Cayman) VI Ltd. and Blackstone Tactical Opportunities LR Associates (Cayman) Ltd. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is Blackstone Inc. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman.
Each of such Blackstone Entities (other than each of the Blackstone Entities to the extent they directly hold ordinary shares) and Mr. Schwarzman may be deemed to beneficially own the ordinary shares beneficially owned by the Blackstone Entities directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such ordinary shares. The address of Mr. Schwarzman and each of the entities listed in this footnote is c/o Blackstone Inc., 345 Park Avenue, New York, New York 10154.
Based on information provided to us, as of April 22, 2024, the Blackstone Entities have pledged, hypothecated or granted security interests in substantially all of the ordinary shares held by them pursuant to a margin loan agreement with customary default provisions. In the event of a default under the margin loan agreement, the secured parties may foreclose upon any and all of the ordinary shares pledged to them and may seek recourse against the borrowers.
2.The number of shares held and percentage of outstanding shares were obtained from the holder’s Schedule 13G filing with the Securities and Exchange Commission filed February 13, 2024, which reports ownership as of December 29, 2023. The Schedule 13G filing indicates that the holder had sole voting power over 0 shares, sole dispositive power over 15,103,380 shares, shared voting power over 73,193 shares, and shared dispositive power over 226,409 shares.
3.Does not include unvested time-based RSUs held by non-employee directors in connection with their service as directors.
4.Includes (i) 4,936,152 ordinary shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days, and (ii) 707,893 ordinary shares owned by Mr. Jurek.
5.Does not include 25,831 restricted stock units that are vested but deferred pursuant to the Supplemental Retirement Plan.
6.Mr. Simpkins provides consulting services to Blackstone and Mr. Meisel is a Senior Managing Director of Blackstone. Mr. Simpkins and Mr. Meisel each disclaim beneficial ownership of any ordinary shares owned directly or indirectly by the Blackstone Entities.
7.Mr. Simpkins shares with his spouse through a family limited liability company the power to vote or direct the vote of, and the power to dispose or direct the disposition of, 1,000,000 ordinary shares.
8.Does not include 38,495 restricted stock units that are vested but deferred pursuant to the Supplemental Retirement Plan.
9.Includes (i) 70,362 ordinary shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days, and (ii) 49,958 ordinary shares owned by Ms. Bracken.
10.Includes (i) 129,346 ordinary shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days, and (ii) 102,348 ordinary shares owned by Mr. Mallard.
11.Includes (i) 118,177 ordinary shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days, and (ii) 34,287 ordinary shares owned by Ms. Montgomery.
12.Includes (i) 433,874 ordinary shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days, and (ii) 83,349 ordinary shares owned by Mr. Pitstick.
13.Shares shown as beneficially owned by directors and executive officers as a group reflect: (i) 5,687,911 ordinary shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days, and (ii) and 2,279,116 ordinary shares owned. Does not include 64,326 restricted stock units that are vested but deferred pursuant to the Supplemental Retirement Plan.

Gates Industrial Corporation	66	2024 Proxy Statement

Shareholder Proposals

Shareholders wishing to include proposals in the proxy materials in relation to the Company’s AGM to be held in 2025 must submit the same in writing, by mail, first-class postage pre-paid, to Gates Industrial Corporation plc, 1144 Fifteenth Street, Suite 1400, Denver, Colorado 80202, Attention: Chief Legal Officer, which must be received at the Company’s executive office on or before December 27, 2024. Such proposals must also meet the other requirements and procedures prescribed by Rule 14a-8 under the Exchange Act relating to shareholders’ proposals. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
Shareholders who intend to present a proposal at the AGM held in 2025, without including such proposal in our proxy statement, must provide our Chief Legal Officer with written notice of such proposal on or before March 12, 2025, in accordance with Rule 14a-4(c). If the requirements of such rule are not followed, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such shareholders proposal or nomination. To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 21, 2025.

Gates Industrial Corporation	67	2024 Proxy Statement

Annual Report and Other Matters

Upon written request addressed to the Corporate Secretary at 1144 Fifteenth Street, Suite 1400, Denver, Colorado 80202 from any person solicited herein, the Company will provide, at no cost, a copy of its 2023 Annual Report filed with the SEC.
The Company’s Board of Directors does not know of any matter to be brought before the AGM other than the matters set forth in the Notice of Annual General Meeting of Shareholders and matters incident to the conduct of the AGM. If any other matter should properly come before the AGM, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.
By Order of the Board of Directors,

Ivo Jurek Chief Executive Officer
April __, 2024

Gates Industrial Corporation	68	2024 Proxy Statement

Shareholder Resolutions for the 2024 Annual General Meeting

Proposal 1 —  Election of Directors
RESOLVED THAT, the following individuals be and hereby are elected or re-elected, as applicable, each by way of separate ordinary resolution, to serve as directors until the election and qualification of his or her respective successor or until his or her earlier removal or resignation pursuant to the Articles of Association:
1.Fredrik Eliasson
2.James W. Ireland, III
3.Ivo Jurek
4.Stephanie K. Mains
5.Seth A. Meisel
6.Wilson S. Neely
7.Neil P. Simpkins
8.Alicia L. Tillman
9.Molly P. Zhang
Proposal 2 —  Advisory Vote to Approve Named Executive Officer Compensation
RESOLVED THAT, the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described in Proxy Statement under “Compensation Discussion and Analysis” and “Executive Compensation,” as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, compensation tables and narrative disclosure.
Proposal 3 —  Advisory Vote on Directors’ Remuneration Report
RESOLVED THAT, the shareholders approve, on an advisory basis, the Directors’ Remuneration Report, which is included in the Company’s annual report and accounts, in accordance with the requirements of the Companies Act.
Proposal 4 —  Ordinary Resolution Ratifying the Appointment of Independent Registered Public Accounting Firm
RESOLVED THAT, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2024 is ratified and approved.
Proposal 5 —  Ordinary Resolution Re-Appointing Deloitte LLP as the Company’s U.K. Statutory Auditor
RESOLVED THAT, the re-appointment of Deloitte LLP as the Company’s U.K. statutory auditor under the Companies Act, to hold office from the conclusion of the 2024 AGM until the next annual general meeting at which accounts are laid, be and is hereby approved.

Gates Industrial Corporation	69	2024 Proxy Statement

Shareholder Resolutions	Table of Contents
Proposal 6 —  Ordinary Resolution Authorizing the Audit Committee of the Board to Determine the Company’s U.K. Statutory Auditor’s Remuneration
RESOLVED THAT, the Audit Committee of the Board of Directors be and is hereby authorized to set Deloitte LLP’s remuneration as the Company’s U.K. statutory auditor.
Proposal 7 —  Ordinary Resolution Approving the form of share repurchase contracts and repurchase counterparties.
RESOLVED THAT,
(a)    the form of share repurchase contracts (the “Share Repurchase Contracts”), copies of which are appended to this Proxy Statement, for the purchase by the Company of such number of its Ordinary Shares of nominal value $0.01 each as may be agreed, at such prices as may be agreed pursuant to the terms of a Share Repurchase Contract, be and are hereby approved, and the directors be and are hereby authorized to enter into any Share Repurchase Contract negotiated and agreed with a Bank (as defined in subsection (b) below); and
(b)    the counterparties with whom the Company may enter into a Share Repurchase Contract, being the counterparties (or their subsidiaries, successors or affiliates from time to time) included in the Proxy Statement (the “Banks”) be, and each hereby is, approved, provided that, unless previously renewed, varied or revoked by the Company at a general meeting, this authority shall expire on the fifth anniversary of the AGM.
Proposal 8 —  Ordinary Resolution Authorizing the Board to allot equity securities in the Company.
RESOLVED THAT, in substitution for all existing authorities, the Board be generally and unconditionally authorized (in accordance with section 551 of the Companies Act) to exercise all the powers in the Company to allot shares in the Company or grant rights to subscribe for or to convert any security into shares in the Company (“Rights”) up to an aggregate nominal amount of $[●]; and so that the Board may impose any limits or restrictions and make any arrangements which they consider necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory or any other matter, such authorities to apply until the end of next year’s AGM (or, if earlier, until the close of business on September 20, 2025), save that the Company may, before such expiry, make an offer or enter into an agreement which would or might require shares to be allotted or Rights to be granted and the Board may allot shares or grant Rights in pursuance of such offer or agreement notwithstanding that the authority conferred by this resolution has expired.
Proposal 9 —  Special Resolution, subject to the passing of Proposal 8, Authorizing the Board to allot equity securities without pre-emptive rights.
RESOLVED THAT, in substitution for all existing authorities, subject to the passing of Proposal 8, the Board be generally empowered (in accordance with section 570 of the Companies Act) to allot equity securities (as defined in section 560 of the Companies Act) under the authority given by that resolution and/or to sell equity securities held by the Company as treasury shares for cash as if section 561 of the Companies Act did not apply to any such allotment or sale, such power to be limited to the allotment or sale up to an aggregate nominal amount of $[●]; such power to apply until the end of next year’s AGM (or, if earlier, until the close of business on September 20, 2025) but, in each case, during this period the Company may make offers, and enter into agreements, which would, or might, require equity securities to be allotted (and treasury shares to be sold) after the power ends and the Board may allot equity securities (and sell treasury shares) under any such offer or agreement as if the power had not ended.

Gates Industrial Corporation	70	2024 Proxy Statement

APPENDIX A:
Directors’ Remuneration Report
Gates Industrial Corporation plc
(the “Company” or “Gates” or “us”)

Gates Industrial Corporation	A-1	2024 Directors’ Remuneration Report

Appendix A	Table of Contents
Annual Statement of the Chair of the Compensation Committee
Dear Shareholders:
I am pleased to present the Company’s remuneration report for the financial year ended December 30, 2023 (“Fiscal 2023”). This remuneration report is divided into two sections:
A.this annual statement (the “Annual Statement”) from the Chair of the Compensation Committee; and
B.the annual report on remuneration for Fiscal 2023 setting out Director compensation and detailing the link between Company performance and compensation for the period specified therein. The annual report on remuneration, together with the Annual Statement (the “Annual Report on Remuneration”), is subject to a non-binding advisory vote of the shareholders at the annual general meeting to be held on Thursday, June 20, 2024 (the “AGM”).
In January 2018, the Company successfully completed an initial public offering (the “IPO”) on the New York Stock Exchange (“NYSE”). As a NYSE listed company, the Company prepared its proxy statement for the AGM in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). In this proxy statement on Schedule 14A, which was filed with the SEC on or about April __, 2024, and can be found on the Company’s investor website at investors.gates.com, you will find the Company’s compensation discussion and analysis (“CD&A”) setting forth its overall philosophy regarding compensation of its executive officers, which should be read in conjunction with this Directors’ Remuneration Report. In addition to the rules and regulations of the SEC, as a U.K. public limited company, the Company is also subject to the Companies Act and the regulations promulgated thereunder. Accordingly, the Company has produced this Directors’ Remuneration Report.
The Company’s business and affairs are managed under the direction of its Board of Directors (the “Board”), which currently consists of nine directors, including Mr. Jurek (its Chief Executive Officer and sole “Executive Director”). The Company’s non-employee directors, including its Chair, are referred to as “Non-Executive Directors.” The Company is party to a shareholders’ agreement with certain affiliates of Blackstone Inc. (its “Sponsor”). This agreement grants the Sponsor the right to designate nominees to the Company’s Board subject to the maintenance of certain ownership requirements in the Company. During Fiscal 2023, the Sponsor had two director appointees (Mr. Simpkins and Mr. Meisel). Mr. Simpkins and Mr. Meisel are Non-Executive Directors and are referred to herein as the “Sponsor-affiliated Directors.” As of January 30, 2024, Mr. Simpkins ceased to be a Sponsor-affiliated Director.
At the Company’s annual general meeting held on June 9, 2022, its shareholders approved the current directors’ remuneration policy (the “Directors’ Remuneration Policy”), which applies to the material elements of the compensation package for its executive officers, including its Executive Director, and its Non-Executive Directors. Under the Directors’ Remuneration Policy, any Sponsor-affiliated Director receives no compensation for serving on the Board. The Directors’ Remuneration Policy will be in effect until a new policy is submitted for approval at the annual general meeting to be held in 2025, unless an earlier amendment by shareholders is required. To simplify this Directors’ Remuneration Report, the Company has elected not to repeat its Directors’ Remuneration Policy in this Report, which is available in Appendix A to the Company’s 2022 proxy statement on Schedule 14A filed with the SEC on April 28, 2022 and available at www.sec.gov and on its website at http://investors.gates.com.
The Board has a compensation committee (the “Compensation Committee”) that oversees risks relating to the Company’s compensation policies and practices. The Compensation Committee provides assistance to the Board for oversight of the compensation packages of directors and executive officers, including the Company’s Executive Director. The Compensation Committee is currently comprised of Mr. Neil P. Simpkins (Chair), Mr. Fredrik Eliasson and Mr. Wilson S. Neely. The Compensation Committee annually reviews the performance of the executive officers and the compensation for the directors and executive officers and, with input and guidance from an independent compensation consultant, approves or recommends to the full Board any changes to their compensation packages in light of such review.
The Company is a leading global manufacturer of application-specific fluid power and power transmission solutions. The Company is driven to push the boundaries of materials science to engineer products that continually exceed expectations. To achieve its objectives, the Company aims to be the destination of choice for the best talent. The Company’s philosophy is to offer a remuneration program that will enable it to attract, motivate, reward and retain high-caliber executives who are capable of creating and sustaining value for its customers and shareholders and achieving the Company’s business goals over the long term. In addition, the Company’s remuneration program is designed to provide a fair and competitive compensation opportunity that

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Appendix A	Table of Contents
appropriately rewards executives for their contributions to its success. The Company also believes that a significant portion of each executive’s compensation should be “at risk” and tied to overall Company and individual performance.
The Company produced stable revenue in Fiscal 2023 while encountering weaker than expected industrial demand in China and in the global Personal Mobility end markets. The automotive replacement and first fit markets were key growth drivers. Margins increased compared to 2022 supported by a moderation in inflation rates coupled with commercial actions, stabilization in the underlying operating environment and contribution from certain of the company’s enterprise initiatives.
Below is the Company’s Annual Report on Remuneration for Fiscal 2023, which sets out the compensation for its directors, including its Executive Director, aligns with the Company’s previously approved directors’ remuneration policy, and supports its pay-for-performance philosophy. For Fiscal 2023, the Board made three noteworthy compensation award decisions.
First, in February 2023, the Compensation Committee recommended, and the Board approved, changes to the Executive Director’s annual incentive compensation granted pursuant to the Company’s Global Bonus Policy (the “Annual Plan”). For 2023, the Executive Director’s Annual Plan opportunity was capped at 200% of his target opportunity, and the maximum funding for each performance measure increased from 150% of the target funding for such measure to 200% of the target funding for such measure. In addition, the range for the performance metrics under the Annual Plan was expanded from 95% (for threshold) and 105% (for maximum) to 90% (for threshold attainment) and 110% (for maximum attainment). The Compensation Committee approved these design changes to address feedback from shareholders and proxy advisory firms, and to further align with market trends.
Second, in October 2023, the Board approved modest increases to the annual compensation package for its Non-Executive Directors, effective in Fiscal 2024 and adjusted the Company’s stock ownership guideline for the Non-Executive, non-Sponsor-affiliated Directors from 4x the annual cash retainer to 5x the annual cash retainer for such directors. The Board typically reviews the Non-Executive Director compensation package every two years, taking into account the recommendations of its independent compensation consultant based on a competitive pay study of the Company’s peer group and the broader market. The independent compensation consultant recommended (i) an annual compensation package of $245,000, consisting of $100,000 as an annual cash retainer (payable in quarterly installments in arrears) and $145,000 in value of time-based restricted stock units (“RSUs”) (payable annually and which vest in full on the first anniversary of the grant date), which represents an increase in the value of the RSUs by $10,000 from the prior fiscal year, and (ii) an additional annual cash retainer of $25,000 for the chairperson of the Audit Committee and $15,000 for each of the chairpersons of the Compensation Committee and the Company’s nominating and governance committee (“Nominating and Governance Committee”). The Board believes this compensation package and stock ownership guideline better reflects the median of the peer group and aligns Non-Executive Director compensation with the long-term interests of our shareholders.
Lastly, in February 2024, the Compensation Committee approved an aggregate funding of 152% of the short-term incentive opportunity for eligible employees under the Annual Plan for Fiscal 2023. Accordingly, the Compensation Committee awarded the Executive Director 152% of his annual short term incentive opportunity for Fiscal 2023.
Thank you for your continued interest in Gates.
Neil P. Simpkins
Chair of the Compensation Committee
April __, 2024

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Appendix A	Table of Contents
The Directors’ Remuneration Report
For the financial year ended December 30, 2023 (“Fiscal 2023”)
In accordance with the U.K. Large and Medium-sized Companies & Groups (Accounts & Reports) (Amendment) Regulations 2013 (the “Regulations”), this Directors’ Remuneration Report includes disclosure of certain amounts paid to directors for “qualifying services.” This disclosure is presented for (i) Fiscal 2023, and (ii) for the financial year ended December 31, 2022 (“Fiscal 2022”).
The following directors served during Fiscal 2023:
Executive Director
•Mr. Ivo Jurek
Non-Executive Directors
•Mr. Fredrik Eliasson
•Mr. James W. Ireland, III
•Ms. Stephanie K. Mains
•Mr. Wilson S. Neely
•Ms. Alicia L. Tillman
•Dr. Molly P. Zhang
Non-Executive Directors; Sponsor-affiliated Directors
•Mr. Neil P. Simpkins (as of January 30, 2024, Mr. Simpkins was no longer a Sponsor-affiliated Director)
•Seth A. Meisel

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Appendix A	Table of Contents
Remuneration for Each Director
Executive Director
SINGLE FIGURE TOTAL REMUNERATION TABLE FOR EXECUTIVE DIRECTOR
This table reflects compensation earned by the Company’s Executive Director during Fiscal 2023 and during Fiscal 2022, which includes base salary, annual cash bonus, long-term equity incentives and certain employee benefits.

Name	Year	Salary ($)(1)	All Other Benefits ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total Fixed ($)	Stock Awards ($)(3)	Option Awards ($)(4)	Annual Bonus ($)(5)	Total Variable ($)	Total ($)

Ivo Jurek	2023	1,134,129	267,927	—	1,402,056	5,574,223	125,532	2,603,530	8,303,285	9,705,341
	2022	1,090,834	255,667	—	1,346,501	2,441,702	263,851	951,125	3,656,678	5,003,179
1.The amounts reported in the “Salary” column consist of base salary earned during each financial year.
2.The amounts reported in the “All Other Benefits” column reflect the sum of: (1) the amounts contributed by Gates to the Gates MatchMaker 401(k) Plan and the Supplemental Retirement Plan*; and (2) the cost of all other executive benefits, as shown in the table below:

Name	Year	Company Contributions to Gates MatchMaker 401(k)(a) ($)	Company Contributions to Gates Supplemental Retirement Plan(b) ($)	Other Benefits(c) ($)	Total ($)

I. Jurek	2023	19,800	105,315	142,812	267,928
	2022	18,300	170,673	66,694	255,667
a.Company Contributions to Gates MatchMaker 401(k) Plan. Gates makes matching contributions of 100% on up to 3% of eligible earnings deferred by all eligible participants, including the Executive Director, in accordance with the Gates MatchMaker 401(k) Plan. Gates also makes a non-elective contribution to all eligible participants, including the Executive Director, in an amount equal to 3% of eligible earnings, subject to the limitations of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).
b.Company Contributions to the Supplemental Retirement Plan. Gates makes a Retirement Contribution of 6% of eligible compensation on behalf of all eligible participants, including the Executive Director, under the Supplemental Retirement Plan for eligible compensation that exceeds Section 401(a)(17) of the Code.*
c.Other Benefits. Represents the aggregate incremental costs of certain additional limited benefits used by the Executive Director, which are a parking subsidy, tax preparation services, executive physical, attendance at a Company-sponsored team building and entertainment event, and limited personal use of an airplane leased by the Company pursuant to a fractional lease program. For the airplane usage, the aggregate incremental cost was calculated based on the variable operating costs to the Company for personal usage, which includes fees per flight hour, fuel charges and any additional usage or service fees. Mr. Jurek was accompanied by family members, but there was no aggregate incremental cost associated with these additional passengers. Because the airplane is used primarily for business travel, this methodology excludes costs that do not change based on usage, such as the annual lease fee. The amount reported in this column also includes the full value of the premiums paid by Gates with respect to the enhanced life, accidental death and dismemberment and long-term disability insurance benefits provided to the Executive Director.
3.During 2023, 299,461 time-based vesting restricted stock units (“RSUs”) and 112,472 performance-based vesting RSUs (“PRSUs”) vested. The market value of the shares awarded at vesting was $5,574,223, representing an aggregate appreciation in value of $7,078 since these awards were granted. Please see also the “2023 Grants of Plan-Based Awards” section below.
4.During 2023, 80,469 and 49,650 time-based stock options (“Options”) awarded in 2020 and 2021, respectively, vested. The closing per share price on the day prior to the vesting date was $14.16 and $14.12, respectively, compared to the exercise price payable by the Executive Director of $12.60 and $15.00, respectively. In addition, 265,486 and 13,003 premium-priced Options awarded in 2019 and 2021, respectively, vested during 2023. The closing per share price on the day prior to the vesting date was $14.00 for the 2019 awards, and $14.12 for the 2021 awards, compared to an exercise price payable by the Executive Director of $19.00 for the 2019 awards, and $16.50 for the 2021 awards.
5.The amount reported in the “Annual Bonus” column consist of amounts earned under the Annual Plan. For a summary of the details of the performance measures used and their relative weighting, the performance targets set at the beginning of the performance period and details of actual performance relative to the targets set and measured over the relevant reporting period, and the resulting level of reward, please see the “2023 Grants of Plan-Based Awards” section below.

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(*)    The Supplemental Retirement Plan is a funded, nonqualified plan administered by the Company that provides its executives, including its Executive and Non-Executive Directors, with the ability to contribute portions of their compensation towards retirement on a tax-deferred basis. The Company makes a retirement contribution of 6% of eligible compensation on behalf of eligible employee participants, including its Executive Director, for eligible compensation that exceeds the limits in Section 401(a)(17) of the Code. The Company does not make contributions to this Plan for Non-Executive Directors participants.
2023 GRANTS OF PLAN-BASED AWARDS
Executive Director
2023 Long-Term Incentive. In February 2023, the Board approved annual long-term incentive awards (the “2023 LTI”) under the 2018 Omnibus Incentive Plan to incentivize long-term business performance as well as to promote retention. The 2023 LTI for the Executive Director is comprised of 50% RSUs and 50% PRSUs. The RSUs will vest in substantially equal annual installments on the first three anniversaries of the grant date, subject to the Executive Director’s continued employment through the vesting date.
The PRSUs provide that 75% of the award will vest if the Company achieves a certain level of average annual Adjusted Return on Invested Capital (“Adjusted ROIC”) and the remaining 25% will vest if the Company achieves certain Relative Total Shareholder Return (“Relative TSR”) goals. Performance for the Adjusted ROIC and Relative TSR goals are each measured over a three year performance period based on the pre-established scale. The Compensation Committee selected Adjusted ROIC as a metric to drive focus on making sound investments and efficient use of working capital. The Compensation Committee selected Relative TSR as a metric to align a significant portion of pay delivery directly with shareholder value creation. It also aligns the interests and experience of executive officers with those of the Company and its shareholders and filters out macroeconomic and other factors that are not within management’s control.

Performance Measure (Weighting)	Description

Adjusted ROIC (75%)	75% of PRSU value is calculated as the three-year average of the annual: (Adjusted EBITDA - depreciation and amortization) x (1 - 25% tax rate) divided by the five quarter average of (total assets - non-restricted cash - accounts payable - goodwill and other intangible assets that arose from the acquisition of Gates by Blackstone in 2014).

The financial measures used to determine Adjusted ROIC are calculated in accordance with U.S. GAAP as presented in the Company’s financial statements, except (i) Adjusted EBITDA is defined in the same manner as described in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Measures” of the 2023 Annual Report, (ii) actual results and/or performance targets may be adjusted to exclude the impact of acquisitions and divestitures completed during the performance period, (iii) the depreciation and amortization deduction excludes the amortization of intangible assets arising from the acquisition of Gates by Blackstone in 2014 and (iv) total assets excludes both income tax and deferred tax assets.

Relative TSR (25%)
25% of PRSU value is based on the Company’s three-year relative TSR ranking against companies in the S&P 400 Capital Goods Industry Index (the “Relative TSR Peer Group”). TSR is measured by stock price change and dividends over the performance period as a percentage of the beginning stock price. The beginning and ending stock prices are based on the prior 20-day trading averages. In the event absolute TSR performance is negative, payout of Relative TSR is capped at the target level.

The total number of PRSUs that vest at the end of the three-year performance period will range from a payout of 0% to a maximum of 200% as determined by measuring actual performance over the performance period for Adjusted ROIC and Relative TSR against the performance goals based on a pre-established scale. Payout for achievement between the performance levels will be determined based on a straight-line interpolation of the applicable payout range rounded to the nearest whole percentile for Relative TSR and rounded to the nearest tenth of a percentage for Adjusted ROIC. Goals for the Adjusted ROIC performance measure will be disclosed at the end of the three-year performance period. Payout of the Relative TSR measure is capped at the target level if absolute TSR performance is negative, and requires the following threshold, target and maximum performance levels over the three-year performance period:

Relative TSR Percentile Rank	Potential Payout Percentage

75th Percentile or above (Maximum)	200
50th Percentile (Target)*	100
25th Percentile (Threshold)	50
Below 25th Percentile	0

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(*) Payout is capped at the target level if absolute TSR performance is negative.
Payouts are subject to the Executive Director’s continued employment through the end of the applicable performance period and are paid out after the certification of the performance results by the Compensation Committee. The Compensation Committee chose Adjusted ROIC and Relative TSR performance goals at target that are, in the Compensation Committee’s view, challenging but achievable.
2021-2023 PRSUs. For the PRSUs vested and payable in 2023 (granted in 2021 for a three-year performance period from 2021-2023 (the “2021-2023 Performance Period”)), the weighting and level of achievement of the two metrics of Adjusted ROIC and Relative TSR as well as the aggregate payout were as follows:

Metric	Weight	Payout

Adjusted ROIC	50%	136%
Relative TSR	50%	0%
Total Payout		68%
Adjusted ROIC. The PRSU payout level for Adjusted ROIC was based on the three-year average performance during the 2021-2023 Performance Period. The annual threshold, target, and maximum goals for this metric as well as the achievement and payout for this metric were as follows:

Performance Period	Threshold (50% funding)	Target (100% funding)	Maximum (200% funding)	Annual Achievement			3-Year Average Annual Achievement	Metric Weighting
				2021	2022	2023

2021 - 2023	15.0%	20.0%	25.0%	22.4%	20.0%	23.0%	21.8%
Adjusted ROIC Payout							136.0%	50.0%
(*) Performance between goals was interpolated on a straight-line basis, rounded to the nearest whole percentage.
Relative TSR. The PRSU payout level of Relative TSR was based on the Company’s’ three-year total shareholder return ranking versus the Relative TSR Peer Group with a cap at the target level if absolute TSR performance is negative. The threshold, target and maximum performance levels as well the Company’s achievement were as follows:

Performance Period	Threshold (50% funding)	Target (100% funding)	Maximum (200% funding)	Achievement	Metric Weighting

Twenty-day average stock price prior to December 31, 2020 and December 29, 2023	25th percentile (12% TSR)	50th percentile (39% TSR)	75th percentile (95% TSR)	14th percentile (-4% TSR)
Relative TSR Payout				0.0%	50.0%
Executive Director Award. Based on the Company’s performance over the 2021-2023 Performance Period as described above, the numbers of ordinary shares underlying PRSUs granted in 2021 vested as follows for the Executive Director:

Name	Target Award (#)	Total Earned Award (#)

I. Jurek	165,400	112,472
2023 Short-Term Incentive. The Company provides a short-term annual incentive opportunity under the Gates Global Bonus Policy (the “Annual Plan”) to reward certain employees, including the Executive Director, for achieving specific performance goals that would advance the Company’s profitability and drive key business results, and to recognize individuals based on their contributions to those results.
Payouts under the Annual Plan were based on a combination of the achievement of the Company’s financial performance goals in 2023 (the “Gates Financial Performance Factor”), which fund the Annual Plan, and the Executive Director’s performance during the fiscal year against his individual performance goals (the “Individual Performance Factor”). New for Fiscal 2023, the maximum total bonus opportunity for the Executive Director was capped at 200% of his target incentive bonus opportunity.

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Gates Financial Performance Factor. The Gates Financial Performance Factor sets the funding level for the Annual Plan. The Compensation Committee, after an evaluation of possible financial performance measures, determined to continue using Adjusted EBITDA, Free Cash Flow and Revenue as the financial performance measures for 2023. The Compensation Committee determined that these financial performance measures would be critical indicators of the Company’s performance for 2023 and, when combined, would contribute to sustainable growth. The Annual Plan financial performance measures and weightings for 2023 are described below.

Performance Measure (Weighting)	Description*

Adjusted EBITDA (50%)
Adjusted EBITDA under the Annual Plan is defined in the same manner as described in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations —  Non-GAAP Measures,” of the 2023 Annual Report.

Free Cash Flow (30%)	Calculated as Adjusted EBITDA (as defined for purposes of the Annual Plan as described immediately above), less capital expenditures, plus or minus the change in working capital versus prior year.

Revenue (20%)	Revenue under the Annual Plan is defined as actual revenue as reflected in the Company’s financial statements, excluding the impacts of acquisitions and divestitures made during the fiscal year.
(*) At the time of setting these performance measures, the Compensation Committee determined that the performance measures and payout calculations may exclude the translation impact of foreign exchange gains and losses if excessive in nature, and the Compensation Committee may exclude from the targets and/or the calculation of the performance measures impacts of any non-recurring or unusual item. No such exclusions were made in 2023.
The weighted achievement factor for each of the financial performance measures is determined by multiplying the weight attributed to each performance measure by the applicable achievement factor for each measure. For each of the performance measures, the achievement factor is determined by calculating the payout percentage against the target goal based on a pre-established scale. Funding attainment with respect to each of these performance measures can range from 0% of the target incentive to 200% of the target incentive as follows:
•0% funding for performance below the threshold requirement;
•50% of target incentive for achieving 90% of the target performance requirement (threshold);
•100% of target incentive for achieving 100% of the target performance requirement (target); and
•200% of target incentive for achieving 110% or above of the target performance requirement (maximum).
Payouts for performance between points are interpolated on a straight-line mathematical basis and rounded to the nearest whole number.
The following table outlines the calculation of the 2023 Total Bonus Pool based on the Company’s attainment of the 2023 Gates Financial Performance Factor measures, each of which were approved by the Compensation Committee with no adjustments to the previously approved performance measures described above.

(dollars in millions)		Threshold ($)	Target ($)	Maximum ($)	2023 Attainment		Funding
Measure	Weighting (%)				$	%	Amount $	% of Target

Adjusted EBITDA	50	642.1	713.4	784.7	747.0	105	20.8	147
Free Cash Flow	30	585.6	650.7	715.8	709.6	109	16.2	191
Revenue*	20	3,355.3	3,559.0	3,737.3	3,570.2	100	6.0	106
Total							$43.0	152%
(*) Revenue threshold and maximum are narrower than 90% and 110% to align with the associated Adjusted EBITDA levels.
Individual Performance Factor. At the end of the performance period, the Compensation Committee considered both the Company’s attainment of the 2023 Gates Financial Performance Factor measures as described above and the Executive Director’s individual performance based on achievement against the performance criteria listed below to determine the appropriate attainment percentage for the Executive Director.

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•Financial Goals: Achieving the Company’s annual financial plan, as well as the annual financial plan for the executive’s region or function. This included goals related to the Company’s 2023 sales, adjusted EBITDA and free cash flow.
•Operational Goals: Achieving targets related to workplace safety, product quality and delivery, freight costs, productivity and inventory management.
•Geographic Growth Goals: Focusing on growth opportunities to drive richer margins and mix.
•Key Initiatives: Executing on key company initiatives set forth in the Company’s strategic plan, including those related to the industrial, mobility, and automotive end markets, 80/20 portfolio optimization, innovation, and digital assets.
•Doing Business the Right Way:
◦Adhering to the Company’s compliance programs and policies, including completion of all required certifications such as those related to workplace health and safety; international laws and regulations; and information technology security.
◦Achieving environmental, sustainability and governance goals related to natural resource consumption, eco-innovation solutions for customers, diversity, equity and inclusion programs, and compliance with reporting requirements as well as defining and executing on other environmental, sustainability and governance targets.
•Building Our People: Focusing on the attraction, development and engagement of our workforce through annual development plans, development opportunities, succession planning, and diversity, equity and inclusion initiatives and processes.
After reviewing the factors listed above and considering the size and complexity of the Company’s business as well as external variables such as macro-economic conditions, the Compensation Committee determined that the Executive Director had met or exceeded his 2023 goals.
Payout. The actual amount paid to the Executive Director under the Annual Plan was calculated by multiplying his base salary in effect on December 30, 2023 by (i) his Annual Plan target bonus opportunity (which is reflected as a percentage of base salary), (ii) the final Gates Financial Performance Factor, and (iii) the Individual Performance Factor. The following table illustrates the calculation of the annual cash incentive awards payable to the Executive Director under the Annual Plan based on 2023 financial performance and individual performance.

Name	Base Salary ($)	Target Annual Plan Opportunity (% of Base Salary)	Target Annual Plan Opportunity ($)	Gates Financial Performance Factor (%)	Individual Performance Factor (%)	2023 Actual Payout ($)

Ivo Jurek	1,141,899	150	1,712,849	152	100	2,603,530

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Appendix A	Table of Contents
2023 Grants of Plan-Based Awards Table
The following table summarizes all grants of plan-based awards to the Company’s Executive Director in Fiscal 2023 and Fiscal 2022.

Award Type	Grant Date	Estimated Future Payouts under non-equity incentive plan awards			Estimated Future Payouts under Equity Incentive Plan Awards			All other stock awards: number of shares of stock units (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/sh)	Grant date face value of stock and option awards ($)(4)	Grant date fair value of stock and option awards ($)
		Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)

Annual Plan(1)	—	171,285	1,712,849	3,425,698
PRSU(2)	3/1/2023				23,773	190,181	380,362				5,366,908	3,021,974
RSU(3)	3/1/2023							190,181			2,683,454	2,683,454

Annual Plan(1)	—	164,697	1,646,970	3,293,940
PRSU(2)	2/25/2022				20,465	163,721	327,442				5,160,486	2,821,321
RSU(3)	2/25/2022							163,721			2,580,243	2,580,243
RSU(3)	7/27/2022							560,000			6,703,200	6,703,200
1.Represents the cash-based award opportunity range under the Annual Plan for 2023 and 2022. For purposes of this table and threshold level disclosure, the Company assumed that the lowest weighted of the three performance measures achieved the threshold level of attainment (in other words, 10% of the target award was earned) and the Individual Performance Factor was set at 100%. The calculation uses the Executive Director’s base salary as of December 30, 2023 and December 31, 2022. Please refer to the “Single Figure Total Remuneration Table for Executive Directors” for the actual cash based award earned by the Executive Director under the Annual Plan for 2023 and 2022.
2.Represents the threshold, target and maximum payout shares of the PRSUs granted under the 2018 Omnibus Incentive Plan in 2023 and 2022. Threshold payout of shares is calculated assuming a threshold attainment of 50% for the Relative TSR measure for the PRSUs granted in 2023 and 2022. The number of shares ultimately issued, which could be greater or less than target, will be based on achieving specific performance conditions. The grant date fair value of the PRSUs for the March 1, 2023 and February 25, 2022 awards were calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“Topic 718”) based on target, the probable outcome of the performance conditions.
3.Represents RSUs granted under the 2018 Omnibus Incentive Plan. The grant date fair value of the RSUs was the closing price on the date of grant.
4.Face value is calculated based on the closing share price on the date of the grant ($14.11 for grants in March 2023) and, in the case of the PRSUs, on the maximum future share payout.

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Appendix A	Table of Contents
Outstanding Equity Awards at December 30, 2023
The following table provides information regarding outstanding equity awards held by the Executive Director as of December 30, 2023.

		Option Awards *				Stock Awards
Grant Date		Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(6)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(7)
Awards without performance measures
5/18/2015	Tier I	1,017,239	—	6.56	5/18/2025
5/2/2017	Tier I	135,496	—	7.87	5/2/2027
2/22/2019	Options(3)	252,122	—	16.46	2/22/2029
2/22/2019	Options(4)	530,972	265,488	19.00	2/22/2029
2/21/2020	Options(5)	241,406	—	12.60	2/21/2030
2/26/2021	Options(3)	99,299	49,651	15.00	2/26/2031
2/26/2021	Options(5)	26,005	13,004	16.50	2/26/2031
2/26/2021	RSU					27,567	369,949
2/25/2022	RSU					109,148	1,464,766
7/27/2022	RSU					373,334	5,010,142
3/1/2023	RSU					190,181	2,552,229
Awards with performance measures
5/18/2015	Tier II	1,017,239	—	6.56	5/18/2025
5/18/2015	Tier IV	1,017,239	—	9.84	5/18/2025
5/2/2017	Tier II	135,496	—	7.87	5/2/2027
5/2/2017	Tier IV	135,496	—	11.80	5/2/2027
2/25/2022	PRSU							143,255	1,922,482
3/1/2023	PRSU							166,408	2,233,195
(*)     The Company has a number of awards issued under the 2014 Omaha Topco Ltd. Stock Incentive Plan, which was assumed by the Company and renamed the Gates Industrial Corporation plc Stock Incentive Plan in connection with the initial public offering in January 2018. No new awards have been granted under this plan since 2017. The Executive Director was awarded options pursuant to the 2014 Incentive Plan. The options were split equally into four tiers, each with specific vesting conditions. Tier I options vested evenly over 5 years from the grant date, subject to the participant’s continuing to provide service to the Company on the vesting date. The vesting of Tier II, III and IV options were subject to performance conditions that were required to be achieved on or prior to July 3, 2022. The performance conditions included Blackstone’s achievement of specified investment returns at the time of a defined liquidity event, and required the participant’s continued provision of service to the Company on the vesting date. In March 2022, a liquidity event (as defined in the grant agreements) occurred following the sale by Blackstone of a certain portion of their interest in Gates, resulting in the vesting of the Tier II and IV options for all eligible participants. The specified investment returns required for Tier III awards to vest were not met on or before the end of the performance period, resulting the expiration of the Tier III awards in 2022. All outstanding Tier I, II and IV options expire ten years after the date of grant.
1.RSUs vest in substantially equal annual installments on each of the first, second and third anniversaries of the grant date.
2.Reflects the aggregate market value of the unvested RSUs, based on a price of $13.42 per ordinary share, which was the share price of the Company’s ordinary shares on December 29, 2023, the last trading day of the fiscal year.

Gates Industrial Corporation	A-11	2024 Directors’ Remuneration Report

Appendix A	Table of Contents
3.Represents Options granted under the 2018 Omnibus Incentive Plan. These options vested in substantially equal annual installments on the first three anniversaries of the grant date.
4.Represents premium-priced Options granted to the Executive Director under the 2018 Omnibus Incentive Plan. These premium-priced Options vest on the third, fourth and fifth anniversary of the grant date.
5.Represents premium-priced Options granted to the Executive Director under the 2018 Omnibus Incentive Plan. These premium-priced Options vested in substantially equal annual installments on the first three anniversaries of the grant date.
6.The PRSUs vest on the date the Compensation Committee certifies the achievement of the performance measures following the three-year performance period, with 75% subject to attainment of certain levels of Adjusted ROIC and 25% subject to attainment of Relative TSR. The amounts shown in this column represent payout shares of the outstanding PRSUs assuming the target level of attainment of 100% for the Adjusted ROIC measure and the threshold level of attainment of 50% for the Relative TSR measure. The number of shares ultimately issued, which could be zero or greater than the number presented above, will be based on achieving specific performance conditions. Please refer to “Elements of Compensation — Long-Term Incentive” in the proxy statement.
7.Represents the aggregate market value of the threshold payout shares of the unvested PRSUs, based on a price of $13.42 per ordinary share, which was the share price of the Company’s ordinary shares on December 29, 2023, the last trading day of the fiscal year.
2023 Option Exercises and Stock Vested for the Executive Director
The table below sets forth certain information concerning each exercise of options and stock vesting events for the Company’s Executive Director during Fiscal 2023.

	Option Awards		Stock Awards
Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares or Units Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

I. Jurek	—	—	411,933	5,574,223
1.Based on the closing share price of the Company’s ordinary shares on the trading day prior to the vesting date.

Single Figure Total Remuneration Table for Non-Executive Directors
The following table provides the compensation earned in Fiscal 2023 and Fiscal 2022 by the Company’s Non-Executive Directors who served during Fiscal 2023.

Name	Year	(Fixed) Fees Paid or Receivable ($)(1)	(Variable) Stock Awards ($)(2)	Total ($)

F. Eliasson(3)(4)	2023	125,000	128,002	253,002
	2022	18,956	—	18,956
J. Ireland	2023	100,000	111,986	211,986
	2022	100,000	131,328	231,328
S. Mains(5)(6)	2023	100,000	111,986	211,986
	2022	100,000	131,328	231,328
W. Neely(7)	2023	115,000	111,986	226,986
	2022	101,841	131,328	233,169
A. Tillman	2023	100,000	111,986	211,986
	2022	100,000	91,346	191,346
M. Zhang(6)	2023	100,000	111,986	211,986
	2022	100,000	131,328	231,328

Gates Industrial Corporation	A-12	2024 Directors’ Remuneration Report

Appendix A	Table of Contents
1.Represents director fees earned during the period. Directors who served on the Board for a portion of the financial year received a pro-rated amount of the annual cash retainer, which was $100,000 in 2022 and $100,000 in 2023.
2.Represents the value of the stock awards that vested during the period, which is based on the closing share price of the Company’s ordinary shares on the trading day prior to the vesting date. This value for the current period represents an aggregate depreciation in value of $36,014 since these awards were granted.
3.Mr. Eliasson was appointed to the Board effective October 24, 2022 and the amounts reported represent his pro-rated director fees for 2022.
4.Represents the annual cash retainer of $100,000 plus an additional $25,000 for Mr. Eliasson’s service as Chair of the Audit Committee.
5.Ms. Mains elected to defer $100,000 of the fees earned in cash in 2023, pursuant to the Supplemental Retirement Plan.
6.Ms. Mains and Dr. Zhang elected to defer all 7,931 shares that vested in 2023, respectively, pursuant to the Supplemental Retirement Plan.
7.The 2023 amount represents the annual cash retainer of $100,000 plus an additional $15,000 for Mr. Neely’s service as Chair of the Nominating and Governance Committee. Mr. Neely became Chair of the Nominating and Governance Committee effective October 26, 2022, and the 2022 amount represents the annual cash retainer of $100,000 plus an additional $1,841 for Mr. Neely’s service as Chair of the Nominating and Governance Committee in 2022 that was paid in 2023.
Outstanding Equity Awards for certain Non-Executive Directors at December 30, 2023
The following table provides information regarding outstanding equity awards held by the Non-Executive Directors as of December 30, 2023. Mr. Simpkins and Mr. Meisel did not hold any outstanding equity awards as of December 30, 2023.

		Option Awards
Name	Grant Date	Number of securities underlying unexercised options exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)

F. Eliasson	3/1/2023	—	—	—	9,567	128,389
J. Ireland	3/1/2023	—	—	—	9,567	128,389
S. Mains	3/1/2023	—	—	—	9,567	128,389
W. Neely	3/1/2023	—	—	—	9,567	128,389
A. Tillman	3/1/2023	—	—	—	9,567	128,389
M. Zhang	3/1/2023	—	—	—	9,567	128,389
1.Represents unvested time-based RSUs that vest on the first anniversary of the grant date.
2.Reflects the aggregate market value of the unvested RSUs, based on a price of $13.42 per ordinary share, which was the share price of the Company’s ordinary shares on December 29, 2023, the last trading day of the fiscal year.
2023 Option Exercises and Stock Vested for certain Non-Executive Directors
The table below sets forth certain information concerning each exercise of options and stock vesting events for the Non-Executive Directors during Fiscal 2023.

Name	Option Awards		Stock Awards
	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares or Units Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

F. Eliasson	—	—	11,563	128,002
J. Ireland	—	—	7,931	111,986
S. Mains(2)	—	—	—	—
W. Neely	—	—	7,931	111,986
A. Tillman	—	—	7,931	111,986
M. Zhang(3)	—	—	—	—
1.Based on the closing share price of the Company’s ordinary shares on the trading day prior to the vesting date.
2.Ms. Mains elected to defer all 7,931 shares that vested, pursuant to the Supplemental Retirement Plan.
3.Dr. Zhang elected to defer all 7,931 shares that vested, pursuant to the Supplemental Retirement Plan.

Gates Industrial Corporation	A-13	2024 Directors’ Remuneration Report

Appendix A	Table of Contents
Director Pension Scheme
No director who served during the year ended December 30, 2023 has any prospective entitlement to a defined benefit pension or a cash balance benefit arrangement (as defined in s.152, Finance Act 2004).
Scheme interests awarded during Fiscal 2023
Please refer to the following sub-headings in the “Notes to future policy table” section of the Directors’ Remuneration Policy (available in Appendix A to the Company’s 2022 proxy statement on Schedule 14A filed with the SEC on April 28, 2022 and available at www.sec.gov and on its website at http://investors.gates.com) for a description of the scheme interests granted to the Executive Director: (i) “Annual Plan”; (ii) “Discretionary Bonuses”; and (iii) “Long-Term Incentive”. In addition, please refer to the following sub-headings of this Directors’ Remuneration Report: (i) 2023 Grants of Plan-Based Awards; and (ii) 2023 Grants of Plan-Based Awards Table.
For Fiscal 2023, the annual compensation package for the Non-Executive Directors (excluding the Sponsor-affiliated Directors) consists partly of $135,000 in value of RSUs (payable annually and rounded down to the nearest whole share). RSUs vest in full on the first anniversary of the grant date. Please refer to the section entitled “2023 Option Exercises and Stock Vested for certain Non-Executive Directors” for further information.
Payments to Past Directors and Payments for Loss of Office
There were no payments made to past directors and no payments to directors for loss of office during Fiscal 2023.

Gates Industrial Corporation	A-14	2024 Directors’ Remuneration Report

Appendix A	Table of Contents

Director Shareholdings and Share Ownership Guidelines

The Company has adopted executive stock ownership guidelines for its Executive Director. As of December 30, 2023, the Executive Director was expected to own ordinary shares in the Company with a market value equal to at least six times his base salary. This target has been met. If the Executive Director falls below the threshold, he will be required to retain 50% of stock acquired through the exercise or vesting of equity awards made by the Company.
The Company has adopted share ownership guidelines for its Non-Executive, non-Sponsor affiliated Directors in order to better align its eligible directors’ financial interests with those of its shareholders. Each of the Non-Executive, non-Sponsor affiliated Directors is expected to own shares with a market value equal to five times his or her annual cash retainer, which represents an increase from the prior year. As of December 30, 2023, Mr. Ireland, Ms. Mains, Mr. Neely, and Dr. Zhang held shares in excess of this target. Given their recent appointments to the Board, the other Non-Executive, non-Sponsor affiliated directors have not yet met this goal. Any such director who does not meet the threshold is required to retain 50% of shares acquired through the exercise or vesting of equity awards made by the Company.
The table below sets out the number of vested shares held by the Executive Director and each Non-Executive Director as of December 30, 2023.

Name of Director	Number of shares held in Company as of December 30, 2023 (#)

Executive Director
I. Jurek	605,596
Non-Executive Directors
F. Eliasson	61,552
J. Ireland	38,687
S. Mains(1)	32,383
W. Neely	37,097
A. Tillman	15,061
M. Zhang(2)	28,928
Non-Executive Director; Sponsor-affiliated Director
N. Simpkins	—
S. Meisel	—
1.Includes 16,264 ordinary shares that are vested but deferred pursuant to the Supplemental Retirement Plan
2.Represents 28,928 ordinary shares that are vested but deferred pursuant to the Supplemental Retirement Plan .
Please also refer to the “Outstanding Equity Awards at December 30, 2023” and “Outstanding Equity Awards for certain Non-Executive Directors at December 30, 2023” sections above for information regarding outstanding equity awards held by the Executive Director and Non-Executive Directors as of December 30, 2023.

Gates Industrial Corporation	A-15	2024 Directors’ Remuneration Report

Appendix A	Table of Contents
Performance table and graph
Executive Director Remuneration

	2023	2022

Total remuneration	$9,705,341	$5,003,179
Annual bonus as a percentage of maximum(1)	76%	39%
Equity awards vested as a percentage of maximum(2)	79%	67%
1.The amount earned by the Executive Director under the Annual Plan equated to 152% attainment of the target performance. The Annual Plan has a maximum level of attainment of 200%; thus, for purposes of this calculation, this assumes a “maximum” level of performance of a 200% payout.
2.The equity awards that could have vested in the year were options, time-based restricted stock units, and performance-based restricted stock units. The 2022 equity awards vested as a percentage of maximum has been revised from the prior year presentation of 36%.
Performance Graph
The below graph shows the value, as of December 30, 2023, of $100 invested in Gates Industrial Corporation plc on December 29, 2018, compared with the value of $100 invested in each of the S&P Midcap 400 Capital Goods Industry Group index and the Russell 2500 index. The S&P Midcap 400 Capital Goods Industry Group index was selected as it is used by the Company as part of the long-term incentive program (one of the performance measures for PRSUs). The performance graph is based on historical results and is not intended to suggest future performance.
Total shareholder return
Source: S&P Capital IQ

Gates Industrial Corporation	A-16	2024 Directors’ Remuneration Report

Appendix A	Table of Contents

Percentage Change in Compensation of Executive Director Compared with Employees

The following table shows the percentage change in salary, all other benefits and annual bonus awards for the Directors and, as described further in note (1) to the table, the corporate employees (excluding the Executive Director) located in the Denver corporate office and the Denver area customer solutions center.

	Percentage change from 2022 to 2023			Percentage change from 2021 to 2022
	Salary/Fees %	All Other Benefits %	Annual Bonus %	Salary/Fees %	All Other Benefits %	Annual Bonus %

Employees(1)	5	(2)	195	5	9	(58)
Executive Directors(2)
I. Jurek	4	5	174	4	17	(54)
Non-Executive Directors(3)
F. Eliasson	—	—	—	n/a	n/a	n/a
J. Ireland	—	—	—	—	—	—
S. Mains	—	—	—	—	—	—
W. Neely	5	—	—	—	—	—
A. Tillman	—	—	—	—	—	—
M. Zhang	—	—	—	—	—	—
1.Due to the complexity of the Company’s global operations with employees in multiple countries with different currencies, costs of living and work cultures, the Company selected its corporate employees based in its Denver corporate office and its Denver area customer solutions center as the comparator group for the above table. This group of employees is considered an appropriate comparator, as they are compensated in accordance with U.S. customs and standards and participate in similar annual award and benefit programs as the Executive Director who is also based in Denver, Colorado. The percentage changes for salary, all other benefits and annual bonus for the corporate employees were determined by dividing the total annual salary in effect at the end of the year, all other benefits and annual bonus compensated during the year by the total number of corporate employees at the end of each financial year. All other benefits included, but were not limited to: gym reimbursements, tax services reimbursements, and parking reimbursements.
2.Percentage changes for the Executive Director were calculated based on the Single Figure Total Remuneration Table for Executive Director.
3.Mr. Eliasson was appointed to the Board effective on October 24, 2022 and received a cash retainer on a pro-rated basis. Mr. Neely was appointed to Chair of the Nominating and Governance Committee on October 26, 2022 and received a committee chair cash retainer on a pro-rated basis. Percentage changes for Non-Executive Directors have been calculated based on the fees paid in cash reflected in the Single Figure Total Remuneration Table for Non-Executive Directors, except for Mr. Eliasson and Mr. Neely, whose 2022 cash retainers were assumed to be on a full-year basis for the purpose of this table to ensure a like-for-like comparison.

Gates Industrial Corporation	A-17	2024 Directors’ Remuneration Report

Appendix A	Table of Contents

Executive Director (CEO) Pay Ratio

The following table sets forth the ratio of the Executive Director’s total compensation to the median, 25th and 75th percentile of total compensation of his full-time equivalent U.K.-based employees for Fiscal 2023, 2022, 2021, and 2020. The Executive Director (CEO) single figure used in the calculation of the ratios below reflects the single figure total remuneration (as disclosed in the Single Figure Total Remuneration Table for the Executive Director table above).

Financial Year	Method	25th percentile pay ratio	Median pay ratio	75th percentage pay ratio

2023	C	252 to 1	199 to 1	195 to 1
2022	C	112 to 1	92 to 1	91 to 1
2021	C	133 to 1	87 to 1	85 to 1
2020	C	77 to 1	61 to 1	60 to 1
The changes in the above pay ratios are attributable primarily to the change in the remuneration of the CEO, the reasons for which are set out under the Single Figure Total Remuneration Table for the Executive Director table above.
The calculation methodology used reflects Option C as defined under the relevant regulations. To determine the employees at the three quartiles for 2023, the Company reviewed and analyzed salary data for its permanent employees as of December 30, 2023. Given the variance in pay elements by employee, the Company opted for Method C and selected the annual base salary to identify the best equivalents for the U.K. employees, as base salary represents the single largest component of pay for the majority of employees across the business. The Company then excluded employees whose start dates were after Fiscal 2023 began, as they were not paid for the full year. Once the employees were identified, the Company included benefits and all other relevant compensation elements and converted to U.S. dollars using the Fiscal 2023 average exchange rate in order to provide a like comparison to that of the Executive Director. Each employee’s pay and benefits were calculated using each employee’s aggregated remuneration, consistent with the Executive Director’s aggregated remuneration. The Company did not make any adjustments or omit any components of pay.
The 2023, 2022, 2021, and 2020 salary and total remuneration for the 25th, 50th and 75th percentile of U.K. employees are as follows:

Financial Year	(dollars)	25th percentile	Median	75th percentile

2023	Salary	34,708	45,954	46,929
	Total remuneration	38,454	48,776	49,788
2022	Salary	42,747	51,493	51,756
	Total remuneration	44,704	54,645	54,864
2021	Salary	33,613	56,592	56,567
	Total remuneration	39,923	61,410	62,708
2020	Salary	36,707	46,876	47,184
	Total remuneration	39,226	49,929	50,959
As of December 31, 2023, the Company’s U.K. workforce is made up of approximately 670 employees, as compared to approximately 6,989 employees in North America and approximately 14,929 employees globally. The Executive Director works in North America and his compensation is benchmarked against companies in an industry peer group that are listed on the New York

Gates Industrial Corporation	A-18	2024 Directors’ Remuneration Report

Appendix A	Table of Contents
Stock Exchange or NASDAQ, as described under Role of the Peer Group below. With this perspective, the Company believes the median pay ratio for Fiscal 2023 is consistent with the pay, reward and progression policies for the Company’s U.K. employees taken as a whole.

Gates Industrial Corporation	A-19	2024 Directors’ Remuneration Report

Appendix A	Table of Contents

Relative Importance of Spend on Pay

The table below sets out the remuneration the Company paid to its employees and distributions made to its shareholders in Fiscal 2023 and Fiscal 2022.

(dollars in millions)	2023 financial year ($)	2022 financial year ($)

Employee remuneration	843.1	823.0
Dividends	—	—
Share buyback	250.0	174.7

Gates Industrial Corporation	A-20	2024 Directors’ Remuneration Report

Appendix A	Table of Contents

Statement of Implementation of Remuneration Policy in 2024

For the fiscal year ending December 28, 2024 (“Fiscal 2024”), the Compensation Committee intends to provide remuneration in accordance with the proposed Directors’ Remuneration Policy, as described below.
Executive Director
2024 Long-Term Incentive. In February 2024, the Compensation Committee recommended, and the Board approved, a new award (the “2024 LTI”) for Fiscal 2024 under the 2018 Omnibus Incentive Plan for the Company’s Executive Director. The 2024 LTI is comprised of 50% RSUs and 50% PRSUs. The RSUs will vest in equal annual installments on the first three anniversaries of the grant date, subject to the Executive Director’s continued employment through the vesting date. The PRSUs will vest upon completion of the three-year performance period and will be paid out after certification of results by the Compensation Committee. For 2024 PRSUs, the Board determined that the PRSUs shall provide that 75% of the award will vest if the Company achieves a certain level of Adjusted ROIC and the remaining 25% of the PRSUs will vest if the Company achieves certain Relative TSR goals, in each case, measured over a three-year performance period. The total number of PRSUs that vest at the end of the performance period will range from 0% to 200% of the target as determined by measuring actual performance over the performance period for Adjusted ROIC and Relative TSR against the performance goals based on a pre-established scale. The target total grant date value for the Executive Director’s award was approximately $5,700,361 under the 2024 LTI. The award was made based upon the Executive Director’s 2024 LTI target which was determined as a percentage of his 2024 base salary. The number of target PRSUs was calculated on the date of grant, March 4, 2024, based on that day’s closing price of Gates ordinary shares on the New York Stock Exchange.
The performance period applicable to the PRSUs began on December 31, 2023 and will end on January 2, 2027. The performance results will be measured against the specified three-year average of annual Adjusted ROIC and Relative TSR through the period. The target levels for the Adjusted ROIC measure of performance-based compensation have been omitted from the directors’ remuneration report as such targets are considered commercially sensitive. The target levels will be disclosed in the directors’ remuneration report after the completion of the applicable performance period.
2024 Annual Incentive. In February 2024, the Compensation Committee determined that for the annual bonus scheme for Fiscal 2024, Adjusted EBITDA (50%), Free Cash Flow (30%) and Revenue (20%) should be used as the financial performance measures (“Performance Measures”) with a maximum individual payout opportunity equal to 200% of target. The Compensation Committee determined that these Performance Measures are critical indicators of the Company’s performance for 2024 and, when combined, contribute to sustainable growth. The Compensation Committee set the minimum achievement threshold at 90% of the Performance Measures to achieve a 50% payout of the annual bonus and the target at 110% to achieve a 200% payout of the annual bonus; provided that threshold and maximum for Revenue are narrower than 90% and 110% to align with the associated Adjusted EBITDA levels. If achievement with respect to any Performance Measure falls between the threshold and target, or between the target and maximum, earned award amounts for that particular Performance Factor will be interpolated on a straight-line mathematical basis (and rounded to the nearest whole number). The Executive Director’s target bonus in 2024 is $1,781,363.
2024 Salary. In February 2024, the Compensation Committee increased the Executive Director’s base salary by 4%, to $1,187,575.
For additional information on the Company’s Long-Term Incentive, Annual Incentive and Base Salary, please see Elements of Compensation in the proxy statement.

Gates Industrial Corporation	A-21	2024 Directors’ Remuneration Report

Appendix A	Table of Contents
Non-Executive Directors
2024 Remuneration. The compensation program for the other Non-Executive Directors will remain the same in 2024 as it was in 2023, with an increase in the value of the annual equity award by $10,000 from the prior two fiscal years in order to better reflect the market. In October 2023, the Board approved an annual total compensation package of $245,000 for these Non-Executive Directors in 2023, which was allocated with approximately 41% as a cash retainer and 59% as an equity grant of RSUs vesting in one year. On March 4, 2024, the Board approved the 2024 annual equity grants for the Non-Executive Directors. The number of RSUs was calculated on that date, based on the closing price of Gates ordinary shares on the New York Stock Exchange. In addition, in 2023, the Board approved an increase to the annual cash retainers (payable in quarterly installments in arrears) for each of the chairs of the Compensation Committee and the Nominating and Governance Committee from $10,000 to $15,000. In February 2024, in lieu of an annual cash retainer for the chair of the Board, the Board approved an annual equity award for the Board chair of restricted stock or restricted stock units equal to $130,000 with one-year cliff vesting, where any fractional ordinary shares is rounded down. Prior to 2024, the Board chair was a Sponsor-affiliated director and thus did not receive this additional annual compensation.

Gates Industrial Corporation	A-22	2024 Directors’ Remuneration Report

Appendix A	Table of Contents

Consideration by the Directors of Matters Relating to Directors’ Compensation

The Compensation Committee provides assistance to the Board for oversight of the compensation program for the Executive Director. The Board has historically taken into account multiple factors, such as considering the responsibilities, performance, contributions and experience of the Executive Director and his compensation in relation to other employees and other roles. The Compensation Committee annually reviews the Executive Director’s performance, base salary, annual incentive target opportunity and outstanding long-term incentive awards and approves, or recommends to the Board for approval, any changes to the Executive Director’s compensation package in light of such review. The Executive Director does not participate in deliberations regarding his own compensation. The Compensation Committee held five meetings during 2023.
Pay recommendations for the Company’s executive officers, including the Executive Director, are typically made by the Compensation Committee in February after the Company reports its fourth quarter and year-end financial results for the preceding fiscal year (the “February meeting”). This timing allows the Compensation Committee to have a complete financial performance picture prior to making compensation decisions.
Compensation decisions with respect to prior year performance, as well as annual equity awards and target performance levels under the incentive plans for the current year, are typically made at this February meeting. Annual equity awards to the Company’s executive officers, including the Executive Director, are recommended by the Compensation Committee at this meeting and reviewed by the Board and, if approved by the Board, are dated on the date of such Board approval. An exception to this process is granted to executives who are promoted or hired from outside the Company during the year. These executives may receive compensation changes or equity grants effective or dated, as applicable, as of the date of their promotion, hiring date, or other Board approval date.
Compensation Consultant. The Compensation Committee retains an independent compensation consultant (the “Consultant”) to support the oversight and management of the Company’s executive compensation program. The Consultant has not provided the Company with services other than as described herein. The Compensation Committee retains sole authority to hire or terminate the Consultant, approve its compensation, determine the nature and scope of services, and evaluate performance. The Company selected Aon plc as the Consultant prior to its 2018 IPO and reviews the Consultant’s independence and engagement annually. A representative of the Consultant attends Compensation Committee meetings, as requested, and communicates with the Compensation Committee Chair between meetings. The Compensation Committee makes all final decisions. The Consultant’s specific roles include, but are not limited to:
•advising the Compensation Committee on executive compensation trends and regulatory developments;
•providing a total compensation study for executives, compared against the companies in the peer group and other market data, and recommendations for executive pay;
•working with the Compensation Committee to develop an appropriate peer group of comparable companies to serve as a reference point in executive compensation decision-making;
•providing advice to the Compensation Committee on governance best practices, as well as any other areas of concern or risk;
•providing advice to the Compensation Committee on executive compensation benefit programs;

Gates Industrial Corporation	A-23	2024 Directors’ Remuneration Report

Appendix A	Table of Contents
•serving as a resource to the Compensation Committee Chair for meeting agendas and supporting materials in advance of each meeting;
•reviewing and commenting on proxy disclosure items, including the compensation discussion and analysis;
•reviewing and commenting on the Compensation Committee’s annual compensation risk assessment;
•advising the Compensation Committee on management’s pay recommendations and determining Chief Executive Officer pay;
•reviewing and commenting on comprehensive tally sheets for the executive officer that encompass two years of all elements of their compensation as well as potential wealth accumulation and retention values; and
•from time to time, reviewing and providing compensation recommendations for non-employee directors.
The Company paid approximately $305,000 in aggregate to the Consultant and its affiliates for its work during Fiscal 2023. The Company did not pay any other fees to the Consultant or its affiliates.
The Compensation Committee has assessed the independence of the Consultant as required by SEC and NYSE rules. The Compensation Committee reviewed its relationship with the Consultant and considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act. Based on this review, the Compensation Committee concluded that the Consultant is independent and there are no conflicts of interest raised by the work performed by the Consultant.
Role of the Peer Group. The Compensation Committee, with the help of the Consultant, conducts an annual review and evaluation of executive and director compensation in comparison to an industry peer group. In establishing the industry peer group, the Compensation Committee targets approximately 15 to 20 companies based on the following selection criteria:
•publicly-traded companies within similar industries as Gates;
•peer companies used by the potential peer companies (peers of peers);
•peer companies used by proxy advisory firm Institutional Shareholder Services Inc. in 2022;
•companies with annual revenues of approximately 0.4x to 3x Gates’ annual revenues; and
•companies with market capitalization and enterprise values within a reasonable ranges of Gates’ values.
For Fiscal 2023 compensation decisions, the Compensation Committee selected the same companies used for Fiscal 2022 compensation decisions, with (1) the removal of one peer company due to the merger of two peer companies (Regal Beloit Corporation and Rexnord Corporation) into Regal Rexnord Corporation, which was retained in our peer group and (2) the replacement of one peer company, Colfax Corporation, which split into two companies (ESAB Corporation and Enovis Corporation) with ESAB Corporation included in the peer group. The full list of Fiscal 2023 peers is shown below.

AMETEK, Inc.	Graco Inc.	Regal Rexnord Corporation
Crane Holdings, Co.	IDEX Corporation	SPX Corporation
Donaldson Company, Inc.	Ingersoll Rand Inc.	The Timken Company
Dover Corporation	Lincoln Electric Holdings, Inc.	Xylem Inc
ESAB Corporation	Nordson Corporation
Flowserve Corporation	Pentair plc
At the time of the Compensation Committee’s approval, the average and median trailing twelve month revenues of the selected peers, at $3.8 billion and $3.5 billion, respectively, were consistent with the Company’s annual revenues. The Compensation Committee uses competitive compensation data from the annual total compensation study of peer companies as a reference point to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels. The Compensation Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader U.S. market. Instead, the Compensation Committee applies judgment and discretion in establishing

Gates Industrial Corporation	A-24	2024 Directors’ Remuneration Report

Appendix A	Table of Contents
targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.
For Fiscal 2024, the Compensation Committee, in consultation with the Consultant, reviewed the composition of the peer group and, using the same selection criteria, maintained the same peer group as used for Fiscal 2023 compensation decisions, with the addition of Franklin Electric Co., Inc.
Consideration of Shareholder Views
At the 2023 AGM, the shareholders approved the Company’s annual remuneration report (as required under the Companies Act) and the compensation of its named executive officers, which includes the Executive Director (on an advisory basis, pursuant to applicable SEC regulations). The voting results were as follows:
Resolution: To approve, on an advisory basis, named executive officer compensation:

Votes For (#)	% of Total	Votes Against (#)	% of Total	Votes Abstain (#)	% of Total

195,620,245	70.86%	75,598,869	27.38%	4,856,972	1.76%
Resolution: To approve, on an advisory basis, the Company’s directors’ remuneration report in accordance with the requirements of the Companies Act.

Votes For (#)	% of Total	Votes Against (#)	% of Total	Votes Abstain (#)	% of Total

200,754,693	72.72%	75,285,586	27.27%	35,807	0.01%
In light of the voting results on these resolutions and based on the Company’s compensation philosophy and objectives, the Compensation Committee is maintaining its overall compensation program for the Executive Director and the Non-Executive Directors, with certain modifications as described in the Company’s compensation discussion and analysis in the proxy statement.
The Directors’ Remuneration Report was approved by the Board and authorized for issue on April __, 2024. It was signed on its behalf by:

Ivo Jurek
Director and Chief Executive Officer

Gates Industrial Corporation	A-25	2024 Directors’ Remuneration Report

APPENDIX B
Form of Share Repurchase Contract

This Agreement is made on [●] between:
Gates Industrial Corporation plc (“Gates”)
1144 Fifteenth Street
Denver, CO 80202
Registered No. 10980824
and

(the “Counterparty”)

It is agreed that the Counterparty will purchase on a principal basis interests in ordinary shares of Gates, par value $0.01 per share (the “Ordinary Shares”), for subsequent sale and delivery to Gates under the terms of this Agreement as follows:
1.The Counterparty shall purchase Ordinary Shares within the facilities of The Depository Trust Company (the “DTC System”) up to the quantity and purchase price level advised from an authorized person at Gates in accordance with instructions in a form to be agreed to between Gates and the Counterparty, such authorized person(s) to be notified in writing to the Counterparty by Gates from time to time (each, an “Authorized Person”).
2.Unless otherwise instructed, Ordinary Shares will be purchased through the DTC System in accordance with all applicable laws and regulations, including (without limitation) in accordance with:
a.the volume limitations of Rules 10b-18(b)(4) and 10b-18(c)(2) of the Securities Exchange Act of 1934, as may be amended or superseded from time to time (the “Exchange Act”). The maximum value of Ordinary Shares, at acquisition cost, to be purchased under this program will be advised to the Counterparty by an Authorized Person from time to time following the execution of this Agreement;
b.the time of purchase limitations of Rules 10b-18(b)(2) and 10b-18(c)(1) of the Exchange Act;
c.the price of purchase limitations of Rule 10b-18(b)(3) of the Exchange Act; and
d.the manner of purchase limitations of Rule 10b-18(b)(1) of the Exchange Act.
3.Purchases may be made on any national securities exchange, electronic communication network (ECN), alternative trading system (ATS) or in over-the-counter (OTC) transactions.
4.Before purchases commence under this Agreement, Gates will have officially disclosed the repurchase program to the public to the extent required by applicable law, rule or regulation.
5.Gates represents that the purchases of Ordinary Shares by the Counterparty pursuant to the terms of this Agreement will not violate or contravene any legal, regulatory or contractual restriction applicable to Gates or the Ordinary Shares, including Section 10(b) and Rule 10b-5 of the Exchange Act.
6.Daily purchase information will be provided to Gates by phone or e-mail, and trade confirmations will be sent by e-mail or fax the following day.
7.Gates’ tax identification number is 98-1395184.
8.Purchases of Ordinary Shares, in accordance with the instructions contained herein, will commence on the date to be agreed upon by Gates and the Counterparty.
9.Notices for the attention of Gates shall be sent to:
Gates Industrial Corporation plc
1144 Fifteenth Street
Denver, CO 80202
Attention: Cristin C. Bracken, Chief Legal Officer and Corporate Secretary
Telephone: (303) 744-15346
Facsimile: [●]
Email: [●]
With a copy (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention: Edgar J. Lewandowski
Telephone: (212) 455-2000
Email: elewandowski@stblaw.com
Notices for the attention of the Counterparty shall be sent to the address notified in writing to Gates by the Counterparty.
10.The Counterparty shall (including, without limitation, by liaising with Computershare Trust Company, N.A. (or its successor or assign) as transfer agent and registrar of Gates (the “Transfer Agent”)) procure that any Ordinary Share to be sold by the Counterparty to Gates is transmitted or delivered by DWAC (Deposit/Withdrawal at Custodian) or similar means of transmission so that, on the transfer of the Ordinary Share to Gates, such Ordinary Share is withdrawn from the DTC System (in particular by removing any Ordinary Share deposited with the depositary of the DTC System, Cede & Co.) and Gates receives the Ordinary Share in record form (collectively, the “Gates Record Shares”).
11.In accordance with Paragraph 10, the Counterparty shall sell, and Gates shall purchase, such Gates Record Shares, and following such purchase and delivery, Gates shall be registered as the record holder of such Gates Record Shares, or such Gates Record Shares shall otherwise be cancelled. Gates shall be responsible for any United Kingdom stamp duty or stamp duty reserve tax that is due in respect of the purchase of the Gates Record Shares from the Counterparty.
12.The Counterparty shall deliver to the Transfer Agent any documents as may be necessary or as may be reasonably requested by the Transfer Agent to give effect to the purchase, delivery, registration or cancellation of any Gates Record Shares to Gates in accordance with the terms of this letter.
13.Gates will pay for any and all Gates Record Shares purchased by it in accordance with Paragraph 11 above by wiring funds to the bank account of the Counterparty or other designee by no later than the date of delivery of the Gates Record Shares. Any commission payable by Gates in respect of the delivery of the Gates Record Shares shall be agreed in writing from time to time between Gates and the Counterparty, and shall be paid to the Counterparty by Gates on delivery of the Gates Record Shares. The relevant bank account details of the Counterparty shall be provided to Gates by the Counterparty in writing from time to time.
14.The Counterparty and Gates each acknowledge and agree that:
a.Prior to an acquisition by Gates under Paragraph 11 hereof, Gates shall not acquire, nor have any legal or beneficial interest in, any Ordinary Share purchased by the Counterparty pursuant to this Agreement;
b.Nothing in this Agreement is or shall constitute a party acting as the agent of the other for any purpose. Neither party shall describe itself as an agent or in any way hold itself out as being an agent of the other; and
c.The Counterparty shall act as principal in respect of its acquisition of the Ordinary Shares and shall effect the purchases of shares hereunder in “riskless principal transactions” as defined in Rule 10b-18(a)(12) of the Exchange Act.
15.This Agreement constitutes the entire agreement between Gates and the Counterparty and supersedes any prior agreements or understandings regarding this Agreement.
16.This Agreement may be signed in counterparts, each of which will be an original.
17.This Agreement will be governed by and construed in accordance with the internal laws of the State of New York

Gates Industrial Corporation plc	Counterparty
By:	By:
Name:	Name:
Title:	Title:

Gates Industrial Corporation	B-1	2024 Share Repurchase Contract

APPENDIX C
Rule 10b5-1 Repurchase Plan

Rule 10b5-1 Repurchase Plan, dated [●], 20[●] (the “Repurchase Plan”), between Gates Industrial Corporation plc (the “Corporation”) and [●] (the “Counterparty”). Capitalized terms used and not otherwise defined in the body of this Repurchase Plan shall have the meaning given to such terms in Exhibit A hereto, which is incorporated herein and made part of this Repurchase Plan.
WHEREAS, the Corporation desires to establish this Repurchase Plan to purchase its Ordinary Shares, par value $0.01 per share (the “Ordinary Shares”); and
WHEREAS, the Corporation desires to purchase Ordinary Shares from the Counterparty in accordance with this Repurchase Plan.
NOW, THEREFORE, the Corporation and the Counterparty hereby agree as follows:
1.Prior to the commencement of transactions contemplated by this repurchase plan the parties shall agree in writing in a form substantially as set forth on Exhibit A hereto certain terms in respect of the proposed repurchase.
2.During the Trading Period, the Counterparty shall purchase as principal Ordinary Shares within the facilities of The Depository Trust Company (the “DTC System”) having a maximum aggregate value of no more than the Total Repurchase Amount. On each day during the Trading Period (each, a “Trading Day”) on which the New York Stock Exchange (the “Exchange”) is open for trading, the Counterparty shall purchase that number of Ordinary Shares having an aggregate value of up to the Maximum Amount, plus or minus up to US$1,000, using its reasonable efforts to purchase such Ordinary Shares at a price equal to the volume weighted average price for such Trading Day’s trading session and otherwise in accordance with instructions in a form to be agreed to between the Corporation and the Counterparty. Notwithstanding the foregoing, the Counterparty shall not purchase any Ordinary Shares at a price exceeding the Limit Price.
3.The Counterparty shall (including without limitation, by liaising with Computershare Trust Company, N.A. (or its successor or assign) as transfer agent and registrar of the Corporation (the “Transfer Agent”)) procure that any Ordinary Share to be sold by the Counterparty to the Corporation is transmitted or delivered by DWAC (Deposit/Withdrawal at Custodian) or similar means of transmission so that, on the transfer of the Ordinary Share to the Corporation, such Ordinary Share is withdrawn from the DTC System (in particular by removing any Ordinary Share deposited with the nominee of the DTC System, Cede & Co.) and the Corporation receives the Ordinary Share in record form (collectively, the “Record Shares”).
4.In accordance with Paragraph 3, the Counterparty shall sell, and the Corporation shall purchase all such Record Shares, and following such purchase and delivery, the Corporation shall be registered as the record holder of such Record Shares or such Record Shares shall otherwise be cancelled. The Corporation shall be responsible for any United Kingdom stamp duty or stamp duty reserve tax that is due in respect of the purchase of the Record Shares from the Counterparty. The Counterparty shall deliver to the Transfer Agent any documents as may be necessary or as may be reasonably requested by the Transfer Agent to give effect to the purchase, delivery, registration or cancellation of any Record Shares to the Corporation in accordance with the terms of this Repurchase Plan.
5.The Corporation will pay for any Record Shares purchased by it in accordance with Paragraph 4 above by wiring funds to the bank account of the Counterparty or other designee by no later than the date of delivery of the Record Shares. Any commission payable by the Corporation in respect of the delivery of the Record Shares shall be set forth on Exhibit A, and shall be paid to the Counterparty by the Corporation on delivery of the Record Shares. The relevant bank account details of the Counterparty or its designee shall be provided to the Corporation by the Counterparty in writing from time to time.
6.The Repurchase Plan shall terminate upon the earliest of:
6.1    the repurchase of the Total Repurchase Amount contemplated by the Repurchase Plan, as set forth in Paragraph 2;
6.2    the close of business on the last day of the Trading Period;

Gates Industrial Corporation	C-1	2024 Rule 10b5-1 Repurchase Plan

Appendix C	Table of Contents
6.3    the close of business on the second business day following the date of receipt by the Counterparty of notice of early termination, delivered by the Corporation by fax to [●], attention: [●] or by e-mail to [●];
6.4    the commencement of any voluntary or involuntary case or other proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or similar law or seeking the appointment of a trustee, receiver or other similar official, or the taking of any corporate action by the Corporation to authorize or commence any of the foregoing; and
6.5    the public announcement of a tender or exchange offer for the Ordinary Shares or of a merger, acquisition, recapitalization or other similar business combination or transaction as a result of which the Ordinary Shares would be exchanged for or converted into cash, securities or other property.
7.The Counterparty shall comply with the requirements of paragraphs (b)(2), (b)(3) and (b)(4) of Rule 10b-18 under the Securities Exchange Act of 1934, as may be amended or superseded from time to time (the “Exchange Act”) in connection with purchases of the Ordinary Shares in the open market pursuant to this Repurchase Plan. The Corporation agrees not to take any action that would cause purchases not to comply with Rule 10b-18, Rule 10b5-1 or Regulation M under the Exchange Act.
8.The Corporation confirms that, on the date hereof that (a) it is not aware of material, non-public information with respect to the Corporation or the Ordinary Shares, (b) it is entering into this Repurchase Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act or other applicable securities laws, and it agrees to act in good faith with respect to the Repurchase Plan (c) it understands the proscriptions of Rule 10b5-1 in respect of offsetting and hedging transactions, (d) it will not disclose to any persons at the Counterparty effecting purchases under the Repurchase Plan any information regarding the Corporation that might influence the execution of the Repurchase Plan and (e) it will inform the Counterparty as soon as possible of any subsequent legal or contractual restrictions affecting the execution of the Repurchase Plan by the Counterparty or by the Corporation and of the occurrence of any event that would cause the Repurchase Plan to end or be suspended as contemplated in Paragraph 6.
9.If the Counterparty must suspend purchases of Ordinary Shares under this Repurchase Plan on a particular day for any of the following reasons:
9.1    a day specified by the Repurchase Plan is not a day on which the Ordinary Shares trade regular way on the Exchange;
9.2    trading of the Ordinary Shares on the Exchange is suspended for any reason; or
9.3    the Counterparty cannot effect a purchase of Ordinary Shares due to legal, regulatory or contractual restrictions applicable to it or to the Corporation (including without limitation, Regulation M, Rule 10b-5 or Rule 10b-18).
If purchases have been so suspended, the Counterparty will resume purchases in accordance with this Repurchase Plan on the next day specified in the Repurchase Plan after the condition causing the suspension of purchases has been resolved.
10.It is the intent of the Corporation and the Counterparty that this Repurchase Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) and Rule 10b-18 under the Exchange Act, and this Repurchase Plan shall be interpreted to comply with the requirements thereof.
11.The Repurchase Plan may be signed in counterparts, each of which will be an original.
12.The Repurchase Plan and any attachment together constitute the entire agreement between the Corporation and the Counterparty and supersede any prior agreements or understandings regarding the Repurchase Plan.
13.All notices given by the parties under this Repurchase Plan will be as follows:
13.1    If to the Counterparty:
[Name]
[Address]
Attention: [●]
Telephone: [●]
Facsimile: [●]
Email: [●]

Gates Industrial Corporation	C-2	2024 Rule 10b5-1 Repurchase Plan

Appendix C	Table of Contents
13.2    If to the Corporation:
Gates Industrial Corporation plc
1144 Fifteenth Street
Denver, CO 80202
Attention: Cristin C. Bracken, Chief Legal Officer and Corporate Secretary
Telephone: (303) 744-5346
Email: Cristin.Bracken@gates.com
With a copy (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention: Edgar J. Lewandowski
Telephone: (212) 455-2000
Email: elewandowski@stblaw.com
14.The number of Ordinary Shares, together with other share amounts and prices, if applicable, as set forth in Paragraph 2 shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Ordinary Shares or any change in capitalization with respect to the Corporation that occurs during the term of this Repurchase Plan.
15.Except as otherwise set forth in this Repurchase Plan, the Corporation acknowledges and agrees that it does not have authority, influence or control over any purchase executed by the Counterparty pursuant to this Repurchase Plan, and the Corporation will not attempt to exercise any authority, influence or control over such purchases. The Counterparty agrees not to seek advice from the Corporation with respect to the manner in which it executes purchases under this Repurchase Plan.
16.The Counterparty and the Corporation each acknowledge and agree that:
16.1    prior to an acquisition by the Corporation pursuant to Paragraph 4, the Corporation shall not acquire, nor have any legal or beneficial interest in, any Ordinary Shares purchased by the Counterparty pursuant to this Repurchase Plan;
16.2    nothing in this Repurchase Plan is or shall constitute a party acting as the agent of the other for any purpose. Neither party shall describe itself as an agent or in any way hold itself out as being an agent of the other; and
16.3    the Counterparty shall act as principal in respect of its acquisition of Ordinary Shares and shall effect purchases of Ordinary Shares hereunder in “riskless principal transactions” as defined in Rule 10b-18(a)(12) of the Exchange Act.
17.This Repurchase Plan constitutes the entire agreement between the Corporation and the Counterparty and supersedes any prior agreements or understandings regarding this Repurchase Plan.
18.This Repurchase Plan may be signed in counterparts, each of which will be an original.
19.This Repurchase Plan will be governed by and construed in accordance with the internal laws of the State of New York.
IN WITNESS WHEREOF, the parties hereto have executed this Repurchase Plan as of the date first written above.
Gates Industrial Corporation plc
By:
Name:
Title:
Acknowledged and Agreed:
[Counterparty]
By:
Name:
Title:

Gates Industrial Corporation	C-3	2024 Rule 10b5-1 Repurchase Plan

Appendix C	Table of Contents
Exhibit A
The Counterparty and the Corporation shall hereby agree that the following terms shall have the following meanings:
“Limit Price” shall mean a per share price of US$[●].
“Maximum Amount” is the maximum purchase amount in a single trading day and shall mean US$[●].
“Trading Period” shall mean the period commencing on and terminating at close of business on [●].
“Total Repurchase Amount” is the maximum aggregate purchase amount in the Trading Period and shall mean US$[●].
Commission paid under this Repurchase Plan shall equal US$[●] per Record Share sold to the Corporation.

Gates Industrial Corporation	C-4	2024 Rule 10b5-1 Repurchase Plan

PRELIMINARY COPY - SUBJECT TO COMPLETION UNDER RULE 14A-6

SCAN TO
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GATES INDUSTRIAL CORP PLC
1144 FIFTEENTH ST.
SUITE 1400
DENVER, CO 80202

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 19, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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GATES INDUSTRIAL CORP PLC

Board of Directors recommends a vote FOR each of the nominees listed in proposal 1 and FOR each of proposals 2 through 9.

1. Election of Directors:

Nominees:	**For**	**Against**	**Abstain**
1a. Fredrik Eliasson	☐	☐	☐
1b. James W. Ireland, III	☐	☐	☐
1c. Ivo Jurek	☐	☐	☐
1d. Stephanie K. Mains	☐	☐	☐
1e. Seth A. Meisel	☐	☐	☐
1f. Wilson S. Neely	☐	☐	☐
1g. Neil P. Simpkins	☐	☐	☐
1h. Alicia L. Tillman	☐	☐	☐
1i. Molly P. Zhang	☐	☐	☐
2. To approve, on an advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐

To ATTEND the virtual Annual General Meeting, please visit www.virtualshareholdermeeting.com/GTES2024. There will be no physical meeting location.

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title. Corporations should provide the full name of the corporation and title of the authorized officer signing the proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date